Exhibit (1)

SECURITIES REGISTRATION STATEMENT

June 10, 2009

SENSHU IKEDA HOLDINGS, INC.

THIS ENGLISH TRANSLATION OF THE SECURITIES REGISTRATION STATEMENT HAS BEEN PREPARED SOLELY FOR THE CONVENIENCE OF NON-JAPANESE SPEAKING SHAREHOLDERS OF THE BANK OF IKEDA, LTD. AND THE SENSHU BANK, LTD.  WHILE THIS ENGLISH TRANSLATION IS BELIEVED TO BE GENERALLY ACCURATE, IT IS SUBJECT TO, AND QUALIFIED BY, IN ITS ENTIRETY, THE OFFICIAL JAPANESE-LANGUAGE ORIGINAL FILED WITH THE DIRECTOR-GENERAL OF THE KINKI LOCAL FINANCE BUREAU.  SUCH JAPANESE-LANGUAGE ORIGINAL SHALL BE THE CONTROLLING DOCUMENT FOR ALL PURPOSES.

This share transfer involves the securities of foreign companies.  The share transfer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in this document were prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and all of its officers and directors are residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

SECURITIES REGISTRATION STATEMENT

COMMON STOCK

【Filing document】	Securities Registration Statement (the “Registration Statement”)

【Filed with】	The Director-General of the Kinki Local Finance Bureau of the Ministry of Finance Japan

【Filing date】	June 10, 2009

【Filing person】
【Name of filing person】	Kabushiki Kaisha Ikeda Senshu Holdings

【Name of filing person (English)】	Senshu Ikeda Holdings, Inc.

【Name and title of representatives】	Norimasa Yoshida, Representative Director and Chairman
Moritaka Hattori, Representative Director, President and CEO

【Location of headquarters】	18-14 Chayamachi, Kita-ku, Osaka City, Osaka Prefecture (Osaka Umeda Ikegin Building)

【Telephone number】	N/A

【Person to contact】	The Bank of Ikeda, Ltd.
Nobuaki Nanchi, Executive Officer and General Manager of Corporate Planning Division
The Senshu Bank, Ltd.
Akira Tahara, General Manager of Management Planning Division

【Contact address】	The Bank of Ikeda, Ltd.
The Bank of Ikeda, Ltd., Corporate Planning Division, 2-1-11, Jonan, Ikeda, Osaka
The Senshu Bank, Ltd.
The Senshu Bank, Ltd., Management Planning Division, 26-15, Miyamoto-cho, Kishiwada, Osaka

【Telephone number】	The Bank of Ikeda, Ltd.
+81-72-751-3521
The Senshu Bank, Ltd.
+81-72-423-2131

【Person to contact】	The Bank of Ikeda, Ltd.
Nobuaki Nanchi, Executive Officer and General Manager of Corporate Planning Division
The Senshu Bank, Ltd.
Akira Tahara, General Manager of Management Planning Division

【Type of offered securities subject to registration】	Common Stock

【Amount of offering subject to registration】	93,901,854,278 Japanese yen

(Note)
Because the subscription amount has not been determined as of the filing date of the Securities Registration Statement, the above number is calculated by deducting the aggregate sum of the share capital (book value) of first-class and second-class preferred stock of The Bank of Ikeda, Ltd. (“The Bank of Ikeda”) as of March 31, 2009 (55,000,000,000 Japanese yen) the aggregate sum of the share capital (book value) of The Bank of Ikeda, and The Senshu Bank, Ltd. (“The Senshu Bank”) as

of March 31, 2009 (148,901,854,278 Japanese yen).

【Location at which a copy of the Securities Registration statement is available to the public】	N/A

PREFERRED STOCK

【Filing document】	Securities Registration Statement (the “Registration Statement”)

【Filed with】	The Director-General of the Kinki Local Finance Bureau of the Ministry of Finance Japan

【Filing date】	June 10, 2009

【Filing person】

【Name of filing person】	Kabushiki Kaisha Ikeda Senshu Holdings

【Name of filing person (English)】	Senshu Ikeda Holdings, Inc.

【Name and title of representatives】	Norimasa Yoshida, Representative Director and Chairman
Moritaka Hattori, Representative Director, President and CEO

【Location of headquarters】	18-14 Chayamachi, Kita-ku, Osaka City, Osaka Prefecture (Osaka Umeda Ikegin Building)

【Telephone number】	N/A

【Person to contact】	The Bank of Ikeda, Ltd.
Nobuaki Nanchi, Executive Officer and General Manager of Corporate Planning Division
The Senshu Bank, Ltd.
Akira Tahara, General Manager of Management Planning Division

【Contact address】	The Bank of Ikeda, Ltd.
The Bank of Ikeda, Ltd., Corporate Planning Division, 2-1-11, Jonan, Ikeda, Osaka
The Senshu Bank, Ltd.
The Senshu Bank, Ltd., Management Planning Division, 26-15, Miyamoto-cho, Kishiwada, Osaka

【Telephone number】	The Bank of Ikeda, Ltd.
+81-72-751-3521
The Senshu Bank, Ltd.
+81-72-423-2131

【Person to contact】	The Bank of Ikeda, Ltd.
Nobuaki Nanchi, Executive Officer and General Manager of Corporate Planning Division
The Senshu Bank, Ltd.
Akira Tahara, General Manager of Management Planning Division

【Type of offered securities subject to registration】	First-Class Preferred Stock Second-Class Preferred Stock

【Amount of offering subject to registration】	55,000,000,000 Japanese yen

(Note)
Because the subscription amount has not been determined as of the filing date of the Securities Registration Statement, the above number is the aggregate sum of the issue price (book value) of the first-class preferred stock and second-class preferred stock of The Bank of Ikeda as of March 31, 2009.

【Matter related to stabilization】	N/A

【Location at which a copy of the Securities Registration statement is available to the public】	N/A

Part I.	Securities Information

COMMON STOCK

I.	Offering Conditions

1.	【Newly-Issued Shares】

Class of Shares	Number of Shares Issued	Details
Common Stock	940,231,599 shares (Notes 1, 2 and 3)
Voting rights are attached to all of the shares and none of the shares are subject to restrictions in respect of rights to claim distributions of surplus or other rights.  Standard shares to be issued by Senshu Ikeda Holdings, Inc.

Shares of common stock are book-entry shares, and each trading unit consists of 100 shares (Notes 4 and 5).

(Note 1)
“Number of Shares Issued” above is calculated based on (i) the total number of issued and outstanding shares of common stock of The Bank of Ikeda (25,927,437 shares) and (ii) the total number of issued and outstanding shares of common stock of The Senshu Bank (460,574,015 shares) as of March 31, 2009.  The number of shares of common stock to be issued by Senshu Ikeda Holdings, Inc. (“Senshu Ikeda Holdings”) represents the sum of (i) the number set forth above and (ii) the number of shares calculated by multiplying the shares of common stock of The Senshu Bank that are issued to shareholders for the period between April 1, 2009 and August 1, 2009 in exchange for The Senshu Bank’s Series 1 Preferred Stock (fractional shares shall be truncated and disregarded) by one.  The number of shares of common stock to be issued by Senshu Ikeda Holdings is subject to change if The Bank of Ikeda or The Senshu Bank cancel any of their respective treasury shares, or if the stock acquisition rights attached to The Bank of Ikeda’s bonds with stock acquisition rights are exercised, before Senshu Ikeda Holdings is established.

(Note 2)
Shares of common stock are scheduled to be issued by Senshu Ikeda Holdings in accordance with the share transfer (the “Share Transfer”) to be conducted by The Bank of Ikeda and The Senshu Bank, conditional upon authorization from the Commissioner of the Financial Services Agency of Japan and pursuant to (i) the resolutions (pertaining to approval of the plan for the Share Transfer (the “Share Transfer Plan”) and the proposal to the respective general meetings of shareholders) of the respective Boards of Directors of The Bank of Ikeda and The Senshu Bank at the meetings held on May 25, 2009; (ii) the special resolutions (pertaining to approval of the Share Transfer Plan) at the respective general meetings of shareholders of The Bank of Ikeda and The Senshu Bank to be held on June 26, 2009; and (iii) the special resolutions (pertaining to the approval of the Share Transfer Plan) at (x) the meeting of class shareholders consisting of shareholders of common stock of The Ikeda Bank (“The Bank of Ikeda Common Stock Shareholders’ Meeting”) to be held on June 26, 2009, (y) the meeting of class shareholders consisting of shareholders of first-class preferred stock of The Bank of Ikeda (“The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting”), and (z) the meeting of class shareholders consisting of shareholders of second-class preferred stock of The Bank of Ikeda (“The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting”).

(Note 3)	The Bank of Ikeda and The Senshu Bank will apply to list the shares of common stock of Senshu Ikeda Holdings on the Tokyo Stock Exchange Group, Inc. (the “Tokyo Stock

Stock Exchange”) and the Osaka Securities Exchange Co., Ltd. (the “Osaka Securities Exchange”).

(Note 4)
In addition to the newly-issued shares of common stock, Senshu Ikeda Holdings has established provisions in its Articles of Incorporation concerning first-class preferred stock and second-class preferred stock.  Detailed information pertaining to such first-class preferred stock and second-class preferred stock is set forth in Note 5 of “b. Number of issued and outstanding shares” of “(1) Total Number of Shares” of “1. Stock Information” of “IV. Description of Senshu Ikeda Holdings” in “Part III. Corporate Information”.

(Note 5)	The name and address of the book-entry transfer institution are as follows:

Name:	Japan Securities Depository Center, Inc. (“JASDEC”)

Address:	2-1-1 Nihonbashi-Kayaba-Cho, Chuo-ku, 103-0025 Tokyo, Japan

2.	【Method of Offering】

Offering shall be made through the Share Transfer.  (Notes 1 and 2)

(Note 1)
Common stock of Senshu Ikeda Holdings will be issued to the shareholders of The Bank of Ikeda and The Senshu Bank who are listed or recorded on the respective final shareholders’ registers on the day immediately preceding the date of incorporation of Senshu Ikeda Holdings.  Senshu Ikeda Holdings will allocate and deliver 18.5 shares of its common stock in exchange for one share of common stock of The Bank of Ikeda and one share of its common stock in exchange for one share of common stock of The Senshu Bank.

Because new shares of common stock are being issued by Senshu Ikeda Holdings as part of an organizational restructuring, there is no issue price.  However, the amount after deducting the aggregate sum (book value) of the issued shares of first-class and second-class preferred stock as of March 31, 2009 (55 billion Japanese yen) from the aggregate sum of the respective amounts of share capital (book value) of The Bank of Ikeda and The Senshu Bank as of March 31, 2009 (148.9 billion Japanese yen) is 93.9 billion Japanese yen.

(Note 2)
Senshu Ikeda Holdings is scheduled to apply to list the common stock described above in “1. Newly-Issued Shares” on the Tokyo Stock Exchange and the Osaka Securities Exchange.  The common stock of Senshu Ikeda Holdings is expected to be listed on the First Section of the Tokyo Stock Exchange and the First Section of the Osaka Securities Exchange from October 1, 2009.

Senshu Ikeda Holdings will apply to list its common stock on the First Section of the Tokyo Stock Exchange pursuant to procedures set forth in Rule 201(2) of the Securities Listing Regulations of the Tokyo Stock Exchange (the “Tokyo Stock Exchange Listing Regulations”), and the shares of Senshu Ikeda Holdings are expected to be listed on the Tokyo Stock Exchange through a ‘technical listing’ (Rules 2(73) and 208 of the Tokyo Stock Exchange Listing Regulations).  Technical listing is a system by which, when a listed company is dissolved by merging with an unlisted company or becomes a wholly-owned subsidiary of an unlisted company through a share exchange or share transfer, the shares and other securities which are issued by such unlisted company may be promptly listed following confirmation of compliance with the liquidity criteria stipulated in the Tokyo Stock Exchange Listing Regulations and other requirements; provided, however, that only those companies which have made a listing application within 6 months from the effective date of the relevant transaction are eligible (Regulation 216(1) of the Enforcement Regulations of the Tokyo Stock Exchange Listing Regulations).

The application to list the common stock of Senshu Ikeda Holdings on the Osaka Securities Exchange will be conducted in accordance with Rule 2(2) of the Securities Listing Regulations of the Osaka Securities Exchange (the “Osaka Securities Exchange Listing Regulations”), and the shares of Senshu Ikeda Holdings are expected to be listed on the Osaka Securities Exchange through a ‘technical listing’, as stipulated in Rule 2(2).

Technical listing is a system by which, when a listed company is dissolved by merging with an unlisted company or becomes a wholly-owned subsidiary of an unlisted company through a share exchange or share transfer, the shares and other securities which are issued by such unlisted company may be promptly listed following confirmation of compliance with the liquidity criteria stipulated in the delisting standards of the Osaka Securities Exchange ; provided, however, that only those companies which have made a listing application within 6 months from the effective date of the relevant transaction are eligible (Regulation 4(3) of the Listing Criteria of the Osaka Securities Exchange).

3.	【Conditions of Offering】

(1)	Tender Method

a.	Offering through bid

N/A

b.	Offering through method other than bid

N/A

(2)	Bookbuilding Method

N/A

a.	Location at which applications will be handled

N/A

b.	Location at which subscription will be handled

N/A

4.	【Underwriting of Shares】

N/A

5.	【Use of Proceeds from Issuance of New Shares】

(1)	Amount of Proceeds from Issuance of New Shares

N/A

(2)	Use of Proceeds

N/A

II.	Conditions of Sale

N/A

III.	Miscellaneous

N/A

PREFERRED STOCK

I.	Offering Conditions

1.	【Newly-Issued Shares】

Class of Shares	Number of Shares Issued	Details
First-Class Preferred Stock	111,000,000 shares (Notes 1 and 2)	(Note 3)
Second-Class Preferred Stock	115,625,000 shares (Notes 1 and 2)	(Note 3)

(Note 1)
“Number of Shares Issued” above has been calculated based on the total number of issued and outstanding shares of first-class preferred stock of The Bank of Ikeda and the total number of issued and outstanding shares of second-class preferred stock of The Bank of Ikeda as of March 31, 2009.  The number of new shares to be issued by Senshu Ikeda Holdings is subject to change.

(Note 2)
The shares of first-class preferred stock and second-class preferred stock are scheduled to be issued by Senshu Ikeda Holdings in accordance with the Share Transfer to be conducted by The Bank of Ikeda and The Senshu Bank, conditional upon approval of the Commissioner of the Financial Services Agency of Japan and pursuant to (i) the resolutions (pertaining to approval of the Share Transfer Plan and the proposal of a resolution regarding the Share Transfer Plan at the respective general meetings of shareholders) of the respective Boards of Directors of The Bank of Ikeda and The Senshu Bank at the meetings held on May 25, 2009; (ii) the special resolutions (pertaining to approval of the Share Transfer Plan) at the respective general meetings of shareholders of The Bank of Ikeda and The Senshu Bank to be held on June 26, 2009; and the special resolutions (pertaining to the approval of the Share Transfer Plan) at (x) The Bank of Ikeda Common Stock Shareholders’ Meeting, (y) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009, and (z) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009.

(Note 3)	The details of the provisions in the Articles of Incorporation of Senshu Ikeda Holdings pertaining to first-class preferred stock and second-class preferred stock are as follows:

(1)	Preferred dividend

a.
When declaring a year-end dividend, Senshu Ikeda Holdings shall distribute retained earnings, in the following cash amount (the “Preferred Dividend”), to the shareholders who hold preferred stock (the “Preferred Shareholders”) or the registered pledgees of preferred stock (the “Preferred Registered Pledgees”), before distributing such retained earnings to shareholders who hold common stock (the “Common Shareholders”) or to registered pledgees of common stock (the “Common Registered Pledgees”).

First-Class Preferred Stock:	Per share amount calculated by dividing 196 Japanese yen by 18.5

Second-Class Preferred Stock:
Per share amount calculated by dividing 204 Japanese yen by 18.5 (with respect to the Preferred Dividend with March 31, 2010 as a record date, the amount (per share) shall be calculated by dividing 204.5 Japanese yen by 18.5)

b.	Non-cumulative condition

In the event that the amount of distribution of retained earnings to Preferred Shareholders or Preferred Registered Pledgees does not reach the amount of the

Preferred Dividend in a certain fiscal year, such deficit amount shall not be cumulated to the next fiscal year or later.

c.	Non-participation condition

Senshu Ikeda Holdings shall not pay a dividend in excess of the Preferred Dividend to the Preferred Shareholders or Preferred Registered Pledgees; provided, however, this shall not apply to the distribution of retained earnings which will be conducted in the process of (i) Senshu Ikeda Holdings’ absorption-type split (kyushu bunkatsu) as defined in Article 758, Item 8-b or Article 760, Item 7-b of the Company Law of Japan (the “Company Law”), or (ii) Senshu Ikeda Holdings’ incorporation-type split (shinsetsu bunkatsu) as defined in Article 763, Item 12-b or Article 765, Paragraph 1, Item 8-b of the Company Law.

(2)	Distribution of residual assets

a.
When distributing residual assets, Senshu Ikeda Holdings shall distribute the following cash amount to the Preferred Shareholders or the Preferred Registered Pledgees before distributing such residual assets to the Common Shareholders or the Common Registered Pledgees.

First-Class Preferred Stock:	Per share amount calculated by dividing 5,000 Japanese yen by 18.5

Second-Class Preferred Stock:	Per share amount calculated by dividing 4,000 Japanese yen by 18.5

b.	Senshu Ikeda Holdings shall not distribute residual assets to the Preferred Shareholders or Preferred Registered Pledgees other than the distributions set forth in the previous paragraph.

(3)	Voting rights

Unless otherwise provided for by laws and regulations, the Preferred Shareholders shall not have voting rights at a general meeting of shareholders; provided, however, the Preferred Shareholders who hold first-class preferred stock shall have voting rights from the date of establishment of Senshu Ikeda Holdings until the resolution to receive the Preferred Dividend for first-class preferred stock is passed.  However, the Preferred Shareholders shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if a resolution to pay the Preferred Dividend is not placed on the agenda for the meeting or (ii) from the closing of the ordinary general meeting of shareholders if such resolution is not passed at the meeting, until the resolution to receive the Preferred Dividend is passed.

(4)	Combination or split of preferred stock, and rights to receive an allocation of offered shares

a.	Unless otherwise provided for by laws and regulations, Senshu Ikeda Holdings shall not combine or split the Preferred Stock.

b.	Senshu Ikeda Holdings shall not grant the Preferred Shareholders rights to receive any allocation of (i) offered shares or (ii) offered stock acquisition rights.

c.	Senshu Ikeda Holdings shall not conduct a gratis allocation of shares or stock acquisition rights to the Preferred Shareholders.

(5)	Acquisition clause

a.
On or after April 1, 2013 and as of a certain date after the issuance of first-class preferred stock to be determined by a resolution of the meeting of the Board of Directors (the “Acquisition Date of First-Class Preferred Stock”), Senshu Ikeda Holdings may acquire all or some of the first-class preferred stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of first-class preferred stock by the number of days from the first day of the fiscal year (including the first day) in which the Acquisition Date of First-Class Preferred Stock occurs until one day prior to the Acquisition Date of First-Class Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) and (ii) the amount which is calculated by dividing 5,000 yen by 18.5 per share of first-class preferred stock.

b.
On or after April 1, 2014 and as of a certain date after the issuance of second-class preferred stock to be determined by the resolution of the meeting of the Board of Directors (the “Acquisition Date of Second-Class Preferred Stock”), Senshu Ikeda Holdings may acquire all or part of the second-class preferred stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of second-class preferred stock by the number of days from the first day of the fiscal year (including the first day) in which the Acquisition Date of Second-Class Preferred Stock occurs until one day prior to the Acquisition Date of Second-Class Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) add (ii) the amount which is calculated by dividing 4,000 yen by 18.5 per share of second-class preferred stock.

c.	In case of a partial acquisition, the shares shall be purchased on a pro-rata basis or by lottery.

(6)	Priority

Order of payment of the Preferred Dividend and residual assets shall be pari passu among each class of Preferred Stock

(7)	Number of shares constituting a trading unit

100 shares

(8)	Provisions of Articles of Incorporation prescribed by Article 322, Paragraph 2 of the Company Law.

N/A

(Note 4)
In addition to the newly-issued shares of first-class preferred stock and second-class preferred stock described in this section of the Registration Statement, Senshu Ikeda Holdings has established provisions pertaining to common stock in its Articles of Incorporation.  There is no specific information to report in connection with the common stock of Senshu Ikeda Holdings for the purposes of Articles 108, Paragraph 1 of the Company Law.

2.	【Method and Conditions of Offering】

(1)	Method of Offering

Offering shall be made through the Share Transfer.  (Note)

(Note 1)
Shares of first-class preferred stock and second-class preferred stock of Senshu Ikeda Holdings will be issued to the shareholders of first-class preferred stock and second-class preferred stock, respectively, of The Bank of Ikeda who are listed or recorded on the final shareholders’ register on the day immediately preceding the date of incorporation of Senshu Ikeda Holdings.  Senshu Ikeda Holdings will allocate and deliver 18.5 shares of its first-class preferred stock or second-class preferred stock in exchange for one share of first-class preferred stock or second-class preferred stock, respectively, of The Bank of Ikeda.

Because new shares of first-class preferred stock and second-class preferred stock are being issued by Senshu Ikeda Holdings as part of an organizational restructuring, there is no issue price.  However, the aggregate sum of the issue price (book value) of the first-class preferred stock and second-class preferred stock of The Bank of Ikeda as of March 31, 2009 is 55 billion Japanese yen.

(2)	Conditions of Offering

N/A

(3)	Location at which Applications will be Handled

N/A

(4)	Location at which Subscription will be Handled

N/A

3.	【Underwriting of Shares】

N/A

4.	【Use of Proceeds from Issuance of New Shares】

(1)	Amount of Proceeds from Issuance of New Shares

N/A

(2)	Use of Proceeds

N/A

II.	Conditions of Sale

N/A

III.	Miscellaneous

N/A

Part II.	Organizational Restructuring (Tender Offer)

I.	Summary of Organizational Restructuring (Tender Offer)

1.	【Purpose of Organizational Restructuring】

1.	Purpose of and Reason for Business Integration

The Bank of Ikeda and The Senshu Bank’s purpose for the business integration (the “Business Integration”) is to create the leading regional financial institution, which will be an independent financial group, representing the Kansai region.  The new financial group (the “New Financial Group”), comprising The Bank of Ikeda, The Senshu Bank and Senshu Ikeda Holdings, the holding company, plans to promote regional financial stability and sound development of the regional economy through an expansion of its operating structure considering its public mission as a regional financial institution.  In addition, the New Financial Group also plans to enhance convenience for regional customers, and its quality of service and internal control, while maintaining the independence of its management.

In consideration of the purpose of the Business Integration, and in order to maximize the resulting synergy effects, The Senshu Bank is scheduled to merge into The Bank of Ikeda approximately six months after Senshu Ikeda Holdings is established, once certain conditions have been met.  In addition, The Bank of Ikeda and The Senshu Bank will continue to consider the possibility of merging and/or restructuring their respective operating subsidiaries in order to make them operating subsidiaries of Senshu Ikeda Holdings, grouped according to business function.

2.	Independence of the New Financial Group

The Bank of Ikeda and The Senshu Bank will continue to work closely with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), and Mitsubishi UFJ Financial Group, Inc. (“MUFG” and, together with BTMU, subsidiaries of MUFG other than BTMU and closely related parties of MUFG, the “MUFG Group”).  However, The Bank of Ikeda and The Senshu Bank have reached an agreement with BTMU on the following measures concerning the voting rights of Senshu Ikeda Holdings in order to enhance its independence as a regional financial institution.

a.
It is expected that, as a result of the Share Transfer, BTMU will hold approximately 36% of the voting rights of Senshu Ikeda Holdings (excluding voting rights in respect of first-class preferred stock and second-class preferred stock to be issued by Senshu Ikeda Holdings, the same shall apply in “b.” below).  However, BTMU has assured The Bank of Ikeda and The Senshu Bank that, by March 31, 2010: (i) the MUFG Group’s voting interest in Senshu Ikeda Holdings shall be as close as administratively possible to 20%; (ii) the voting interest of BTMU, MUFG and subsidiaries of MUFG in Senshu Ikeda Holdings shall, in total, represent less than 15% of the total voting rights; (iii) MUFG’s voting interest in Senshu Ikeda Holdings shall, on a non-consolidated basis, be no more than 5%; and (iv) BTMU’s voting interest in Senshu Ikeda Holdings shall, on a non-consolidated basis, be no more than 5%.

b.
In order to promptly achieve the voting rights percentages set forth above, BTMU has undertaken to use its utmost efforts to divest that portion of the common stock of Senshu Ikeda Holdings that it is scheduled to own in excess of such number of shares representing one third of the total number of voting rights of Senshu Ikeda Holdings to a company outside of the MUFG Group by March 31, 2010.  Such divestment will be executed by BTMU pursuant to considerations concerning the conditions in the share market and the effect of such divestment on the share market.

c.
In order to promptly achieve the voting rights percentages set forth above, BTMU will establish, within the limits permissible by law, a trust solely for the purpose of selling the shares of common stock of Senshu Ikeda Holdings that it will hold, by March 31, 2010.  Moreover, if the dissolution of such trust is reasonably considered to be of material necessity to the divestment of such common stock, BTMU will dissolve the trust and sell the stock by another method.  BTMU will not direct the exercise of voting rights or other shareholder rights in respect of the trust described above in connection with its shares of common stock of Senshu Ikeda Holdings which represent a shareholding percentage of more than 20% of the total voting rights of Senshu Ikeda Holdings.  In addition, BTMU shall entrust the divestment, exercise of voting rights and all other rights to control the management of such shares to an investment manager, who shall exercise the corresponding voting rights in accordance with the basic policy on exercising voting rights that such investment manager has previously disclosed as being ordinarily applied to the assets it manages.

d.
Moreover, in order to cooperate with efforts to increase the corporate value of Senshu Ikeda Holdings and promote its substantive independence, BTMU has assured The Bank of Ikeda and The Senshu Bank that, by September 30, 2012, or at its earliest opportunity but no later than the September 30, 2014, (i) the MUFG Group’s voting interest in Senshu Ikeda Holdings shall be, less than 15%; (ii) the voting interest of Senshu Ikeda Holdings that are held by BTMU, MUFG and subsidiaries of MUFG shall, in total, represent less than 10% of the total voting rights; (iii) MUFG’s voting interest in Senshu Ikeda Holdings shall, on a non-consolidated basis, be no more than 5%; (iv) BTMU’s voting interest in Senshu Ikeda Holdings shall, on a non-consolidated basis, be no more than 5%; and (v) Senshu Ikeda Holdings would be no longer an equity-method affiliate of each of the members of the MUFG Group provided, however, that even if shareholders of first-class preferred stock have voting rights in accordance with Article 16 of the Articles of Incorporation of Senshu Ikeda Holdings attached to the Share Transfer Plan set forth below, the target percentage to be excluded from such affiliate can be met assuming the shareholders of first-class preferred stock do not have voting rights.

3.
Summary of the Senshu Ikeda Holdings Corporate Group and Relationship between Companies subject to Organizational Restructuring (The Bank of Ikeda and The Senshu Bank) and Senshu Ikeda Holdings within such Corporate Group

(1)	Summary of Senshu Ikeda Holdings Corporate Group

a.	Details of Senshu Ikeda Holdings

(1)	Company Name	Senshu Ikeda Holdings, Inc.
(2)	Principal Business	Management and other related operations of banks and affiliates whose shares can be held in accordance with the Banking Act of Japan and other related operations.
(3)	Location of Head Office	18-14 Chayamachi, Kita-ku, Osaka City, Osaka Prefecture (Osaka Umeda Ikegin Building)
(4)	Representatives and Executives (scheduled)	Representative Director and Chairman	Norimasa Yoshida	Current President and Director of The Senshu Bank
		Representative Director, President and CEO	Moritaka Hattori	Current President of The Bank of Ikeda
		Director	Shoichi Ogawa	Current Deputy President of The Bank of Ikeda
		Director	Takashi Toyonaga	Current Deputy President and Director of The Senshu Bank
		Director	Noboru Komiya	Current Senior Managing Director of The Bank of Ikeda
		Director	Kiyotsugu Ito	Current Senior Managing Director of The Senshu Bank
		Director	Kazuhiro Masao	Current Senior Managing Director of The Bank of Ikeda
		Director	Akihide Takigawa	Current Managing Director of The Senshu Bank
		Director	Hirohisa Fujita	Current Managing Director of The Bank of Ikeda
		Director	Kazuyuki Kataoka	Current Advisor to The Senshu Bank (Scheduled to become a Director of The Senshu Bank on June 26, 2009)
		Director (Outside)	Nobuo Kuroyanagi	Current Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd.
		Corporate Auditor	Katsutoshi Horii	Current Corporate Auditor of The Bank of Ikeda
		Corporate Auditor	Motoyasu Tsuji	Current Auditor of The Senshu Bank
		Corporate Auditor (Outside)	Toshiaki Imanaka	Current Corporate Auditor (Outside) of The Bank of Ikeda

		Corporate Auditor (Outside)	Toshiaki Sasaki	Current Corporate Auditor (Outside) of The Senshu Bank
		Substitute Auditor (Outside) (Substitute Auditor for Toshiaki Sasaki, Corporate Auditor (Outside))	Kazumasa Kuboi	Current Substitute Auditor of The Senshu Bank
		Substitute Auditor (Outside) (Substitute Auditor for Toshiaki Imanaka, Corporate Auditor (Outside))	Taro Ohashi	Current Corporate Auditor (Outside) of The Bank of Ikeda
(5)	Share Capital	50 billion Japanese yen
(6)	Net Assets (consolidated)
The accounting treatment to be applied to the Share Transfer is currently under ongoing evaluation and discussions with the Accounting Auditor.  The amount of net assets is subject to change, depending on whether the “pooling-of-interests method” method or the “purchase method” under business combination accounting is used.  The determined amount of net assets will be set forth in Senshu Ikeda Holdings’ Interim Securities Report (shihanki houkokusho) for the Third Quarter of the fiscal year ended March 31, 2010.

(7)	Total Assets (consolidated)
The accounting treatment to be applied to the Share Transfer is currently under ongoing evaluation and discussions with the Accounting Auditor.  The amount of total assets is subject to change, depending on whether the “pooling-of-interests method” method or the “purchase method” under business combination accounting is used.  The determined amount of total assets will be set forth in Senshu Ikeda Holdings’ Interim Securities Report (shihanki houkokusho) for the Third Quarter of the fiscal year ended March 31, 2010.

(8)	Fiscal Year End	March 31

b.	Details of Senshu Ikeda Holdings Group

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, its corporate group (the “Senshu Ikeda Holdings Group”) does not yet exist.  The Bank of Ikeda and The Senshu Bank have agreed to establish Senshu Ikeda Holdings, a parent company which will hold 100% of the shares of The Bank of Ikeda and The Senshu Bank, as of October 1, 2009 (scheduled) through the Share Transfer, subject to approval of the Commissioner of the Financial Services Agency of Japan and conditional upon the approval of (i) the respective general meetings of shareholders of both banks; (ii) The Bank of Ikeda Common Stock Shareholders’ Meeting; (iii) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting; and (iv) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting.

The Organizational chart of the Senshu Ikeda Holdings Group is as follows:

【Organizational Chart】

(Note: * indicates consolidated subsidiaries and ○ indicates equity-method affiliate).

Senshu Ikeda Holdings, Inc.
The Bank of Ikeda, Ltd.
Banking Services
Head office and branches: 71
Sub-branches: 5
Representative offices: 2
Leasing Services
* Ikeda Bank Lease Co., Ltd.
Credit guarantee services
* Ikegin Guarantee Co., Ltd.
Credit card services
* J. I. Co., Ltd.
D. I. Co., Ltd.
Vui I Co., Ltd.
Other services
* Ikegin Capital Co., Ltd. (Venture capital services)
Ikeda Business Service Co., Ltd. (Cash settlement and printing services)
Ikegin Office Service Co., Ltd. (Personnel services)
I. M. S. Co., Ltd. (Appraisal of real-estate collateral and real-estate research services)
Hitachi & Ikeda Brains, Co., Ltd. (Development of computer software)
Ikeda Investment Management Co., Ltd. (Investment advisory and discretionary investment services)
Shizen Soken Co., Ltd. (Information offering services)
Investment enterprise partnerships: 9
Ikeda Preferred Capital Cayman Limited
The Senshu Bank, Ltd.
Banking services
Head office and branches: 62
Regional offices: 2
Leasing and factoring services
* Sengin General Leasing Company Limited
Credit guarantee services
* Kinki Credit Guarantee Company Limited
Credit card services
* The Senshu Card Company Limited
Other services
* Sengin Business Service Company Limited
* Senshu Software Service Company Limited
* JS Venture Capital Investment, L. P
○ Bank Computer Service Corporation

Details of the Senshu Ikeda Holdings Group
Name	Address	Paid-in Capital (millions of Japanese yen)	Major Businesses	Percentage of Voting Rights (%)	Officers in Dual Capacity (persons)		Financial Support	Business Transactions	Equipment Lease
					Officer (persons)	Employee (persons)
(Consolidated Subsidiaries)
The Bank of Ikeda, Ltd.	Ikeda-shi, Osaka-fu	76,865	Banking	100.0	7 (tentative)	- (tentative)	TBD	TBD	TBD
Ikegin Guarantee Co., Ltd.	Ikeda-shi, Osaka-fu	180	Credit guarantee	54.25 (54.25) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
J. I. Co., Ltd.	Ikeda-shi, Osaka-fu	30	Credit card	74.68 (74.68) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikeda Bank Lease Co., Ltd.	Kita-ku, Osaka-shi	50	Leasing	72.85 (72.85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikegin Capital Co., Ltd.	Kita-ku, Osaka-shi	426	Venture capital	65.91 (65.91) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
The Senshu Bank, Ltd.	Kishiwada-shi, Osaka-fu	44,575	Banking	100.0	7 (tentative)	- (tentative)	TBD	TBD	TBD
The Senshu Card Company Limited	Kishiwada-shi, Osaka-fu	30	Credit card	85 (85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Kinki Credit Guarantee Company Limited	Kaizuka-shi, Osaka-fu	6,400	Home loans and other credit guarantee	100.0 (100.0) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Sengin General Leasing Company Limited	Kishiwada-shi, Osaka-fu	120	Leasing and factoring	41 (41) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Sengin Business Service Company Limited	Sakai-ku, Sakai-shi	30	Back-office administration	100.0 (100.0) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Senshu Software Service Company Limited	Izumisano-shi, Osaka-fu	30	Computer software development and sale	85 (85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
JS Venture Capital Investment, L. P	Chiyoda-ku, Tokyo	400	Limited partnership for investment	-	- (tentative)	- (tentative)	TBD	TBD	TBD
(Unconsolidated Subsidiaries)
D. I. Co., Ltd.	Ikeda-shi, Osaka-fu	30	Credit card	90.00 (90.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Vui I Co., Ltd.	Ikeda-shi, Osaka-fu	40	Credit card	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikeda Business Service Co., Ltd.	Ikeda-shi, Osaka-fu	10	Cash settlement and printing services	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikegin Office Service Co., Ltd.	Ikeda-shi, Osaka-fu	20	Personnel services	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD

Details of the Senshu Ikeda Holdings Group
Name	Address	Paid-in Capital (millions of Japanese yen)	Major Businesses	Percentage of Voting Rights (%)	Officers in Dual Capacity (persons)		Financial Support	Business Transactions	Equipment Lease
					Officer (persons)	Employee (persons)
I. M. S. Co., Ltd.	Ikeda-shi, Osaka-fu	20	Appraisal of real-estate collateral and real-estate research services	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Hitachi & Ikeda Brains Co., Ltd.	Ikeda-shi, Osaka-fu	50	Development of computer software	63.10 (63.10) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikeda Investment Management Co., Ltd.	Kita-ku, Osaka-shi	120	Investment advisory and discretionary investment services	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Investment enterprise partnerships: 9	Kita-ku, Osaka-shi	-	Investment business for venture capital companies	-	- (-)	- (-)	-	-	-
Ikeda Preferred Capital Cayman Limited	The Cayman Islands, British territory	0	Issuing of preferred stock	100.00 (100.00) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD

(Note 1)	Of the related companies above, The Bank of Ikeda, Ltd., The Senshu Bank, Ltd., and the Kinki Credit Guarantee Company Limited are scheduled to become specified subsidiaries.

(Note 2)	Of the related companies above, The Bank of Ikeda, Ltd. and The Senshu Bank, Ltd. have released annual security reports and/or security registration statements.

(Note 3)
In the “Percentage of Voting Rights”, the number inside ( ) indicates indirect holding percentage by subsidiaries (included in the total number), the number inside [ ] indicates the percentage (excluded from the total number) held by “a person who holds intimate relationships with the company in terms of investment, personnel matters, funds, technology and transactions and thus is regarded to exercise the same voting rights as the company”, or “a person who has agreed to exercise the same voting rights as the company.”

(Note 4)
Pursuant to the statements in the earlier “Part II: Organizational Restructuring (Tender Offer), I. Summary of Organizational Restructuring (Tender Offer), 1. Purpose of Organizational Restructuring, 1. Purpose and Reason of Business Integration” section, The Bank of Ikeda and The Senshu Bank will continue to consider the possibility of merging and/or restructuring their respective operating subsidiaries in order to make them operating subsidiaries of Senshu Ikeda Holdings, grouped according to business function.

(2)	Relationship between Companies in the Senshu Ikeda Holdings Group which are subject to Organizational Restructuring (The Bank of Ikeda and The Senshu Bank) and Senshu Ikeda Holdings Group

a.	Capital Relationship

The Bank of Ikeda and The Senshu Bank will become wholly-owned subsidiaries of Senshu Ikeda Holdings through the Share Transfer.  Please refer to “b. Details of Senshu Ikeda Holdings Group” of “(1) Senshu Ikeda Holdings Group” above.

b.	Officers who Hold Positions in Other Companies

For information pertaining to additional roles of officers of The Bank of Ikeda and The Senshu Bank, both of which will become wholly-owned subsidiaries of Senshu Ikeda Holdings, please refer to “a. Details of Senshu Ikeda Holdings” of “(1) Senshu Ikeda Holdings Group” above.

c.	Transactional Relationship

Not yet determined.

2.	【Outline of Parties to the Organizational Restructuring】

N/A

3.	【Contracts regarding the Organizational Restructuring】

1.	Outline of the Share Transfer Plan

The Bank of Ikeda and The Senshu Bank finalized the Share Transfer Plan at their respective meetings of the Board of Directors held on May 25, 2009, pursuant to which, subject to approval of the Commissioner of the Financial Services Agency of Japan and conditional upon the approval of (i) the respective general meetings of shareholders of The Bank of Ikeda and The Senshu Bank; (ii) The Bank of Ikeda Common Stock Shareholders’ Meeting; (iii) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting; and (iv) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting, Senshu Ikeda Holdings will be established and become the parent company holding 100% of the shares of The Bank of Ikeda and The Senshu Bank through the Share Transfer on October 1, 2009 (scheduled).  The Bank of Ikeda and The Senshu Bank have entered into an agreement (the “Business Integration Agreement”) to pursue a business integration by establishing Senshu Ikeda Holdings through the Share Transfer to be the sole parent company of the two banks on October 1, 2009 (scheduled).

Pursuant to the Share Transfer Plan, Senshu Ikeda Holdings will allocate and deliver (i) 18.5 shares of its common stock per share of common stock of The Bank of Ikeda; (ii) 18.5 shares of its first-class preferred stock per share of first-class preferred stock of The Bank of Ikeda; (iii) 18.5 shares of its second-class preferred stock per share of second-class preferred stock of The Bank of Ikeda; and (iv) one share of its common stock per share of common stock of The Senshu Bank.  Shareholders’ approval of the Share Transfer Plan and resolutions with respect to matters necessary for the Share Transfer will be sought at each of the following: (i) the respective general meetings of shareholders of both banks to be held on June 26, 2009; (ii) The Bank of Ikeda Common Stock Shareholders’ Meeting to be held on June 26, 2009; (iii) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009; and (iv) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009.  In addition to the above, the Share Transfer Plan defines matters such as the company name, location of head office, officers, amount of capital and reserves, listing of shares, administrator of shareholders’ register, and distribution of surplus of Senshu Ikeda Holdings.  (For details, please refer to “2. Contents of the Share Transfer Plan” below.

2.	Contents of the Share Transfer Plan

Share Transfer Plan
(Reference translation of original document)

The Bank of Ikeda, Ltd. (“The Bank of Ikeda ”) and The Senshu Bank (“The Senshu Bank”) have reached an agreement to effect a joint share transfer and accordingly, The Bank of Ikeda and The Senshu Bank have prepared a plan for the share transfer as follows (the “Share Transfer Plan”).

Article 1	(Share Transfer)

Pursuant to the provisions of the Share Transfer Plan, The Bank of Ikeda and The Senshu Bank shall transfer all issued and outstanding shares of The Bank of Ikeda and The Senshu Bank to their new parent company (Senshu Ikeda Holdings, Inc., hereinafter referred to as the “Company”), on the Date of Incorporation (as defined in Article 7 below) (the “Share Transfer”).

Article 2	(Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares and other Matters to be Stipulated in the Articles of Incorporation of the Company)

1.	The purpose, trade name, location of head office and total number of authorized shares of the Company shall be as follows:

(1)	Purpose
The purpose of the Company shall be as set forth in Article 2 of Attachment 1, “Articles of Incorporation of the Company, Inc.” attached herewith.
(2)	Trade Name
The Company shall be called “Kabushiki Kaisha Ikeda Senshu Holdings” in Japanese and shall be expressed in English as “Senshu Ikeda Holdings, Inc.”
(3)	Location of Head Office
The location of the head office of the Company shall be 18-14 Chayamachi, Kita-ku, Osaka City.
(4)	Total Number of Authorized Shares
The total number of the Company’ authorized shares shall be 4,500,000,000 shares.

2.
In addition to the matters described in the preceding paragraph, matters to be stipulated in the Articles of Incorporation of the Company shall be as set forth in the Articles of Incorporation of Senshu Ikeda Holdings, Inc., Attachment 1.

Article 3	(Names of Directors, Corporate Auditors and Accounting Auditor of the Company at the time of Incorporation)

(1)	The following persons shall be directors of the Company at the time of Incorporation:
Moritaka Hattori
Shoichi Ogawa
Noboru Komiya
Kazuhiro Masao
Hirohisa Fujita
Norimasa Yoshida
Takashi Toyonaga
Kiyotsugu Ito
Akihide Takigawa
Kazuyuki Kataoka
Nobuo Kuroyanagi (Outside Director)
(2)	The following persons shall be corporate auditors and substitute auditors of the Company at the time of Incorporation:
Toshiaki Imanaka (Outside Auditor)
Toshiaki Sasaki (Outside Auditor)
Katsutoshi Horii
Motoyasu Tsuji
Taro Ohashi (Substitute Auditor (Outside) for Toshiaki Imanaka, Corporate Auditor (Outside))
Kazumasa Kuboi (Substitute Auditor (Outside) for Toshiaki Sasaki, Corporate Auditor (Outside))
(3)	The following entity shall be the accounting auditor of the Company at the time of Incorporation:
Ernst & Young ShinNihon LLC

Article 4	(Shares to be issued by the Company in the Share Transfer and Allocation of Such Shares)

1.	Class and number of shares to be issued in the Share Transfer and details of such

(1)
In the Share Transfer, the Company shall deliver shares of common stock to those shareholders of common stock of The Bank of Ikeda and The Senshu Bank who are listed or recorded on the respective final shareholders’ registers of such banks as of the day immediately preceding the Date of Incorporation (as defined below in Article 7).  The total number of shares of common stock to be allocated to such shareholders by the Company in the Share Transfer represents the sum of (i) the total number of shares of issued and outstanding common stock of The Bank of Ikeda as of the day immediately preceding the Date of Incorporation, multiplied by 18.5; and

(ii) the total number of issued and outstanding shares of common stock of The Senshu Bank as of the day immediately preceding the Date of Incorporation, multiplied by 1.

(2)
In the Share Transfer, the Company shall deliver shares of first-class preferred stock to those shareholders of first-class preferred stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of the day immediately preceding the Date of Incorporation.  The total number of shares of first-class preferred stock to be allocated by the Company in the Share Transfer represents the total number of shares of first-class preferred stock of The Bank of Ikeda held by such shareholders, multiplied by 18.5.

(3)
In the Share Transfer, the Company shall deliver shares of second-class preferred stock to those shareholders of second-class preferred stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of the day immediately preceding the Date of Incorporation.  The total number of shares of second-class preferred stock to be allocated by the Company in the Share Transfer represents the total number of shares of second-class preferred stock of The Bank of Ikeda held by such shareholders, multiplied by 18.5.

2.	Allocation of Shares of the Company

(1)
In the Share Transfer, the Company shall allocate shares of common stock to those shareholders of common stock of The Bank of Ikeda and The Senshu Bank who are listed or recorded on the respective final shareholders’ registers of such banks as of the day immediately preceding the Date of Incorporation.  The total number of shares of common stock to be allocated to such shareholders by the Company in the Share Transfer represents the sum of (i) the total number of shares of common stock of The Bank of Ikeda as of the day immediately preceding the Date of Incorporation, multiplied by 18.5; and (ii) the total number of shares of common stock of The Senshu Bank as of the day immediately preceding the Date of Incorporation, multiplied by 1.  If the number of the Company shares reached in the calculation set forth above includes a fraction of less than one share, such fractional shares shall be handled in accordance with the provisions of Article 234 of the Company Law and other relevant laws and regulations.

(2)
In the Share Transfer, the Company shall allocate shares of first-class preferred stock to those shareholders of first-class preferred stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of the day immediately preceding the Date of Incorporation.  The total number of shares of first-class preferred stock to be allocated by the Company in the Share Transfer represents the total number of shares of first-class preferred stock of The Bank of Ikeda held by such shareholders, multiplied by 18.5.  If the number of the Company shares reached in the calculation set forth above includes a fraction of less than one share, such fractional shares shall be handled in accordance with the provisions of Article 234 of the Company Law and other relevant laws and regulations.

(3)
In the Share Transfer, the Company shall allocate shares of second-class preferred stock to those shareholders of second-class preferred stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of the day immediately preceding the Date of Incorporation.  The total number of shares of second-class preferred stock to be allocated by the Company in the Share Transfer represents the total number of shares of second-class preferred stock of The Bank of Ikeda held by such shareholders, multiplied by 18.5.  If the number of the Company shares reached in the calculation set forth above includes a fraction of less than one share, such fractional shares shall be handled in accordance with the provisions of Article 234 of the Company Law and other relevant laws and regulations.

Article 5	(Share Capital and Reserve)

The amount of share capital and reserve of the Company on the Date of Incorporation shall be as follows:

(1) Share Capital:	50 billion Japanese yen

(2) Legal Capital Surplus:	12.5 billion Japanese yen

(3) Legal Retained Earnings:	0 Japanese yen

(4) Capital Surplus:
The amount remaining once the total of the amounts set forth in “(1)” and “(2)” above are subtracted from the amount of changes in net assets determined by Article 52, Paragraph 1 of the Corporate Accounting Principles.

Article 6	(Handling of Bonds with Stock Acquisition Rights)

The Bank of Ikeda shall redeem all of its 3rd unsecured subordinated bonds with nondetachable stock acquisition rights (the “Bonds with Stock Acquisition Rights”) before maturity for 101 Japanese yen per face value of 100 Japanese yen, by the day immediately preceding the Date of Incorporation of the Company; provided, however, that the redemption of the Bonds with Stock Acquisition Rights is conditional upon resolutions pertaining to the Share Transfer Plan being approved at (i) the ordinary general meeting of shareholders of The Bank of Ikeda to be held in June 2009; (ii) the meetings of class shareholders of The Bank of Ikeda; and (iii) the ordinary general meeting of shareholders of The Senshu Bank.

Article 7	(Date of Incorporation)

The date of incorporation of the Company (the “Date of Incorporation”) shall be October 1, 2009; provided, however, if the necessity arises in the course of proceedings of the Share Transfer, or other circumstances arise, The Bank of Ikeda and The Senshu Bank may agree to change the Date of Incorporation.

Article 8	(General Meeting of Shareholders to Approve the Share Transfer Plan)

1.
The Bank of Ikeda shall hold an ordinary general meeting of shareholders on June 26, 2009 to seek approval of the Share Transfer Plan and resolutions pertaining to matters necessary to consummate the Share Transfer.  Furthermore, The Bank of Ikeda shall seek approval of the Share Transfer Plan and resolutions pertaining to matters necessary to consummate the Share Transfer at (i) a meeting of shareholders consisting of shareholders of common stock; (ii) a meeting of shareholders of first-class preferred stock; and (iii) a meeting of shareholders of second-class preferred stock.

2.
The Senshu Bank shall hold an ordinary general meeting of shareholders on June 26, 2009 to seek approval of the Share Transfer Plan and resolutions pertaining to matters necessary to consummate the Share Transfer.

3.
If the necessity arises in the course of proceedings of the Share Transfer, or other circumstances arise, The Bank of Ikeda and The Senshu Bank may agree to change the date of the meetings of shareholders described in the preceding two paragraphs.

Article 9	(Listing of Shares of the Company and Share Registration Agent of the Company)

1.	The Company plans to list its shares of common stock on the Tokyo Stock Exchange Group, Inc. and the Osaka Securities Exchange Co., Ltd. on the Date of Incorporation.

2.	The Share Registration Agent of the Company shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 10	(Distribution of Surplus)

1.
During the period following the preparation of the Share Transfer Plan and until the Date of Incorporation, The Bank of Ikeda shall not approve any distribution of surplus with a record date on or prior to the Date of Incorporation.

2.
The Senshu Bank may distribute (i) up to 5 Japanese yen per share from its surplus to shareholders or registered pledgees of shares of series 1 preferred stock who are listed or recorded on the final shareholders’ register as of March 31, 2009; and (ii) up to 2.5 Japanese yen per share from its surplus to shareholders or registered pledgees of shares of common stock who are listed or recorded on the final shareholders’ register as of March 31, 2009.

3.
The Senshu Bank may distribute up to 2.5 Japanese yen per share from its surplus to shareholders or registered pledgees of shares of common stock who are listed or recorded on the final shareholders’ register as of September 30, 2009.

4.
Except for the distributions set forth in the preceding two paragraphs, during the period following the preparation of the Share Transfer Plan and until the Date of Incorporation, The Senshu Bank shall not approve any distribution of surplus with a record date on or prior to the Date of Incorporation.

Article 11	(Management of Company Assets and Related Matters)

Following the preparation of the Share Transfer Plan and until the Date of Incorporation, The Bank of Ikeda and The Senshu Bank shall each carry on their respective ordinary businesses and carry out the management and operation of their respective assets with the due care required of a good manager of company assets.  Any action that either The Bank of Ikeda or The Senshu Bank desires to take that may have a material effect on the assets or rights and obligations of either party shall, unless otherwise stipulated in the Share Transfer Plan, be carried out only upon consultation between, and pursuant to the agreement of, both parties.

Article 12	(Conditions to the Consummation of the Share Transfer)

The consummation of the Share Transfer is conditional upon (i) the Share Transfer Plan being approved at the respective ordinary general meetings of shareholders of The Bank of Ikeda and The Senshu Bank, and at each of the meetings of class shareholders of The Bank of Ikeda and (ii) the approvals necessary to the consummation of the Share Transfer being obtained from the relevant regulatory authorities (including, but not limited to, approvals required in connection with the Share Transfer pursuant to Article 52-17 of the Banking Act of Japan).

Article 13	(Change of Conditions to, or Cancellation of, the Share Transfer)

The Bank of Ikeda and The Senshu Bank may, upon consultation, change the conditions of the Share Transfer (including matters concerning the number of shares to be delivered and the allocation of such, as set forth in Article 4) and any other content of the Share Transfer Plan or cancel the Share Transfer if, during the period following the preparation of the Share Transfer Plan and until the Date of Incorporation (i) a material change in the financial or management condition of either The Bank of Ikeda or The Senshu Bank occurs, or facts that may materially affect such financial or management condition are identified, (ii) circumstances constituting a material impediment to the implementation of the Share Transfer occur or become apparent, or (iii) the objective of the Share Transfer becomes extremely difficult to attain.

Article 14	(Matters to be Discussed)

In addition to matters provided for in the Share Transfer Plan, matters not stipulated in the Share Transfer Plan and any other matter necessary to consummate the Share Transfer shall be discussed and determined, pursuant to agreement, by The Bank of Ikeda and The Senshu Bank, in accordance with the purpose of the Share Transfer Plan.
(End of Share Transfer Plan)

(Attachment)

ARTICLES OF INCORPORATION
OF
SENSHU IKEDA HOLDINGS, INC.

CHAPTER I.  GENERAL PROVISIONS

Article 1	(Trade Name)

The company shall be called “Kabushiki Kaisha Ikeda Senshu Holdings” in Japanese and shall be expressed in English as “Senshu Ikeda Holdings, Inc.” (the “Company”).

Article 2	(Objectives)

The objective of the Company, as a bank holding company, shall be to engage in the following business activities:

1.	Management of banks and other companies, of which are allowed to become subsidiaries of the Company pursuant to the Banking Act of Japan (the “Banking Act”)

2.	All businesses ancillary or related to businesses described in the preceding section.

Article 3	(Location of Head Office)

The Company shall have its head office in Kita-ku, Osaka City.

Article 4	(Organization)

In addition to general meetings of shareholders and Directors, the Company shall have the following organizations:

(1)	Board of Directors

(2)	Corporate Auditors

(3)	Board of Corporate Auditors

(4)	Accounting Auditor

Article 5	(Method of Public Notice)

The method of the Company’s public notice shall be the electronic method; provided that it may put the notice in the Sangyo Keizai Shimbun, in the event that the Company is unable to use the electronic method due to accident or other unavoidable reasons.

CHAPTER II.  SHARES

Article 6	(Total Number of Issuable Shares)

1.	The total number of the Company’s issuable shares shall be 4,500,000,000 shares.

2.	The number of the Company’s issuable class shares shall be as follows:

Common Stock:	4,250,250,000 shares
First-Class Preferred Stock:	111,000,000 shares
Second-Class Preferred Stock:	138,750,000 shares

Article 7	(Acquisition of Treasury Stock)

The Company may acquire its treasury stock by a resolution of a meeting of its Board of Directors based on the provisions in Article 165, Paragraph 2 of the Company Law of Japan (the “Company Law”).

Article 8	(Number of Shares Constituting One Unit of Shares)

The number of shares of the Company constituting one unit of shares shall be one hundred (100) shares for all classes of shares.

Article 9	(Additional Purchases of Shares Constituting Less Than One Unit of Shares)

A shareholder of the Company who holds shares constituting less than one unit of shares may, pursuant to the provisions of the Share Handling Regulations, request that the Company sell to such shareholder the number of shares that will constitute one unit of shares when added to the number of shares constituting less than one unit of shares held by him/her (the “Request for Sale”).

Article 10	(Rights Concerning Shares Constituting Less Than One Unit of Shares)

A shareholder of the Company who holds shares constituting less than one unit of shares may not exercise his or her rights as a shareholder, except for those rights listed below:

(1)	Each of the rights provided in Article 189, Paragraph 2 of the Company Law;

(2)	The right to make a request to acquire class shares with stock acquisition rights exercisable by shareholders;

(3)	The right to receive an allocation of offered shares and offered stock acquisition rights pursuant to the number of shares held by the shareholder;

(4)	The right to make the Request for Sale of shares constituting less than one unit of shares as defined in Article 9 above.

Article 11	(Share Handling Regulations)

Matters related to the procedures for the exercise of shareholders’ rights, and the handling of shares and stock acquisition rights of the Company and fees thereof, other than those provided for in laws and regulations or in these Articles of Incorporation, shall be governed by the share handling regulations (the “Share Handling Regulations”) to be prescribed by the Board of Directors.

Article 12	(Shareholder Register Administrator)

1.	The Company shall have a shareholder register administrator (the “Shareholder Register Administrator”).

2.
The identity of the Shareholder Register Administrator and the administration office thereof (the “Administration Office”) shall be determined by resolution of the meeting of the Board of Directors and public notice thereof shall be given.

3.
Preparation of, and maintenance and other business concerning, the shareholders’ register (the “Shareholder Register”) and the register for stock acquisition rights (the “Register for Stock Acquisition Rights”) shall be commissioned to the Shareholder Register Administrator and shall not be handled by the Company.

Article 13	(Record Date)

1.
The Company may deem the shareholders who hold voting rights and are listed or recorded on the final Shareholders’ Register as of March 31 of each year as those shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for that fiscal year.

2.
In addition to the preceding paragraph, the Company may, whenever necessary, upon giving prior public notice on a certain date to be determined by the resolution of the meeting of the Board of Directors, deem the shareholders or the registered pledgees of shares listed or recorded on the final Shareholders’ Register as of such date as those shareholders or registered pledgees of shares who are entitled to exercise their rights.

CHAPTER III. PREFERRED STOCK

Article 14	(Preferred Dividend)

1.
When making a year-end dividend as stipulated in Article 50, the Company shall distribute retained earnings, in the following cash amount (the “Preferred Dividend”), to the shareholders who hold preferred stock (the “Preferred Shareholders”) or the registered pledgees of preferred stock (the “Preferred Registered Pledgees”), before distributing such retained earnings to shareholders who hold common stock (the “Common Shareholders”) or to registered pledgees of common stock (the “Common Registered Pledgees”).

Class 1 Preferred Stock:	Per share amount calculated by dividing 196 yen by 18.5

Class 2 Preferred Stock:
Per share amount calculated by dividing 204 yen by 18.5 (With respect to the Preferred Dividend with March 31, 2010 as a record date, the amount (per share) shall be calculated by dividing 204.5 yen by 18.5)

2.
In the event that the amount of distribution of retained earnings does not reach the amount of the Preferred Dividend in a certain fiscal year, such deficit amount shall not be cumulated to the next fiscal year or later.

3.
The Company shall not make a dividend, in excess of the Preferred Dividend, to the Preferred Shareholders or Preferred Registered Pledgees.  Provided, however, this shall not apply to the distribution of retained earnings which will be conducted in the process of (i) the Company’s absorption-type split (kyushu bunkatsu) as defined in Article 758, Item 8-b or Article 760, Item 7-b of the Company Law, or (ii) the Company’s incorporation-type split (shinsetsu bunkatsu) as defined in Article 763, Item 12-b or Article 765, Paragraph 1, Item 8-b of the Company Law.

Article 15	(Distribution of Residual Assets)

1.
When distributing residual assets, the Company shall distribute the following cash amount to the Preferred Shareholders or the Preferred Registered Pledgees, before distributing such residual assets to the Common Shareholders or the Common Registered Pledgees.

Class 1 Preferred Stock:	Per share amount calculated by dividing 5,000 yen by 18.5

Class 2 Preferred Stock:	Per share amount calculated by dividing 4,000 yen by 18.5

2.	The Company shall not distribute residual assets to the Preferred Shareholders or Preferred Registered Pledgees other than the distributions set forth in the previous paragraph.

Article 16	(Voting Rights for Preferred Stock)

Unless otherwise provided for by laws and regulations, the Preferred Shareholders shall not have voting rights at a general meeting of shareholders (provided, however, the Preferred Shareholders who hold Class 1 Preferred Stock shall have voting rights from the date of establishment of the Company until the resolution to receive the Preferred Dividend for Class 1 Preferred Stock is passed).  However, the Preferred Shareholders shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if an agenda to receive the Preferred Dividend is not submitted to the meeting or (ii) from the closing of the ordinary general meeting of shareholders if such agenda is voted down at the meeting, until the resolution to receive the Preferred Dividend is passed.

Article 17	(Acquisition Clause of Preferred Stock)

1.
On or after April 1, 2013 and as of a certain date after the issuance of Class 1 Preferred Stock to be determined by the resolution of the meeting of the Board of Directors (the “Acquisition Date of Class 1 Preferred Stock”), the Company may acquire all or part of the Class 1 Preferred Stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of Class 1 Preferred Stock by the number of days from the first day of the fiscal year (including the first day)

in which the Acquisition Date of Class 1 Preferred Stock occurs until one day prior to the Acquisition Date of Class 1 Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) and (ii) the amount which is calculated by dividing 5,000 yen by 18.5 per one Class 1 Preferred Stock.

2.
On or after April 1, 2014 and as of a certain date after the issuance of Class 2 Preferred Stock to be determined by the resolution of the meeting of the Board of Directors (the “Acquisition Date of Class 2 Preferred Stock”), the Company may acquire all or part of the Class 2 Preferred Stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of Class 2 Preferred Stock by the number of days from the first day of the fiscal year (including the first day) in which the Acquisition Date of Class 2 Preferred Stock occurs until one day prior to the Acquisition Date of Class 2 Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) add (ii) the amount which is calculated by dividing 4,000 yen by 18.5 per one Class 2 Preferred Stock”.

3.	In case of partial acquisition, the shares shall be purchased on a pro-rata basis or by lottery.

Article 18	(Combination or Split of Preferred Stock, and Rights to Receive an Allocation of Offered Shares)

1.	Unless otherwise provided for by laws and regulations, the Company shall not combine or split the Preferred Stock.

2.	The Company shall not grant the Preferred Shareholders rights to receive any allocation of (i) offered shares or (ii) offered stock acquisition rights.

3.	The Company shall not conduct gratis allocation of shares or stock acquisition rights to the Preferred Shareholders.

Article 19	(Priority)

Order of payment of the Preferred Dividend and residual assets shall be pari passu among each class of Preferred Stock.

Article 20	(Expiration for Preferred Dividend Payment)

The provisions in Article 52 shall apply mutatis mutandis to the payment of the Preferred Dividend.

CHAPTER IV.  GENERAL MEETING OF SHAREHOLDERS

Article 21	(Convocation of General Meeting of Shareholders)

The ordinary general meeting of shareholders shall be convened within three months from the day following the last day of each fiscal year and an extraordinary general meeting of shareholders shall be convened at any time whenever necessary.

Article 22	(Convener and Chairman of General Meeting of Shareholders)

1.	The general meeting of shareholders shall be convened and chaired by the Representative Director and President.

2.
In the event that the Representative Director and President is unable to convene and chair the meeting, one of the other directors shall take his or her place in accordance with the order predetermined by the Board of Directors.

Article 23	(Internet Disclosure and Deemed Provision of Reference Documents for General Meeting of Shareholders, etc.)

The Company may, in connection with the convocation of a general meeting of shareholders, deem the information concerning matters to be stated or indicated on the reference documents for a general meeting of shareholders, business report, non-consolidated financial statements and consolidated financial statements to have been provided to the shareholders by disclosing such information through the Internet pursuant to the applicable rules and the Ministry Ordinance of the Ministry of Justice.

Article 24	(Method of Resolutions)

1.
Unless otherwise provided for by laws and regulations or by the Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority vote of the total voting rights of the shareholders who are present at the meeting and entitled to exercise their voting rights.

2.
Resolutions of general meetings of shareholders set forth in Article 309, Paragraph 2 of the Company Law shall be adopted by the affirmative vote of two-thirds of the total voting rights of shareholders who are entitled to exercise their voting rights, and a quorum for the meeting shall require the presence of shareholders holding at least one-third of the total voting rights.

Article 25	(Voting by Proxy)

1.	A shareholder may exercise his or her voting rights by entrusting one proxy, who shall be another shareholder, to exercise his or her voting rights.

2.	The shareholder or proxy mentioned in the preceding paragraph shall submit to the Company a document evidencing the authority of such proxy for each general meeting of shareholders.

CHAPTER IV-2.  GENERAL MEETING OF CLASS SHAREHOLDERS

Article 26	(Application to General Meeting of Class Shareholders)

1.	The provisions in Articles 22, 23 and 25 shall apply mutatis mutandis to the general meeting of class shareholders.

2.	The provision in Article 13, Paragraph 1 shall apply mutatis mutandis to the general meeting of class shareholders which is held on the same date as the ordinary general meeting of shareholders.

Article 27	(Methods of Resolution at the General Meeting of Class Shareholders)

1.
Unless otherwise provided for by laws and regulations or by the Articles of Incorporation, resolutions of general meetings of class shareholders shall be adopted by a majority vote of the total voting rights of the class shareholders who are present at the meeting and entitled to exercise their voting rights.

2.
Resolutions of general meetings of class shareholders set forth in Article 324, Paragraph 2 of the Company Law shall be adopted by the affirmative vote of two-thirds of the total voting rights of class shareholders who are entitled to exercise their voting rights, and a quorum for the meeting shall require the presence of class shareholders holding at least one-third of the total voting rights.

CHAPTER V.  DIRECTORS AND THE BOARD OF DIRECTORS

Article 28	(Number of Directors)

The number of directors of the Company shall be no more than fifteen (15).

Article 29	(Election of Directors)

1.
Directors shall be elected by the resolution of the general meeting of shareholders.  A resolution to elect Directors shall be made at a meeting at which the shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise their voting rights, and shall be adopted by a majority of votes thereof.

2.	Cumulative voting shall not be used for election of Directors.

Article 30	(Term of Office of Directors)

The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within one (1) year after appointment.

Article 31	(Representative Directors and Directors with Titles)

1.	The Board of Directors shall by its resolution elect one or more representative directors.

2.
The Board of Directors may by its resolution elect one Chairman of the Board and one Representative Director and President, respectively, as well as several Directors and Vice Presidents, Senior Managing Directors and Managing Directors.

Article 32	(Remuneration, etc. of Directors)

Remuneration, bonuses and other financial interests received by Directors from the Company as compensation for undertaking their functions (the “Remuneration, etc.”) shall be determined by the resolution of a general meeting of shareholders.

Article 33	(Regulations of the Board of Directors)

Any matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors to be prescribed by the Board of Directors, in addition to the laws and regulations or these Articles of Incorporation.

Article 34	(Convocation Notice of the Meeting of the Board of Directors)

The convocation notice of the meeting of the Board of Directors shall be dispatched to each Director and Statutory Auditor at least three (3) days prior to the date set for the meeting; provided, however, that such period may be shortened in the case of urgency.

Article 35	(Convener and Chairman of the Meeting of the Board of Directors)

1.	The meeting of the Board of Directors shall, unless otherwise provided for by laws and regulations, be convened and chaired by the Representative Director and President.

2.
In the event that the Representative Director and President is unable to convene and chair the meeting, the Chairman of the Board shall take his or her place, and in the event that the Chairman of the Board is unable to convene and chair the meeting, one of other Directors shall take his or her place in the order predetermined by the Board of Directors.

Article 36	(Omission of Resolutions of the Meeting of the Board of Directors)

In the event that all the Directors of the Company agree on the matters resolved at the meeting of the Board of Directors in writing or through electronic record, the Company shall deem the resolution to approve such matters to have been made; provided, however, this shall not apply if the Corporate Auditors raise objections.

Article 37	(Limitation of Liabilities of Outside Directors)

Pursuant to the provisions of Article 427, Paragraph 1 of the Company Law, the Company may enter into contracts with its Outside Directors to limit their liabilities for a failure to perform their duties; provided, however, the maximum amount of liabilities under such contracts shall be as provided in applicable laws and regulations.

Article 38	(Advisor)

The Board of Directors shall by its resolution appoint an advisor.

CHAPTER VI.   CORPORATE AUDITORS AND THE BOARD OF CORPORATE AUDITORS

Article 39	(Number of Statutory Auditors)

The number of Corporate Auditors of the Company shall be no more than six (6).

Article 40	(Election of Corporate Auditors)

Corporate Auditors shall be elected by the resolution of the general meeting of shareholders.  A resolution to elect Corporate Auditors shall be made at a meeting at which the shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise their voting rights, and shall be adopted by a majority of votes thereof.

Article 41	(Term of Office of Corporate Auditors)

1.	The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within four (4) years after appointment.

2.
The term of office of a Corporate Auditor elected to fill a vacancy of another corporate auditor, who has retired before the expiration of such corporate auditor’s team of office, shall be until the term of office of such predecessor would expire.

Article 42	(Standing Corporate Auditor(s))

The Board of Corporate Auditors shall by its resolution elect Standing Corporate Auditor(s).

Article 43	(Remuneration, etc. of Corporate Auditors)

Remuneration, etc. of Corporate Auditors shall be determined by the resolution of a general meeting of shareholders.

Article 44	(Regulations of the Board of Corporate Auditors)

Any matters concerning the Board of Corporate Auditors shall be governed by the Regulations of the Board of Corporate Auditors to be prescribed by the Board of Corporate Auditors in addition to the laws and regulations or these Articles of Incorporation.

Article 45	(Convocation Notice of the Meeting of the Board of Corporate Auditors)

The convocation notice of the meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date set for the meeting; provided, however, that such period may be shortened in the case of urgency.

Article 46	(Limitation of Liabilities of Outside Corporate Auditors)

Pursuant to the provisions of Article 427, Paragraph 1 of the Company Law, the Company may enter into contracts with its Outside Corporate Auditors to limit their liabilities for a failure to perform their duties; provided, however, the maximum amount of liabilities under such contracts shall be as provided in applicable laws and regulations.

CHAPTER VII.   ACCOUNTING AUDITOR

Article 47	(Accounting Auditor)

Accounting Auditor shall be elected by the resolution of the general meeting of shareholders.

Article 48	(Term of Office of Accounting Auditor)

1.	The term of office of Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within one (1) year after appointment.

2.
Unless otherwise resolved at the ordinary general meeting of shareholders mentioned in the preceding paragraph, Accounting Auditor shall be deemed to have been reelected at such ordinary general meeting of shareholders.

CHAPTER VIII.  ACCOUNTING

Article 49	(Fiscal Year)

The fiscal year of the Company shall be one (1) year starting from April 1 of each year and ending on March 31 of the following year.

Article 50	(Record Date for Year-End Dividend)

The Company shall, by the resolution of a meeting of the general shareholders, distribute retained earnings for the shareholders or the registered pledgees of shares listed or recorded on the final Shareholders’ Register as of March 31 of each year (the “Year-end Dividend”).

Article 51	(Interim Dividend)

The Company shall, by the resolution of a meeting of the Board of Directors, distribute retained earnings, pursuant to the provisions in Article 454, Paragraph 5 of the Company Law, for the shareholders or the registered pledgees of shares listed or recorded on the final Shareholders’ Register as of September 30 of each year (the “Interim Dividend”).

Article 52	(Expiration for Dividend Payment)

If the Year-end Dividend and the Interim Dividend are not received within three (3) years after the date on which the Company commenced payment thereof, the Company shall be released from the obligation to make such payment.

SUPPLEMENTARY PROVISIONS

Article 1	(First Fiscal Year)

Notwithstanding the provisions of Article 49 above, the first fiscal year of the Company shall be from the date of its establishment until March 31, 2010.

Article 2	(Remuneration, etc. of Directors and Corporate Auditors)

Notwithstanding the provisions of Articles 32 and 43 above, Remuneration, etc. of Directors and Corporate Auditors of the Company during the period from the date of its establishment until the closing of the first ordinary general meeting of shareholders shall be as follows:

a.	Directors:	Monthly aggregate amount of no more than 30 million yen

b.	Corporate Auditors:	Monthly aggregate amount of no more than 6 million yen

Article 3

These Supplementary Provisions shall be deleted after the closing of the first ordinary general meeting of shareholders after the establishment of the Company.

(End of the Attachment)

4.	【Details of Allocation with Respect to Organizational Restructuring and Basis of Calculation】
1.	Share Transfer Ratio

Name	The Bank of Ikeda	The Senshu Bank
Share Transfer Ratio	18.5	1

(Note 1)	Share Allocation Ratio

1.	18.5 shares of the common stock of Senshu Ikeda Holdings will be allocated and delivered per share of common stock of The Bank of Ikeda.

2.	One share of the common stock of Senshu Ikeda Holdings will be allocated and delivered per share of common stock of The Senshu Bank.

3.	18.5 shares of the first-class preferred stock of Senshu Ikeda Holdings will be allocated and delivered per share of the first-class preferred stock of The Bank of Ikeda.

4.	18.5 shares of the second-class preferred stock of Senshu Ikeda Holdings will be allocated and delivered per shares of the second-class preferred stock of The Bank of Ikeda.

5.
Information has not been provided concerning the Share Transfer Ratio in respect of The Senshu Bank’s Series 1 Preferred Stock because The Senshu Bank anticipates that such preferred stock will be converted into shares of common stock of The Senshu Bank before the Effective Date of Share Transfer (the date of incorporation of Senshu Ikeda Holdings).

If the number of Senshu Ikeda Holdings shares of common stock, first-class preferred stock or second-class preferred stock to be allocated to shareholders of The Bank of Ikeda and The Senshu Bank through the Share Transfer includes a fraction of less than one share, cash will be paid to such shareholders in an amount corresponding to the number of fractional shares of Senshu Ikeda Holdings that he or she is entitled to receive, in accordance with the provisions of Article 234 of the Company Law and other relevant laws and regulations.

The Share Transfer Ratio set forth above may change, pursuant to discussions between The Bank of Ikeda and The Senshu Bank, if material changes occur to any of the terms and conditions upon which it was calculated.

2.	Basis of Calculation of the Share Transfer Ratio

(1)	Common Stock

a.	Basis of Calculation

In order to ensure the fairness of the calculation of the Share Transfer Ratio, The Bank of Ikeda requested Nomura Securities Co., Ltd. (“Nomura Securities”) to calculate the Share Transfer Ratio, and The Senshu Bank requested Morgan Stanley Japan Securities Co., Ltd. (“Morgan Stanley Japan Securities”) and American Appraisal Japan Co., Ltd. (“American Appraisal”) to each calculate the Share Transfer Ratio.

Nomura Securities used three methods to calculate the Share Transfer Ratio: (i) the average market price method, because share values exist for both of the banks; (ii) the comparable companies method, in order to compare the banks, from a financial perspective, with other listed companies engaged in similar businesses; and (iii) the dividend discount model method (“DDM method”), in order to reflect the future business activities of the banks.  The results derived from each method are as follows (the following calculation ranges for the Share Transfer Ratio show the calculation range for the number of shares of Senshu Ikeda Holdings common stock to be allocated per share of The Bank of Ikeda common stock, assuming that one share of Senshu Ikeda Holdings common stock is allocated per share of The Senshu Bank common stock).

	Calculation Method	Share Transfer Ratio
①	Average market price method	16.0 〜 17.4
②	Comparable companies method	8.1 〜 24.9
③	DDM method	17.6 〜 21.1

When conducting its calculations in accordance with the average market price method, Nomura Securities established a calculation date as of May 22, 2009 and analyzed (i) the value of the shares of The Bank of Ikeda and The Senshu Bank on the calculation date and (ii) the average closing stock prices of the banks during the periods (a) five business days immediately preceding the calculation date, and (b) from May 12, 2009, the business day immediately following the announcement of the “Revisions to Earnings Forecasts for the Fiscal Year ended March 31, 2009”, which was released by The Senshu Bank on May 11, 2009,  to the calculation date, in order to reflect the impact of such notification in the calculations.

Nomura Securities, when calculating the Share Transfer Ratio, used information furnished by The Bank of Ikeda and The Senshu Bank and information that was publicly available.  In using such information, Nomura Securities assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness.  Nomura Securities did not independently analyze or evaluate individual assets and liabilities or otherwise independently value, appraise or assess the assets and liabilities (including any contingent liabilities) of the banks and their affiliated companies, and did not engage any third party institution for an appraisal or valuation assessment.  The Share Transfer Ratio calculation rendered by Nomura Securities reflects information and economic conditions which were current as of May 22, 2009.  In addition, Nomura Securities assumed that the financial forecasts of the banks (including profit plans and other information) were reasonably prepared based on the best estimates of and judgment by the respective management of the banks.

M&A Advisory Dept., Nomura Securities Co., Ltd.

May 25, 2009

Board of Directors
The Bank of Ikeda, Ltd.
2-1-11, Jonan, Ikeda, Osaka

Members of the Board:

In regards to the joint share transfer between The Bank of Ikeda, Ltd. (“The Bank of Ikeda”) and The Senshu Bank, Ltd. (“The Senshu Bank”) expected to occur on October 1, 2009 (the “Share Transfer”), you, The Bank of Ikeda, have requested us, Nomura Securities Co., Ltd. (“Nomura”), to provide our opinion as to the fairness of the proposed share transfer ratio among common stock of The Bank of Ikeda, common stock of The Senshu Bank and common stock of a new holding company (the “Joint Holding Company”) to be established (the “Share Transfer Ratio”) set forth in the proposed share transfer plan that is planned to be entered into by and between The Bank of Ikeda and The Senshu Bank on May 25, 2009 (the “Share Transfer Plan”).

In the Share Transfer, shareholders of The Bank of Ikeda and The Senshu Bank will become shareholders of the Joint Holding Company by allocations of shares of the Joint Holding Company.  The Bank of Ikeda and The Senshu Bank shares owned by The Bank of Ikeda shareholders and The Senshu Bank shareholders will be transferred to the Joint Holding Company, and thus, both The Bank of Ikeda and The Senshu Bank will become wholly-owned subsidiaries of the Joint Holding Company.

Pursuant to the Share Transfer Plan, the Share Transfer Ratio will be one share of The Bank of Ikeda common stock for 18.5 shares of the Joint Holding Company common stock, and one share of The Senshu Bank common stock for one share of the Joint Holding Company common stock.

In preparing this opinion, we have, among other things:

(i) reviewed and analyzed the Share Transfer Plan;

(ii) reviewed and analyzed draft(s) of agreement(s) with respect to the business integration;

(iii) reviewed and analyzed financial, operating, and other related information contained in annual reports and other disclosure materials of The Bank of Ikeda and The Senshu Bank;

(iv) reviewed and analyzed certain publicly available financial and equity research reports relating to The Bank of Ikeda and The Senshu Bank made available by various informational sources;

(v) reviewed and analyzed certain business reports and other related information for the period from March 2010 to March 2014 relating to The Bank of Ikeda and The Senshu Bank;

(vi) interviewed senior members of the management of The Bank of Ikeda and The Senshu Bank regarding current financial conditions and business operations, financial prospects and their respective assessments of the potential impact of the Share Transfer;

(vii) reviewed and analyzed market price and trading activity for The Bank of Ikeda common stock and The Senshu Bank common stock;

(viii) reviewed and analyzed comparisons of financial and stock market data for The Bank of Ikeda and The Senshu Bank with similar data for other publicly-held companies engaged in businesses we deemed similar to those of The Bank of Ikeda and The Senshu Bank respectively;

(ix) reviewed the legal due diligence report with respect to The Senshu Bank (dated as of April 20, 2009) prepared by Mori Hamada & Matsumoto and provided to us by The Bank of Ikeda;

(x) reviewed the financial due diligence report with respect to The Senshu Bank (dated as of April 28, 2009) prepared by Ernst & Young ShinNihon LLC;

(xi) reviewed and analyzed such other information obtained by our inquires to The Bank of Ikeda or public research as we considered appropriate.

Nomura has acted as financial advisor to The Bank of Ikeda in connection with the Share Transfer and expects to receive a fee for its services, a significant portion of which is contingent on the consummation of the Share Transfer.  In addition, The Bank of Ikeda has agreed to reimburse certain expenses paid by us or our affiliates and to indemnify us against certain liabilities arising out of our engagement.  Nomura and its affiliates have in the past and may in the future provide investment banking services, other financial instruments services or loans to The Bank of Ikeda, The Senshu Bank or their affiliates, for which Nomura and its affiliates have received, and would expect to receive, compensation.  In the ordinary course of business, Nomura and its affiliates may from time to time also acquire, hold or sell certain equity, debt and other securities and various types of financial instruments, including derivatives, of The Bank of Ikeda, The Senshu Bank or their affiliates for Nomura’s own account or Nomura’s clients’ accounts.

This opinion letter is not an expression of opinion regarding the prices at which The Bank of Ikeda and The Senshu Bank common stocks will or should trade prior to the consummation of the Share Transfer; or the value or prices of the Joint Holding Company common stock.  Our opinion expressed herein is provided for the information of the Board of Directors of The Bank of Ikeda in connection with its evaluation of the Share Transfer Ratio and may not be used for any other purpose.  We were not asked to provide, and have not provided, any opinion on any of the premises or assumptions upon which the determination of the Share

Transfer Ratio was based or the underlying business decision of The Bank of Ikeda to proceed with the Share Transfer.  The opinion set forth in this opinion letter does not constitute a recommendation to any holder of shares of The Bank of Ikeda in connection with its consideration of the Share Transfer and such opinion does not constitute a recommendation as to how any holder of shares of The Bank of Ikeda common stock should vote or act on any matter relating to the Share Transfer.  Except as otherwise agreed upon by the parties, the opinion expressed herein may not be disclosed, in whole or in part, to any other person or used for any purpose other than as originally intended, and The Bank of Ikeda may not disclose, refer to, transmit or use this opinion letter, in whole or in part, without our express prior consent.

We have relied upon the accuracy and completeness of all financial and other information provided to or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion.  We have not assumed any responsibility to independently verify the accuracy or completeness of any such information.  In addition, we have not made any independent valuation, accounting or appraisal of any of the assets or liabilities (including derivatives, off-balance sheet assets and liabilities, and other contingent liabilities) of The Bank of Ikeda, The Senshu Bank or their affiliates, nor have we made any request to a third party for any such accounting or appraisal.  With respect to the financial forecasts and other forward-looking information of The Bank of Ikeda and The Senshu Bank provided to us, we have been advised, and we have assumed, that such information was reasonably prepared by the managements of The Bank of Ikeda and The Senshu Bank on a basis reflecting the best currently available estimates and judgments of The Bank of Ikeda and The Senshu Bank and that the financial condition of the Joint Holding Company will be consistent with such information.  In preparing this opinion letter, Nomura has relied on these forecasts and related materials without independent verification.  We have assumed, without assuming responsibility for independent verification, that the Share Transfer will be carried out lawfully and effectively in accordance with the terms set forth in the Share Transfer Plan and that the Share Transfer will not have tax consequences different from the assumptions provided to us.  In addition, we have assumed, without assuming responsibility for independent verification, that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Share Transfer will be obtained without any adverse effect on the contemplated benefits of the Share Transfer and that the Share Transfer will be consummated in accordance with the terms of the Share Transfer Plan, without waiver, modification or amendment of any material term, condition or agreement therein.  We were not asked to provide, and have not provided, any opinion on the relative merits of the Share Transfer as compared to other business strategies that might be available to The Bank of Ikeda.  We were not requested by The Bank of Ikeda or its Board of Directors to solicit indications of interest from any third party concerning the Share Transfer, nor did we make any such solicitations.

Our opinion in this opinion letter is based on financial, economic, market and other conditions as they exist and can be evaluated on the date hereof, and reflects information available to us as of the date hereof.  We had limited involvement in the negotiations in connection with the Share Transfer Plan or any other matters related to the Share Transfer.  Although our opinion stated in this opinion letter may be affected by changes in future conditions, we do not assume any responsibility to modify, change or supplement this opinion in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Share Transfer Ratio is fair from a financial point of view to The Bank of Ikeda shareholders.

Nomura Securities Co., Ltd.

In order to conduct a multifaceted analysis of the market prices of the stock, future earning capabilities and other relevant characteristics of The Bank of Ikeda and The Senshu Bank, Morgan Stanley Japan Securities included the results of its analyses of the banks in accordance with the market price method, the comparable companies method and the DDM method in its calculation of the Share Transfer Ratio.

The results derived from Morgan Stanley Japan Securities’ calculations are as follows (the following calculation ranges for the Share Transfer Ratio show the calculation range for the number of shares of Senshu Ikeda Holdings common stock to be allocated per share of The Bank of Ikeda common stock, assuming that one share of Senshu Ikeda Holdings common stock is allocated per share of The Senshu Bank common stock).

	Calculation Method	Share Transfer Ratio
①	Market price method	16.0 〜 20.3
②	Comparable companies method	3.3 〜 21.9
③	DDM method	7.2 〜 22.8

Morgan Stanley Japan Securities, when calculating the Share Transfer Ratio, primarily used information furnished by The Bank of Ikeda and The Senshu Bank and information that was publicly available in their original form.  In using such information, Morgan Stanley Japan Securities assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness.  Morgan Stanley Japan Securities did not independently value, appraise or assess the assets and liabilities (including any off-balance sheet assets and liabilities or other contingent liabilities) of the banks and their affiliated companies, and did not engage any third party institution for an appraisal or valuation assessment.  In addition, Morgan Stanley Japan Securities assumed that the financial forecasts and information pertaining to the synergies expected to result from the Share Transfer of the banks were reasonably prepared and reflect the best estimates of and judgment by the respective management of the banks.  The Share Transfer Ratio calculation rendered by Morgan Stanley Japan Securities reflects the information and other materials described above which were current as of May 24, 2009.

In order to conduct a multifaceted analysis of the market prices of the stock, future earning capabilities and other relevant characteristics of The Bank of Ikeda and The Senshu Bank, American Appraisal included the results of its analyses of the banks in accordance with the market price method, the comparable companies method and the discounted cash flow (“DCF method”) in its calculation of the Share Transfer Ratio.

The results derived from American Appraisal’s calculations are as follows (the following calculation ranges for the Share Transfer Ratio show the calculation range for the number of shares of Senshu Ikeda Holdings common stock to be allocated per share of The Bank of Ikeda common stock, assuming that one share of Senshu Ikeda Holdings common stock is allocated per share of The Senshu Bank common stock).

	Calculation Method	Share Transfer Ratio
①	Market price method	16.0 〜 20.3
②	Comparable companies method	12.6 〜 28.0
③	DCF method	13.4 〜 21.9

American Appraisal, when calculating the Share Transfer Ratio, primarily used information furnished by The Bank of Ikeda and The Senshu Bank and information that was publicly available in their original form.  In using such information, American Appraisal assumed the accuracy and completeness of all such information and materials, and did not independently verify such accuracy and completeness.  American Appraisal did not independently value, appraise or assess the assets and liabilities (including any off-balance sheet assets and liabilities or other contingent liabilities) of the banks and their affiliated companies, and did not engage any third party institution for an appraisal or valuation assessment.  In addition, American Appraisal assumed that the financial forecasts and information pertaining to the synergies expected to result from the Share Transfer of the banks were prepared based on the best estimates of the respective management of the banks.  The Share Transfer Ratio calculation rendered by American Appraisal reflects the information and other materials described above which were current as of May 22, 2009.

American Appraisal Japan Co., Ltd.

May 25, 2009

Board of Directors
The Senshu Bank, Ltd.
26-15, Miyamoto-cho, Kishiwada, Osaka

Members of the Board:

In regards to the business integration (the “Business Integration”) between The Senshu Bank, Ltd. (“The Senshu Bank”) and The Bank of Ikeda, Ltd. (“The Bank of Ikeda”), you, The Senshu Bank, have requested us, American Appraisal Japan Co., Ltd. (“American Appraisal”) as an appraiser independent from The Senshu Bank, to provide the Board of Directors of The Senshu Bank with our opinion as to the fairness of the proposed Business Integration from a financial point of view and from a shareholders’ point of view.

Background of the Business Integration

American Appraisal’s understanding of the background of the Business Integration is as follows:

(i) in the Business Integration, all common stock of The Senshu Bank and The Bank of Ikeda will be transferred (the “Share Transfer”) to a newly-established joint holding company (the “Joint Holding Company”);

(ii) one share of the Joint Holding Company common stocks will be allotted to one share of The Senshu Bank common stock, and 18.5 shares of the Joint Holding Company common stock will be allotted to one share of The Bank of Ikeda common stock (share transfer ratio is 1:18.5); and

(3) management and other related matters of the Joint Holding Company and other related entities after the Business Integration will be conducted pursuant to “Conclusion of Integration Agreement regarding Establishment of Joint Holding Company by The Bank of Ikeda and The Senshu Bank and Formulation of Share Transfer Plan” which is planned to be disclosed on May 25, 2009.

The Scope of Our Services

In preparing this opinion, we have, among other things, reviewed and analyzed the following matters which we believe are necessary and appropriate:

(i) financial conditions of the Share Transfer;

(ii) current financial conditions, and operating and financial prospects of, The Senshu Bank and The Bank of Ikeda; and

(iii) financial data of other publicly-held companies engaged in businesses we deemed similar to those of The Senshu Bank and The Bank of Ikeda;

After completing our review and analyses based on the facts and conditions in the Background of the Business Integration, American Appraisal provides the Board of Directors of The Senshu Bank with our opinion.

Conflicts of Interest

American Appraisal has acted as independent appraisal to The Senshu Bank and expects to receive a fee for its services, a portion of which is contingent on the submission of the opinion.  In addition, American Appraisal expects to be reimbursed by the Senshu Bank certain expenses paid by us, which are not contingent on the consummation of the Share Transfer agreement (the “Share Transfer Agreement”) or the result of our analyses as to the Share Transfer.  American Appraisal does not have any conflicts of interest with The Senshu Bank or The Bank of Ikeda.

List of Primary Materials

(i) financials for the period from the fiscal year ending March 2004 to the fiscal year ending March 2009 (audited or reviewed) of The Senshu Bank and The Bank of Ikeda;

(ii) tax returns for the period from the fiscal year ending March 2004 to the fiscal year ending March 2009 of The Senshu Bank and The Bank of Ikeda;

(iii) summaries of financials for the fiscal year ending March 2009 (scheduled) of The Senshu Bank and The Bank of Ikeda which were exchanged on April 13, 2009 between the two banks;

(iv) business plans (for the next 5 fiscal years) for the period from the fiscal year ending March 2010 to the fiscal year ending March 2014 which were prepared as of July 23, 2008 and March 18, 2009 by The Senshu Bank and The Bank of Ikeda;

(v) market price and trading activity for The Senshu Bank common stock and The Bank of Ikeda common stock and other publicly-held companies engaged in businesses we deemed similar to those of The Senshu Bank and The Bank of Ikeda respectively;

(vi) interviews of members of The Senshu Bank and The Bank of Ikeda;

(vii) reports prepared by third party professionals;

(viii) other publicly available information including the financial summary for the fiscal year ending March 2009 which was announced on May 15, 2009; and

(ix) past business results of The Senshu Bank and The Bank of Ikeda; publicly available information with respect to the market, and other publicly-held companies engaged in businesses and in industries we deemed similar to those of The Senshu Bank and The Bank of Ikeda for the purpose of assessing the prospects of producing greater returns and the potential of The Senshu Bank and The Bank of Ikeda.

Evaluation Methods

As described in “American Appraisal’s Calculation Results of Share Transfer Ratio” submitted to the Board of Directors of The Senshu Bank as of May 25, 2009,” American Appraisal used the market price method, the comparable companies method, the discounted cash flow method and other methods to calculate the value of common stock of The Senshu Bank and The Bank of Ikeda based on generally accepted evaluation principles.

Terms and Conditions

We have relied upon the accuracy and completeness of all publicly available information as well as financial prospects and other information provided to us by The Senshu Bank and The Bank of Ikeda and reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion.  We have not assumed any responsibility to independently verify the accuracy or completeness of any such information.  In addition, we have not made any independent valuation, accounting or appraisal of any of the facts, assumptions, or assessments of the information in the materials reviewed including, but not limited to, financial prospects.  We are not responsible for any error or mistake in such information.  We understand that, since the date of the latest financials and business reports provided to us for our review, no material change has occurred which impacts the assets, financial condition, business prospects or forward-looking information of The Senshu Bank, The Bank of Ikeda or their affiliates.

With respect to the financial analyses and forward-looking information relating to business prospects or financial forecasts which The Senshu Bank and The Bank of Ikeda provided to us for our review, we have been advised that such information was reasonably prepared by the managements of The Senshu Bank and The Bank of Ikeda on a basis reflecting the best currently available estimates and judgments of The Senshu Bank and The Bank of Ikeda.  American Appraisal, however, does not guarantee that these financial analyses or forward-

looking information are feasible and the outcomes may be more or less close to such analyses and prospects.

We have not made any independent valuation, accounting or appraisal of any of the assets or liabilities of The Senshu Bank, The Bank of Ikeda or their affiliates, nor have we made any request to a third party for any such accounting or appraisal.

Our analyses conducted to prepare this opinion include our assessments, which other parties may disagree with.  Our opinion in this opinion letter is based on market, economic, financial and other conditions as they exist and can be evaluated on the date hereof, and reflects information available to us as of the date hereof.  Although our opinion stated in this opinion letter may be affected by changes in future conditions, we do not assume any responsibility to modify, change or supplement this opinion in the future.

Our opinion expressed herein is provided for the information of the Board of Directors of The Senshu Bank in connection with its evaluation of the Share Transfer Ratio and may not be used for any other purpose.  This opinion is provided solely for the above purpose, and not for the purpose of providing any opinion upon which the business decision related to the Share Transfer of the Board of Directors of The Senshu Bank was based.

Our opinion is valid as of the date of the opinion only to the extent written herein.  Unless clearly specified in this opinion, this opinion does not make any premises or assumptions of any specific opinion on or after the date of this opinion.

The opinion set forth in this opinion letter does not constitute a recommendation or solicitation to any holder of shares of The Senshu Bank or The Bank of Ikeda as to whether any holder of shares of The Senshu Bank common stock or The Bank of Ikeda common stock should sell or purchase shares, or how any holder should vote or act on any related matter.  This opinion was not prepared for the purpose of allowing such shareholders to make such judgments based on the opinion.

American Appraisal has relied upon the fact that: (i) there is no material information that may affect the calculation of the stock value of The Senshu Bank or The Bank of Ikeda that has not been disclosed; (ii) there are no contingent liabilities, off-balance sheet assets or liabilities, or on-going litigation that may potentially and materially affect such calculation; and (iii) there is no material unrealized loss of the assets.

American Appraisal has assumed, without assuming responsibility for independent verification, that the Business Integration will be carried out lawfully and effectively and that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Business Integration will be obtained without any adverse effect on the contemplated benefits of the Business Integration.

Except as otherwise required by laws and regulations, the opinion expressed herein may not be disclosed, in whole or in part, to any other person, and The Senshu Bank may not disclose, or refer to this opinion letter, in whole or in part, without our express prior consent.

American Appraisal has assumed no responsibility for any loss arising from the disclosure of this opinion.

All copyrights related to this opinion belong to American Appraisal.

Our Fairness Opinion

Based upon and subject to the foregoing and other related factors we deem to be related to the Business Integration, it is our opinion that, as of the date hereof, the Share Transfer Ratio is fair from a financial point of view to The Senshu Bank shareholders.

American Appraisal Japan Co., Ltd.
Takashi Hatagawa
Representative Director

b.	Background of Calculation

The Bank of Ikeda referred to the Share Transfer Ratio calculations rendered by Nomura Securities in its consideration of the Share Transfer Ratio, and The Senshu Bank referred to the Share Transfer Ratio calculations rendered by Morgan Stanley Japan Securities and American Appraisal.  The comprehensive considerations the banks conducted in respect of the Share Transfer Ratio included such factors as the financial and asset conditions of each bank and their future forecasts.  As a result of thorough negotiations and discussions concerning the Share Transfer Ratio, The Bank of Ikeda and The Senshu Bank reached the conclusion that the Share Transfer Ratio set forth above is appropriate and formally agreed upon and resolved to apply such Share Transfer Ratio in the Share Transfer on May 25, 2009.

The Bank of Ikeda received an opinion dated May 25, 2009 from Nomura Securities to the effect that, based on the preconditions and certain other conditions described above, the agreed-upon Share Transfer Ratio is, from a financial perspective, fair for the common stock shareholders of The Bank of Ikeda.  The Senshu Bank received an opinion dated May 25, 2009 from American Appraisal to the effect that, based on certain conditions, the agreed-upon Share Transfer Ratio is, from a financial perspective, fair for common stock shareholders of The Senshu Bank.

c.	Relationship with the Appraisers

Neither Nomura Securities nor American Appraisal is a Related Party (as defined below) of The Bank of Ikeda or The Senshu Bank.  The definition of a related party (such parties as defined, collectively, a “Related Party”) is provided in Article 15-4 of the Regulations Concerning Terminology, Forms and Methods of Preparation of Consolidated Financial Statements (the “Consolidated Financial Statements Regulations”) (which includes consolidated subsidiaries) and in Article 8, Paragraph 17 of the Regulations Concerning Terminology, Forms and Methods of Preparation of Financial Statements (the “Financial Statements Regulations”).

The following information is pertinent to the relationship between The Senshu Bank and Morgan Stanley Japan Securities, The Senshu Bank’s appraiser: (1) Morgan Stanley, Morgan Stanley Japan Securities’ parent company, and MUFG, The Senshu Bank’s parent company, agreed to a strategic capital alliance (the “Capital Alliance”) on September 29, 2008; (2) pursuant to the Capital Alliance, MUFG purchased convertible preferred stock and redeemable preferred stock of Morgan Stanley in a total investment of 9 billion USD on October 13, 2008; (3) MUFG purchased 29,375,000 shares of common stock of Morgan Stanley on May 22, 2009 (New York time) through the public offering announced by Morgan Stanley on May 7, 2009 (New York time), in exchange for the redemption of some of the Morgan Stanley redeemable preferred stock that it already held.  As a result of its series of investments in Morgan Stanley, MUFG may acquire more than 20% of the voting rights of Morgan Stanley, once the Morgan Stanley convertible preferred stock already owned by MUFG is converted into common stock; (4) Morgan Stanley has appointed a director that MUFG selected in accordance with the Capital Alliance; (5) on March 26, 2009, Morgan Stanley and MUFG entered into a Memorandum of Understanding concerning the establishment of a new company through the integration of Morgan Stanley Japan Securities and Mitsubishi UFJ Securities Co., Ltd., a consolidated subsidiary of MUFG, and a global alliance strategy between the two companies continues to be the subject of ongoing evaluations and discussions by and between MUFG and Morgan Stanley.

In consideration of the relationship with Morgan Stanley Japan Securities described above, The Senshu Bank requested American Appraisal to calculate the Share Transfer Ratio and prepare the opinion described above, in addition to and separate from its request to Morgan Stanley Japan Securities to calculate the Share Transfer Ratio.

Morgan Stanley Japan Securities is not a Related Party of The Bank of Ikeda.

(2)	Preferred Shares

Unlike common stock, the first-class preferred stock and the second-class preferred stock (together, the “Preferred Stock”) issued by The Bank of Ikeda do not have market prices.  Accordingly, upon consideration of the Share Transfer Ratio in respect of common stock, The Bank of Ikeda and The Senshu Bank have agreed that Senshu Ikeda Holdings will issue new first-class preferred stock and second-class preferred stock under the same terms and conditions (upon reflecting the allocation ratio) as the terms and conditions of the respective Preferred Stock.  In the Share Transfer, 18.5 shares of the first-class preferred stock of Senshu Ikeda Holdings will be allocated and delivered per share of The Bank of Ikeda’s first-class preferred stock, and 18.5 shares of the second-class preferred stock of Senshu Ikeda Holdings will be allocated and delivered per share of The Bank of Ikeda’s second-class preferred stock.

5.
【Differences between Securities Issued by Companies Subject to Organizational Restructuring (The Bank of Ikeda and The Senshu Bank) and Shares to be Issued (Delivered) through Organizational Restructuring】

Trading Unit

A trading unit of the shares of The Senshu Bank comprises 1,000 shares.  However, a trading unit of the shares of Senshu Ikeda Holdings will comprise 100 shares.

Pursuant to the Share Transfer Plan, Senshu Ikeda Holdings will allocate and deliver (i) 18.5 shares of its first-class preferred stock per share of first-class preferred stock of The Bank of Ikeda and (ii) 18.5 shares of its second-class preferred stock per share of second-class preferred stock of The Bank of Ikeda.

Differences between first-class preferred stock of The Bank of Ikeda and first-class preferred stock of Senshu Ikeda Holdings

The amount of the preferred dividend in respect of each share of first-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the preferred dividend in respect of each share of first-class preferred stock of The Bank of Ikeda by 18.5.

When distributing residual assets, The Bank of Ikeda and Senshu Ikeda Holdings distribute certain cash amounts set forth in their respective Articles of Incorporation to the shareholders or registered pledgees of first-class preferred stock, before such residual assets are distributed to shareholders or registered pledgees of common stock (the “Preferred Residual Asset Distribution (First-Class)”).  The amount of the Preferred Residual Asset Distribution (First-Class) in respect of each share of first-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the Preferred Residual Asset Distribution (First-Class) in respect of each share of first-class preferred stock of The Bank of Ikeda by 18.5.

The Bank of Ikeda and Senshu Ikeda Holdings are entitled to acquire, as of a certain date on or after April 1, 2013 to be determined by a resolution at a meeting of the Board of Directors, all or part of their respective first-class preferred stock, in exchange for the delivery of cash in an amount representing the sum of (i) a certain amount per share set forth in the respective Articles of Incorporation (the “Acquisition Price (First-Class)”), and (ii) a separate amount, also set forth in the respective Articles of Incorporation of The Bank of Ikeda and Senshu Ikeda Holdings.  The amount of the Acquisition Price (First-Class) in respect of each share of first-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the Acquisition Price (First-Class) in respect of each share of first-class preferred stock of The Bank of Ikeda by 18.5.

Unless otherwise provided for by laws and regulations, shareholders of first-class preferred stock of The Bank of Ikeda do not have voting rights at a general meeting of shareholder; provided, however, such shareholders shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if a resolution to pay the preferred dividend in respect of first-class preferred stock described above is not placed on the agenda for the meeting or (ii) from the closing of the ordinary general meeting of shareholders if such resolution is not passed at the meeting, until the resolution to receive such preferred dividend is passed.  Shareholders of first-class preferred stock of Senshu Ikeda Holdings, unless otherwise provided for by laws and regulations, do not have voting rights at a general meeting of shareholders; provided, however, the shareholders of first-class preferred stock shall have voting rights from the date of establishment of Senshu Ikeda Holdings until the resolution to pay the initial preferred dividend in respect of first-class preferred stock is passed.  However, the shareholders of first-class preferred stock shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if a resolution to pay the preferred dividend in respect of first-class preferred stock described above is not placed on the agenda for the meeting or (ii) from the closing of the ordinary general meeting of shareholders if such agenda is not passed at the meeting, until the resolution to pay such preferred dividend is passed.

Differences between second-class preferred stock of The Bank of Ikeda and second-class preferred stock of Senshu Ikeda Holdings

The amount of the preferred dividend in respect of each share of second-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the preferred dividend in respect of each share of second-class preferred stock of The Bank of Ikeda by 18.5.

When distributing residual assets, The Bank of Ikeda and Senshu Ikeda Holdings distribute certain cash amounts set forth in their respective Articles of Incorporation to the shareholders or registered pledgees of second-class preferred stock, before such residual assets are distributed to shareholders or registered pledgees of common stock (the “Preferred Residual Asset Distribution (Second-Class)”).  The amount of the Preferred Residual Asset Distribution (Second-Class) in respect of each share of second-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the Preferred Residual Asset Distribution (Second-Class) in respect of each share of second-class preferred stock of The Bank of Ikeda by 18.5.

The Bank of Ikeda and Senshu Ikeda Holdings are entitled to acquire, as of a certain date on or after April 1, 2014 to be determined by a resolution at a meeting of the Board of Directors, all or part of their respective second-class preferred stock, in exchange for the delivery of cash in an amount representing the sum of (i) a certain amount per share set forth in the respective Articles of Incorporation (the “Acquisition Price (Second-Class)”), and (ii) a separate amount, also set forth in the respective Articles of Incorporation of The Bank of Ikeda and Senshu Ikeda Holdings.  The amount of the Acquisition Price (Second-Class) in respect of each share of second-class preferred stock of Senshu Ikeda Holdings represents the amount calculated by dividing the Acquisition Price (Second-Class) in respect of each share of second-class preferred stock of The Bank of Ikeda by 18.5.

6.	【Rights of Holders of Securities Issued by Companies Subject to Organizational Restructuring (The Bank of Ikeda and The Senshu Bank)】

1.	Administration of Common Stock of The Bank of Ikeda and The Senshu Bank

a.	Method By Which Shareholders May Exercise Their Appraisal Rights

The Bank of Ikeda

In order for a shareholder of common stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of common stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting, both of which are to be held on June 26, 2009, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of common stock to be purchased, each within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting (June 26, 2009).

The Senshu Bank

In order for a shareholder of common stock of The Senshu Bank to exercise the right of a dissenting shareholder to request that the shares of common stock of The Senshu Bank that he or she owns be purchased by The Senshu Bank, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Senshu Bank of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders on June 26, 2009, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders, and (iii) indicate the relevant number of shares of common stock to be purchased within 20 days from the date on which The Senshu Bank makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company

Law, in each case to be made, each within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders (June 26, 2009).

b.	Method By Which Shareholders May Exercise Their Voting Rights

The Bank of Ikeda

Voting rights may be exercised by attending and casting a vote at the ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting, both of which are to be held on June 26, 2009.  (A shareholder may exercise his or her voting rights through another shareholder who holds The Bank of Ikeda voting rights acting as a proxy.  In such case, the shareholder or the proxy must present documentation, prepared for the particular shareholders’ meeting, to The Bank of Ikeda, evidencing the right of the proxy to represent the shareholder at the relevant ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting).  Voting rights may also be exercised by postal mail, in which case the relevant shareholder must exercise their voting rights by 5:40 pm Tokyo time on June 25, 2009.

When exercising his or her voting rights by postal mail, a shareholder must indicate his or her approval or opposition on the voting right exercise form with the reference documents pertaining to the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting and return such form, ensuring that it is received by The Bank of Ikeda (c/o the Osaka Corporate Agency division of Mitsubishi UFJ Trust and Banking Corporation) by 5:40 pm Tokyo time on June 25, 2009.

If none of approval, opposition or abstention with respect to a particular proposal is indicated on the voting right exercise form, it will be deemed that there was an indication of approval.

Shareholders may also exercise their voting rights via the internet by accessing the voting website http://www.evote.jp/ from a personal computer.  Shareholders may log in using the ID and temporary password and, following the on-screen instructions, enter their approval or opposition to the proposals.  Shareholders exercising their voting rights via the internet must ensure that they have completed these procedures by 5:40 pm Tokyo time on June 25, 2009.

If a shareholder exercises his or her voting rights more than once through the voting rights exercise form and the internet, the vote exercised via the internet shall be deemed to be effective.

Where a shareholder holds more than one voting right, he or she may exercise such voting rights separately; provided, however, that such shareholder must notify The Bank of Ikeda by June 22, 2009 of the fact that the shareholder will be exercising his or her voting rights separately at the ordinary general meeting of shareholders and The Bank of Ikeda Common Stock Shareholders’ Meeting, and the reason.  Furthermore, The Bank of Ikeda may deny such shareholder permission to exercise his or her voting rights separately if such shareholder is not holding shares on behalf of another person.

The Senshu Bank

Voting rights may be exercised by attending and casting a vote at the ordinary general meeting of shareholders to be held on June 26, 2009.  (A shareholder may exercise his or her voting rights through another shareholder who holds The Senshu Bank voting rights acting as a proxy.  In such case, the shareholder or the proxy must present documentation, prepared for the particular shareholders’ meeting, to The Senshu Bank, evidencing the right of the proxy to represent the shareholder at the relevant ordinary general meeting of shareholders).  Voting rights may also be exercised by postal mail, in which case the relevant shareholder must exercise their voting rights by 5:00 pm Tokyo time on June 25, 2009.

When exercising his or her voting rights by postal mail, a shareholder must indicate his or her approval or opposition on the voting right exercise form enclosed with the reference documents pertaining to the aforementioned ordinary general meeting of shareholders and return such form, ensuring that it is received by The Bank of Ikeda (c/o the Osaka Corporate

Agency division of Mitsubishi UFJ Trust and Banking Corporation) by 5:40 pm Tokyo time on June 25, 2009.

If none of approval, opposition or abstention with respect to a particular proposal is indicated on the voting right exercise form, it will be deemed that there was an indication of approval.

Where a shareholder holds more than one voting right, he or she may exercise such voting rights separately; provided, however, that such shareholder must notify The Senshu Bank by June 22, 2009 of the fact that the shareholder will be exercising his or her voting rights separately and the reason.  Furthermore, The Senshu Bank may deny such shareholder permission to exercise his or her voting rights separately if such shareholder is not holding shares on behalf of another person.

c.	Method By Which Shares of Common Stock Issued Through Organizational Restructuring May Be Received

Shares of common stock of Senshu Ikeda Holdings to be issued through the Share Transfer will be allocated to the shareholders of common stock of The Bank of Ikeda and The Senshu Bank who are listed or recorded on the respective final shareholders’ registers as of September 30, 2009.  Shareholders of common stock of The Bank of Ikeda and The Senshu Bank may receive shares of common stock of Senshu Ikeda Holdings by having such shares registered in the transfer account in which the shares of common stock of The Bank of Ikeda or The Senshu Bank that they own are registered.

2.	Administration of First-Class Preferred Stock of The Bank of Ikeda

a.	Method by Which Shareholders May Request that The Bank of Ikeda Purchase Their Shares

In order for a shareholder of first-class preferred stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of first-class preferred stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of first-class preferred stock to be purchased, each within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting.

b.	Method By Which Shareholders May Exercise Their Voting Rights

Voting rights may be exercised by attending and casting a vote at the ordinary general meeting of shareholders to be held on June 26, 2009.  (A shareholder may exercise his or her voting rights through another shareholder who holds The Bank of Ikeda voting rights acting as a proxy.  In such case, the shareholder or the proxy must present documentation, prepared for the particular shareholders’ meeting, to The Bank of Ikeda, evidencing the right of the proxy to represent the shareholder at the ordinary general meeting of shareholders).  Voting rights may also be exercised by postal mail, in which case the relevant shareholder must exercise their voting rights by 5:40 pm Tokyo time on June 25, 2009.

When exercising his or her voting rights by postal mail, a shareholder must indicate his or her approval or opposition on the voting right exercise form, ensuring that it is received by the Bank of Ikeda by 5:40 pm Tokyo time on June 25, 2009.

If none of approval, opposition or abstention with respect to a particular proposal is indicated on the voting right exercise form, it will be deemed that there was an indication of approval.

Where a shareholder holds more than one voting right, he or she may exercise such voting rights separately; provided, however, that such shareholder must notify The Bank of Ikeda by

June 22, 2009 of the fact that the shareholder will be exercising his or her voting rights separately at the ordinary general meeting of shareholders, and the reason.  Furthermore, The Bank of Ikeda may deny such shareholder permission to exercise his or her voting rights separately if such shareholder is not holding shares on behalf of another person.

If The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting is held, the method by which shareholders of first-class preferred stock may exercise their voting rights shall be as set forth in relevant laws and regulations, the Articles of Incorporation of The Bank of Ikeda and the decision to convene such meeting.

c.	Method By Which Shares of First-Class Preferred Stock Issued Through Organizational Restructuring May Be Received

Shares of first-class preferred stock issued by Senshu Ikeda Holdings through the Share Transfer shall be allocated to those shareholders of first-class stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of September 30, 2009.  Information pertaining to the shareholders of first-class preferred stock of Senshu Ikeda Holdings on the shareholders’ register of The Bank of Ikeda shall be listed or recorded on the shareholders’ register of Senshu Ikeda Holdings.

3.	Administration of Second-Class Preferred Stock of The Bank of Ikeda

a.	Method by Which Shareholders May Request that The Bank of Ikeda Purchase Their Shares

In order for a shareholder of second-class preferred stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of second-class preferred stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of second-class preferred stock to be purchased. Such right must be exercised within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting.

b.	Method By Which Shareholders May Exercise Their Voting Rights

If The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting is held, the method by which shareholders of first-class preferred stock may exercise their voting rights shall be as set forth in relevant laws and regulations, the Articles of Incorporation of The Bank of Ikeda and the decision to convene such meeting.

c.	Method By Which Shares of Second-Class Preferred Stock Issued Through Organizational Restructuring May Be Received

Shares of second-class preferred stock issued by Senshu Ikeda Holdings through the Share Transfer shall be allocated to those shareholders of second-class stock of The Bank of Ikeda who are listed or recorded on the final shareholders’ register as of September 30, 2009.  Information pertaining to the shareholders of second-class preferred stock of Senshu Ikeda Holdings on the shareholders’ register of The Bank of Ikeda shall be listed or recorded on the shareholders’ register of Senshu Ikeda Holdings.

4.	Administration of Bonds with Stock Acquisition Rights of The Bank of Ikeda and The Senshu Bank

The Bank of Ikeda plans to redeem its 3rd unsecured subordinated bonds with nondetachable stock acquisition rights before maturity at full face value, pursuant to Article 9, Paragraph (2) of the regulations governing their issue, by the day immediately preceding the date of establishment of Senshu Ikeda Holdings.

7.	【Procedures with Respect to Organizational Restructuring】

1.	Type of Documents Prepared Pursuant to the Company Law Pertaining to Organizational Restructuring and Summaries Thereof, and Method by which Such Documents may be Viewed

In accordance with Article 803, Paragraph 1 of the Company Law, and each of the provisions of Article 206 of the Company Law Enforcement Regulations of Japan, the following documents pertaining to the Share Transfer will be made available at the respective headquarters of The Bank of Ikeda and The Senshu Bank from June 11, 2009: (i) the Share Transfer Plan, (ii) information pertaining to the compliance with matters stipulated in Article 773, Paragraph 1, Sections 5 and 6 of the Company Law, (iii) information pertaining to the compliance with matters stipulated in Article 773, Paragraph 1, Sections 9 and 10 of the Company Law in connection with the stock acquisition rights, as defined in Article 808, Paragraph 3, Section 3 of the Company Law, issued by The Bank of Ikeda, and (iv) documents containing information such as the financial reports for the most recent fiscal year of The Bank of Ikeda (to be held at The Senshu Bank ) and The Senshu Bank (to be held at The Bank of Ikeda).  In addition, information on circumstances, if any, that have arisen after the last day of the most recent fiscal year of The Bank of Ikeda or The Senshu Bank, and which have materially affected the financial condition of either The Bank of Ikeda or The Senshu Bank, will also be provided.

The document referred to in (i) is the Share Transfer Plan approved at the respective meetings of the Boards of Directors of The Bank of Ikeda and The Senshu Bank on May 25, 2009.  The document referred to in (ii) describes the Share Transfer Ratio to be used in the Share Transfer and the basis of the calculation of such share transfer ratio, and documents explaining the appropriateness of the amounts of share capital and reserves for Senshu Ikeda Holdings, as stipulated in the aforementioned Share Transfer Plan.  The document referred to in (iii) explains the appropriateness of provisions and other determinations concerning allocation and other matters pertaining to stock acquisition rights in accordance with the Share Transfer.  The documents referred in (iv) include the respective financial reports and other information of The Bank of Ikeda and The Senshu Bank for the fiscal year ended March 31, 2009.  The document referred to in (v) will be provided if circumstances arise that materially affect the financial condition of either The Bank of Ikeda or The Senshu Bank subsequent to the final day of the fiscal year ended March 31, 2009, and shall include the details of any such circumstances.

These documents may be viewed at the respective headquarters of either The Bank of Ikeda or The Senshu Bank.

2.	Shareholders’ Meeting and Other Procedures with Respect to Organizational Restructuring and Schedule Thereof

March 31, 2009 (Tuesday)	Record date of the Ordinary General Meetings of Shareholders (both banks)
May 25, 2009 (Monday)	Meetings of the Board of Directors (both banks) to approve the agreement pertaining to the business integration (the “Integration Agreement”) and the Share Transfer Plan (both banks)
May 25, 2009 (Monday)	Conclusion of the Integration Agreement (both banks)
June 26, 2009 (Friday) (scheduled)
Ordinary General Meetings of Shareholders (approval of the Share Transfer Plan) (both banks)
The Bank of Ikeda Common Stock Shareholders’ Meeting (The Bank of Ikeda)
The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting (The Bank of Ikeda)
The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting (The Bank of Ikeda)

September 25, 2009 (Friday) (scheduled)	Delisting of shares from the Tokyo Stock Exchange (The Bank of Ikeda)
September 25, 2009 (Friday)	Delisting of shares from the Osaka Securities Exchange (both

(scheduled)	banks)
October 1, 2009 (Thursday) (scheduled)	Effective Date of the Share Transfer (Incorporation and registration of Senshu Ikeda Holdings) Listing of shares of Senshu Ikeda Holdings

If the necessity arises in the course of proceedings of the Share Transfer, or other compelling circumstances arise, changes to the schedule may be made upon consultation between the two banks.

3.
Method by Which a Holder of Securities Which have been Issued by a Company Subject to Organizational Restructuring may Exercise His or Her Appraisal Rights in Connection with the Organizational Restructuring

a.	Shareholders of Common Stock of the Companies Subject to Organizational Restructuring (The Bank of Ikeda and The Senshu Bank)

The Bank of Ikeda

In order for a shareholder of common stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of common stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting, both of which are to be held on June 26, 2009, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of common stock to be purchased. Such right must be exercised within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda Common Stock Shareholders’ Meeting (June 26, 2009).

The Senshu Bank

In order for a shareholder of common stock of The Senshu Bank to exercise the right of a dissenting shareholder to request that the shares of common stock of The Senshu Bank that he or she owns be purchased by The Senshu Bank, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Senshu Bank of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders on June 26, 2009, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders, and (iii) indicate the relevant number of shares of common stock to be purchased.  Such right must be exercised within 20 days from the date on which The Senshu Bank makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders (June 26, 2009).

b.	Shareholders of First-Class Preferred Stock of The Bank of Ikeda

In order for a shareholder of first-class preferred stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of first-class preferred stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of first-class preferred stock to be purchased. Such right must be exercised within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting.

c.	Shareholders of Second-Class Preferred Stock of The Bank of Ikeda

In order for a shareholder of second-class preferred stock of The Bank of Ikeda to exercise the right of a dissenting shareholder to request that the shares of second-class preferred stock of The Bank of Ikeda that he or she owns be purchased by The Bank of Ikeda, as stipulated in Article 806 of the Company Law, such shareholder must (i) notify The Bank of Ikeda of his or her opposition to the Share Transfer before the ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting, (ii) oppose the Share Transfer at such ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting, and (iii) indicate the relevant number of shares of second-class preferred stock to be purchased. Such right must be exercised within 20 days from the date on which The Bank of Ikeda makes (x) a notification pursuant to Article 806, Paragraph 3 of the Company Law or (y) a public notice pursuant to Article 806, Paragraph 4 of the Company Law, in each case to be made within 2 weeks from the date on which resolutions were passed at the aforementioned ordinary general meeting of shareholders or The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting.

II.	Integrated Financial Information

1.	Senshu Ikeda Holdings

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no financial information available as of the date of this Registration Statement.

2.	Senshu Ikeda Holdings after the Completion of the Organizational Restructuring

As stated above, there is no financial information available for Senshu Ikeda Holdings as of the date of this Registration Statement.  The following are aggregated numbers of major business indices - “total income”, “ordinary income” and “net income” of both The Bank of Ikeda and The Senshu Bank for the most recent consolidated fiscal year.  Please be advised that the following figures are simply combined amounts and have not been audited by an auditing firm.  In addition, because it is difficult to simply combine amounts for indices other than “total income”, “ordinary income”, “net income”, “net assets” and “total assets”, and such a simple combination might cause investors to err in making decisions, such combined amounts are not presented here.
                                                           (millions of Japanese yen)
	The Bank of Ikeda (Fiscal Year ended March 31, 2009	The Senshu Bank (Fiscal Year ended March 31, 2009)	Combined Total
Total income	83,201	59,052	142,253
Ordinary income (loss)	(34,736)	(293)	(35,030)
Net income (loss)	(37,453)	63	(37,389)
Net assets	57,589	74,054	131,643
Total assets	2,550,017	2,221,173	4,771,191

3.	Companies Subject to the Organizational Restructuring (The Bank of Ikeda and The Senshu Bank)

The following are major business indices for the recent consolidated fiscal year of The Bank of Ikeda and The Senshu Bank, both of which will become wholly-owned subsidiaries of Senshu Ikeda Holdings.

Changes in Major Business Indices

The Bank of Ikeda

Consolidated Business Indices
		Fiscal year ended March, 31, 2008	Fiscal year ended March, 31, 2009
		(April 1, 2007 through March 31, 2008)	(April 1, 2008 through March 31, 2009)
Total income (consolidated)	(millions of Japanese yen)	88,452	83,201
Ordinary income (loss) (consolidated)	(millions of Japanese yen)	(64,118)	(34,736)
Net income (loss) (consolidated)	(millions of Japanese yen)	(54,968)	(37,453)
Net assets (consolidated)	(millions of Japanese yen)	68,272	57,589
Total assets (consolidated)	(millions of Japanese yen)	2,727,805	2,550,017
Net assets per share	(Japanese yen)	1,437.84	65.99
Net income (loss) per share	(Japanese yen)	(2,122.77)	(1,446.51)
Diluted earnings per share	(Japanese yen)	-	-
Capital ratio	(%)	2.46	2.22
Capital ratio (consolidated) (domestic standard)	(%)	10.62	9.39

Return on equity (consolidated)	(%)	(62.16)	(60.43)
Price earnings ratio (consolidated)	(%)	-	-
Cash flows from operating activities	(millions of Japanese yen)	(150,311)	(64,195)
Cash flows from investing activities	(millions of Japanese yen)	101,460	72,671
Cash flows from financing activities	(millions of Japanese yen)	41,414	17,987
Cash and cash equivalents at end of period	(millions of Japanese yen)	43,808	70,269

(Note 1)	The Bank of Ikeda and its consolidated subsidiaries primarily account for consumption tax and local consumption tax in accordance with tax-excluded method.

(Note 2)	“Diluted earnings per share” was not presented because a net loss was recorded.

(Note 3)
The Bank of Ikeda has adopted “Accounting Standard for Net Income Per Share” (Accounting Standards Board of Japan (“ASBJ”) Statement No. 2) and “Guidance on Accounting Standard for Net Income Per Share” (ASBJ Guidance No. 4) for calculations of “Net assets per share”, “Net income (loss) per share” and “Diluted earnings per share”.

(Note 4)	“Capital ratio” is calculated by dividing the total assets as of the end of the fiscal year by (total assets as of the end of the fiscal year – minority interests).

(Note 5)
“Capital ratio (consolidated)” is calculated in accordance with the calculation method stipulated in the Financial Services Agency Ordinance Announcement No. 19 pursuant to Article 14-2 of the Banking Act.  The Bank of Ikeda utilizes the domestic standard.

(Note 6)	“Price earnings ratio (consolidated)” was not presented because a consolidated net loss was recorded.

(Note 7)	Figures presented for the fiscal year ended March 31, 2009 are based on financial information in respect of which The Bank of Ikeda has not yet received an audit certificate.

The Senshu Bank

Consolidated Business Indices
		Fiscal year ended March, 31, 2008	Fiscal year ended March, 31, 2009
		(April 1, 2007 through March 31, 2008)	(April 1, 2008 through March 31, 2009)
Total income (consolidated)	(millions of Japanese yen)	57,721	59,052
Ordinary income (loss) (consolidated)	(millions of Japanese yen)	2,675	(293)
Net income (consolidated)	(millions of Japanese yen)	2,800	63
Net assets (consolidated)	(millions of Japanese yen)	89,224	74,054
Total assets (consolidated)	(millions of Japanese yen)	2,127,243	2,221,173
Net assets per share	(Japanese yen)	177.98	146.94
Net income (loss) per share	(Japanese yen)	5.97	(0.00)
Diluted earnings per share	(Japanese yen)	5.82	-
Capital ratio	(%)	4.16	3.32
Capital ratio (consolidated) (domestic standard)	(%)	11.23	10.19
Return on equity (consolidated)	(%)	3.02	0.07

Price earnings ratio (consolidated)	(%)	39.86	-
Cash flows from operating activities	(millions of Japanese yen)	15,204	7,600
Cash flows from investing activities	(millions of Japanese yen)	(15,232)	3,211
Cash flows from financing activities	(millions of Japanese yen)	(2,289)	(4,372)
Cash and cash equivalents at end of period	(millions of Japanese yen)	18,958	25,362

(Note 1)	The Senshu Bank and its consolidated subsidiaries primarily account for consumption tax and local consumption tax in accordance with tax excluded method.

(Note 2)	“Capital ratio” is calculated by dividing the total assets as of the end of the fiscal year by (total assets as of the end of the fiscal year – minority interests).

(Note 3)
The Senshu Bank has adopted “Accounting Standard for Net Income Per Share” (ASBJ Statement No. 2) and “Guidance on Accounting Standard for Net Income Per Share” (ASBJ Guidance No. 4) for calculations of “Net assets per share”, “Net income (loss) per share” and “Diluted earnings per share”.

(Note 4)
“Capital ratio (consolidated)” is calculated in accordance with the calculation method stipulated in the Financial Services Agency Ordinance Announcement No. 19 pursuant to Article 14-2 of the Banking Act.  The Senshu Bank utilizes the domestic standards.

(Note 5)
“Diluted earnings per share” was not presented for the fiscal year ended March 31, 2009 because the application of calculations to adjust for latent shares did not decrease the amount of net income per share.

(Note 6)	“Price earnings ratio (consolidated)” was not presented because a consolidated net loss was recorded in the fiscal year ended March 31, 2009.

(Note 7)	Figures presented for the fiscal year ended March 31, 2009 are based on financial information in respect of which The Senshu Bank has not yet received an audit certificate.

III.	Material Contracts between Issuer (and its Related Parties) and Subject Companies of the Organizational Restructuring (The Bank of Ikeda and The Senshu Bank)

N/A

Part III.	Corporate Information

I.	Details of the Corporation

1.	【Changes in Major Business Indices】

Information concerning the changes in major business indices is set forth above in “II. Integrated Financial Information” of “Part II. Organizational Restructuring (Tender Offer)”.

2.	【History of Senshu Ikeda Holdings】

May 25, 2009
The Bank of Ikeda and The Senshu Bank prepared the Share Transfer Plan pursuant to a resolution of the Boards of Directors of The Bank of Ikeda and The Senshu Bank, and entered into the Integration Agreement, both of which are subject to approval of the Commissioner of the Financial Services Agency of Japan and conditional upon the approval of (i) the respective general meetings of shareholders of both banks; (ii) The Bank of Ikeda Common Stock Shareholders’ Meeting; (iii) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting; and (iv) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting.

June 26, 2009
At the respective ordinary general meetings of shareholders of both banks, and The Bank of Ikeda Common Stock Shareholders’ Meeting, each of The Bank of Ikeda and The Senshu Bank is scheduled to resolve (i) to establish Senshu Ikeda Holdings through a joint share transfer and (ii) to make both The Bank of Ikeda and The Senshu Bank wholly-owned subsidiaries of Senshu Ikeda Holdings.  In addition, The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting and The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting are to be held on June 26, 2009.  At each of these meetings, The Bank of Ikeda is scheduled to resolve (i) to establish Senshu Ikeda Holdings through a joint share transfer and (ii) to make both The Bank of Ikeda and The Senshu Bank wholly-owned subsidiaries of Senshu Ikeda Holdings.

October 1, 2009
The Bank of Ikeda and The Senshu Bank are scheduled to establish Senshu Ikeda Holdings through the Share Transfer.  The common stock of Senshu Ikeda Holdings is expected to be listed on the Tokyo Stock Exchange and the Osaka Securities Exchange.

3.	【Details of the Business of Senshu Ikeda Holdings】

Senshu Ikeda Holdings will be engaged in the management and other related businesses of banks and affiliates whose shares can be held in accordance with the Banking Act and other related operations.

The Senshu Ikeda Holdings Group, comprising Senshu Ikeda Holdings, twelve consolidated subsidiaries and one equity method affiliate, will provide banking services and other financial services, including credit card services, credit guarantee services and leasing services.

With respect to the companies that will become wholly-owned subsidiaries of Senshu Ikeda Holdings, details of the business of The Bank of Ikeda at the end of the fiscal year ended March 31, 2009 and of The Senshu Bank at the end of the fiscal year ended March 31, 2009, are set forth below.

The Bank of Ikeda

The Bank of Ikeda Group (The Bank of Ikeda and its affiliated companies) consists of The Bank of Ikeda, 21 subsidiaries (four of which are consolidated subsidiaries) and one affiliated company (which is not an equity-method affiliate).  The Bank of Ikeda Group focuses on banking services and other financial services, including leasing services, credit card services and credit guarantee services.

The following is a summary of The Bank of Ikeda Group’s businesses:

<Banking Services>

The Bank of Ikeda Group provides deposit services, loan services, securities trading services, securities investment services, domestic exchange services, foreign exchange services, trust, registration and other services in connection with bonds, and ancillary services (including agency services, debt guarantees, over the counter sales of securities investment trust and insurance products and securities brokerage services) through the head office of The Bank of Ikeda and its network of 70 branches and 5 sub-branches.

<Leasing Services>

Ikeda Bank Lease Co., Ltd, The Bank of Ikeda’s subsidiary, leases industrial machinery, construction machinery, computers and office equipment, among others.

<Credit Guarantee Services>

Ikegin Guarantee Co., Ltd., The Bank of Ikeda’s subsidiary, guarantees housing and other loans provided by The Bank of Ikeda.

<Credit Card Services>

J.I. Co., Ltd., D.I. Co., Ltd. and Vui I Co., Ltd., which are all subsidiaries of The Bank of Ikeda, provide credit-card related and other services.

<Other Services>

In addition to the services set forth above, The Bank of Ikeda Group provides venture capital services, investment advisory services, services in connection with the development under contract and sale of computer software and information services through its subsidiaries and affiliated companies.  In addition, subsidiaries provide ancillary services (including cash settlement and printing services, personnel services and services in connection with the appraisal of, and research concerning, real-estate collateral) to The Bank of Ikeda.

The Senshu Bank

The Senshu Bank Group consists of The Senshu Bank, six consolidated subsidiaries and one affiliated company (which is an equity-method affiliate).  The Senshu Bank Group provides banking services and other financial services, including credit card services, credit guarantee services and leasing services.

The following is a summary of The Senshu Bank Group’s businesses:

<Banking Services>

The Senshu Bank Group provides deposit services, loan services, securities trading services, securities investment services, domestic exchange services, foreign exchange services, trust, registration and other services in connection with bonds, and ancillary services (including agency services, debt guarantees, over the counter sales of securities investment trust and insurance products and securities brokerage services) through its head office and network of 61 branches and two regional offices.

<Leasing and Factoring Services>

Sengin General Leasing Company Limited, The Senshu Bank’s subsidiary, provides leasing services and factoring services.

<Credit Guarantee Services>

Kinki Credit Guarantee Company Limited, The Senshu Bank’s subsidiary, guarantees housing and other loans provided by The Bank of Ikeda.

<Credit Card Services>

The Senshu Card Company Limited, The Senshu Bank’s subsidiary, provides credit-card and other services.

<Other Services>

In addition to the services set forth above, services provided by affiliated companies of The Senshu Bank include back-office administration services and services in connection with the development and sale of computer software and the production and sale of computer programs for financial institutions.

The organizational structure of the Senshu Ikeda Holdings Group is as follows:

(Note:  * indicates consolodated subsidiaries and o indicates equity-method affiliate)

Senshu Ikeda Holdings, Inc.
The Bank of Ikeda, Ltd.
Banking Services
Head office and branches: 71
Sub-branches: 5
Representative offices: 2
Leasing Services
* Ikeda Bank Lease Co., Ltd.
Credit guarantee services
* Ikegin Guarantee Co., Ltd.
Credit card services
* J. I. Co., Ltd.
D. I. Co., Ltd.
Vui I Co., Ltd.
Other services
* Ikegin Capital Co., Ltd. (Venture capital services)
Ikeda Business Service Co., Ltd. (Cash settlement and printing services)
Ikegin Office Service Co., Ltd. (Personnel services)
I. M. S. Co., Ltd. (Appraisal of real-estate collateral and real-estate research services)
Hitachi & Ikeda Brains, Co., Ltd. (Development of computer software)
Ikeda Investment Management Co., Ltd. (Investment advisory and discretionary investment services)
Shizen Soken Co., Ltd. (Information offering services)
Investment enterprise partnerships: 9
Ikeda Preferred Capital Cayman Limited
The Senshu Bank, Ltd.
Banking services
Head office and branches: 62
Regional offices: 2
Leasing and factoring services
* Sengin General Leasing Company Limited
Credit guarantee services
* Kinki Credit Guarantee Company Limited
Credit card services
* The Senshu Card Company Limited
Other services
* Sengin Business Service Company Limited
* Senshu Software Service Company Limited
* JS Venture Capital Investment, L. P
○ Bank Computer Service Corporation

4.	【Related Companies Information】

Because Senshu Ikeda Holdings has not yet been established, it does not have any related companies as of the date of submission of this Registration Statement.  However, related companies of Senshu Ikeda Holdings are scheduled to comprise the following as of October 1, 2009:

Name	Address	Paid-in Capital (millions of Japanese yen)	Major Businesses	Percentage of Voting Rights (%)	Officers in Dual Capacity (persons)		Financial Support	Business Transactions	Equipment Lease
					Officer (persons)	Employee (persons)
(Parent Companies)
Mitsubishi UFJ Financial Group, Inc.	Chiyoda-ku, Tokyo	1,620,896	Bank holding company	Owned TBC	1 (tentative)	- (tentative)	TBD	TBD	TBD
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Chiyoda-ku, Tokyo	1,196,295	Banking	TBC	1 (tentative)	- (tentative)	TBD	TBD	TBD
(Consolidated Subsidiaries)
The Bank of Ikeda, Ltd.	Ikeda-shi, Osaka-fu	76,865	Banking	Own 100.0	7 (tentative)	- (tentative)	TBD	TBD	TBD
Ikegin Guarantee Co., Ltd.	Ikeda-shi, Osaka-fu	180	Credit guarantee	54.25 (54.25) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
J. I. Co., Ltd.	Ikeda-shi, Osaka-fu	30	Credit card	74.68 (74.68) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikeda Bank Lease Co., Ltd.	Kita-ku, Osaka-shi	50	Leasing	72.85 (72.85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Ikegin Capital Co., Ltd.	Kita-ku, Osaka-shi	426	Venture capital	65.91 (65.91) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
The Senshu Bank, Ltd.	Kishiwada-shi, Osaka-fu	44,575	Banking	100.0	7 (tentative)	- (tentative)	TBD	TBD	TBD
The Senshu Card Company Limited	Kishiwada-shi, Osaka-fu	30	Credit card	85 (85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Kinki Credit Guarantee Company Limited	Kaizuka-shi, Osaka-fu	6,400	Home loans and other credit guarantee	100.0 (100.0) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Sengin General Leasing Company Limited	Kishiwada-shi, Osaka-fu	120	Leasing and factoring	41 (41) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Sengin Business Service Company Limited	Sakai-ku, Sakai-shi	30	Back-office administration	100.0 (100.0) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
Senshu Software Service Company Limited	Izumisano-shi, Osaka-fu	30	Computer software development and sale	85 (85) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD
JS Venture Capital Investment, L. P	Chiyoda-ku, Tokyo	400	Limited partnership for investment	-	- (tentative)	- (tentative)	TBD	TBD	TBD

Bank Computer Service Corporation	Izumisano-shi, Osaka-fu	400	Computer program development for financial institutions and sale	45 (45) [-]	- (tentative)	- (tentative)	TBD	TBD	TBD

(Note 1)	Among the related companies listed above, The Bank of Ikeda, Ltd., The Senshu Bank, Ltd. and Kinki Credit Guarantee Company Limited are expected to be specified subsidiaries of Senshu Ikeda Holdings.

(Note 2)
Among the related companies listed above, Mitsubishi UFJ Financial Group, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Bank of Ikeda, Ltd. and The Senshu Bank, Ltd. submit securities registration statements and annual securities reports.

(Note 3)
In the “Percentage of Voting Rights”, the number inside “( )” indicates indirect holding percentage by subsidiaries (included in the total number), the number inside “[ ]” indicates the percentage (excluded from the total number) held by “a person who holds intimate relationships with the company in terms of investment, personnel matters, funds, technology and transactions and thus is regarded to exercise the same voting rights as the company”, or “a person who has agreed to exercise the same voting rights as the company.”

(Note 4)
As set forth above in “1. Purpose and Reason of Business Integration” of “1. Purpose of Organizational Restructuring” of “I. Summary of Organizational Restructuring (Tender Offer)” of “Part II Organizational Restructuring (Tender Offer)”, The Bank of Ikeda and The Senshu Bank will continue to consider the possibility of integrating and/or restructuring their respective operating subsidiaries to make them operating subsidiaries of Senshu Ikeda Holdings, grouped according to business function.

5.	【Employee Information】

(1)	Employees of Senshu Ikeda Holdings

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, matters with respect to its employees have not yet been decided.

(2)	Employees of Consolidated Subsidiaries

Information pertaining to the employees of The Bank of Ikeda and The Senshu Bank - the companies which will become Senshu Ikeda Holdings’ consolidated subsidiaries - as of March 31, 2009, is as follows:

The Bank of Ikeda

a.	Number of employees of consolidated companies
(as of March 31, 2009)

	Banking Services	Leasing Services	Credit Card Services	Credit Guarantee Services	Other Services	Total
Number of Employees	1,240 (519)	17 (4)	18 (-)	13 (4)	6 (4)	1,294 (531)

(Note 1)	The “Number of Employees” listed above does not include executive officers.

(Note 2)	The “Number of Employees” listed above does not include 523 people who are part-time or temporary employees.

(Note 3)	Figures shown in parentheses represent the average number of part-time and temporary employees for the fiscal year ending March 31, 2009 and are not included in the “Number of Employees”.

The Senshu Bank

a.	Number of employees of consolidated companies
(as of March 31, 2009)

	Banking Services	Other Services	Total
Number of Employees	1,348 (572)	82 (111)	1,430 (683)

(Note 1)	The “Number of Employees” listed above does not include executive officers.

(Note 2)	The “Number of Employees” listed above pertains to full-time employees and does not include 663 people who are part-time or temporary employees.

(Note 3)	Figures shown in parentheses represent the average number of part-time and temporary employees for the fiscal year ending March 31, 2009 and are not included in the “Number of Employees”.

(3)	Labor Union Information

a.	Senshu Ikeda Holdings

N/A

b.	Consolidated Subsidiaries

Information with respect to labor unions of each of The Bank of Ikeda and The Senshu Bank for the year immediately preceding the date of submission of this Registration Statement is as follows:

The Bank of Ikeda

The labor union of The Bank of Ikeda is Ikeda Bank Union, which has 1,037 members.  There is no information to note concerning the employer-employee relationship.

The Senshu Bank

The Senshu Bank has two labor unions, which are Senshu Bank Union and Senshu Bank Labor Union.  Senshu Bank Union has 1,163 members and Senshu Bank Labor Union has 1 member.  There is no information to note concerning the employer-employee relationship between The Senshu Bank and either of its two labor unions.

II.	Description of Business

1.	【Summary of Business Results】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to its business results.

2.	【Production, Received Orders and Sales】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to production, received orders and sales.

3.	【Outstanding Issues】

The Bank of Ikeda and The Senshu Bank have established a basic policy concerning the Business Integration as follows (the “Basic Policy”).

The Bank of Ikeda and The Senshu Bank will aim for further expansion and growth centering around Osaka City, which is the economic center of the Kansai region.

In recognition of its fundamental mission to “improve relationship banking”, Senshu Ikeda Holdings Group will strive to improve customer satisfaction by developing “carefully-crafted services”, a characteristic of regional financial institutions.

The integration of The Bank of Ikeda, which has a solid foundation in the northern part of Osaka and the southeastern part of Hyogo, and The Senshu Bank, which has a solid foundation in the southern part of Osaka, will promote the amalgamation of the north-south economic zone, reenergize the flow of funds, personnel and business, and contribute to the development of the region.

Based on the Basic Policy set forth above, Senshu Ikeda Holdings Group will, as an independent financial group representing the Kansai region, aim towards developing its business and contributing to the regional community.

4.	【Business-Related Risks】

Although Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, predicted risks with respect to the management integration of the Senshu Ikeda Holdings Group in relation to the Share Transfer are described as below.  In addition, upon completion of the Share Transfer, Senshu Ikeda Holdings will become the parent company of The Bank of Ikeda and The Senshu Bank, and therefore, after the incorporation of Senshu Ikeda Holdings, business risks pertaining to The Bank of Ikeda and The Senshu Bank as of the date of this Registration Statement may become business risks of Senshu Ikeda Holdings.

Please be advised that, although this section contains forward-looking statements, such statements are made only as of the date of this Registration Statement, unless otherwise specified.

(1)	Risks related to Business Integration

a.	Share Transfer Procedure

The Share Transfer procedure has not been completed as of the date of this Registration Statement, and is subject to various conditions (including, but not limited to, taking the necessary procedures under the Act Concerning Prohibition of Private Monopoly and Maintenance of Fair Trade and the U.S. securities laws), such as obtaining certain approvals, making reports and submitting documents and meeting filing requirements.  Therefore, if the domestic and oversea regulatory authorities diminish the expected benefits of the Share Transfer by suspending or delaying the Share Transfer, or by imposing conditions which would make it difficult to complete the Share Transfer as planned, the Share Transfer may not be completed as scheduled.  If such an event occurs, it may result in a material adverse effect on the financial position and business results of the Senshu Ikeda Holdings Group.

b.	Changes to Capital Structure

The Bank of Ikeda and The Senshu Bank will continue to work closely with BTMU and MUFG.  However, The Bank of Ikeda and The Senshu Bank have reached an agreement with BTMU concerning certain matters with respect to the voting rights of Senshu Ikeda Holdings, in order to improve Senshu Ikeda Holdings’ independence as a regional financial institution.  For detailed information in connection with such agreement, please refer to “2. Independence of the New Financial Group” of “1. Purpose of Organizational Restructuring” of “1. Summary of Organizational Restructuring (Tender Offer)” of “Part II. Organizational Restructuring (Tender Offer)”.  Senshu Ikeda Holdings will continue to maintain a close relationship with BTMU and the MUFG Group even after it is no longer an equity-method affiliate.  However, if its relationship with the MUFG Group is affected for any reason, the financial position and business results of Senshu Ikeda Holdings may be affected.

c.	Fluctuations in Share Price as a Result of Changes to Capital Structure

Senshu Ikeda Holdings’ share price may be affected by the divestment of shares in accordance with the changes to capital structure described above.

d.	Effects of the Business Integration

If The Bank of Ikeda, The Senshu Bank and Senshu Ikeda Holdings are unable to fully capitalize on the expected benefits of the management integration, the financial position and business results of Senshu Ikeda Holdings Group may be materially adversely affected.

(2)	Credit Risk

The primary risk facing the subsidiary banks of Senshu Ikeda Holdings Group is the credit risk that can be attributed primarily to the deterioration in the financial positions of their respective borrowers and other variables.  The bad debt of Senshu Ikeda Holdings Group may increase as a result of economic trends, fluctuations in the price of real estate and share prices, the management position of borrowers and other factors.  As a result, if credit costs exceed the levels currently estimated, the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(3)	Market Risk

The market-related services of Senshu Ikeda Holdings Group manage various financial instruments and are affected by interest rates, exchange rates, shares and other market fluctuations.  Although Senshu Ikeda Holdings will limit its exposure to these market risks through hedging transactions and other measures, market risks cannot be avoided completely.  If market fluctuations exceed the levels anticipated by Senshu Ikeda Holdings Group, its business results and financial position may be adversely affected.

(4)	Liquidity Risk

Financing may adversely affected by factors such as changes to domestic and international economic conditions or the market environment, thereby resulting in Senshu Ikeda Holdings having to procure financing at significantly higher interest rates than usual.  In addition, the reduction of the credit rating of Senshu Ikeda Holdings or its subsidiary banks, among other factors, may result in Senshu Ikeda Holdings Group having no choice but to enter into financing transactions under unfavorable conditions.

(5)	Administrative Risk

Senshu Ikeda Holdings Group will observe appropriate administrative processing procedures in accordance with various administrative procedural regulations it will establish, and work to reinforce its administrative systems to facilitate the prevention of incidents before they occur.  However, if significant incidents, impropriety or other prejudicial incident were to occur, despite these initiatives, the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(6)	Systems Risk

The subsidiary banks of Senshu Ikeda Holdings Group possess online systems that connect them to business offices, ATMs and other banks, in addition to information systems in which customers’ information is stored.  In addition to taking all possible measures to secure its systems against failures to operate, malfunctions, inappropriate use and other system risks, Senshu Ikeda Holdings Group will manage information in a thorough and strict manner and implement appropriate initiatives on the operational side.  However, if material systems interruptions were to occur, despite these initiatives, settlement services may be interrupted or other operations of Senshu Ikeda Holdings Group may be otherwise significantly affected.  As a result, the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(7)	Personnel Risk

The loss of personnel, weakening of morale or occurrence of behavior which presents issues of concern from the perspective of compliance with laws, regulations and other responsibilities of Senshu Ikeda Holdings Group could affect its business results and business execution.

(8)	Tangible Fixed Assets Risk

If tangible fixed assets were to be damaged or the quality of the working environment were to diminish or otherwise be affected as a result of disaster or defective asset management, the business results and business execution of Senshu Ikeda Holdings Group may be affected.  In particular, the occurrence of a natural disaster on the same scale as the Nankai earthquake or the Tonankai earthquake may result not only in losses incurred due to damage to the property of Senshu Ikeda Holdings Group itself, but also in a deterioration of the business results of its business partners due to damage incurred by them.  Accordingly, the business results of Senshu Ikeda Holdings Group may be affected.

(9)	Risk in connection with Changes to Regulations

Senshu Ikeda Holdings Group will execute its business pursuant to various public regulations governing business operations and various regulations and policies to maintain the financial system.  These regulations and policies are subject to change.  Although predicting the effect of any such changes at the current time presents difficulties, the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(10)	Risk in connection with Dissemination of False Information or Rumors

The dissemination of malicious false information or rumors, including negative press coverage of the banking industry or Senshu Ikeda Holdings Group, may affect the business results and financial position of Senshu Ikeda Holdings Group and the share price of Senshu Ikeda Holdings, regardless of whether the information involved is accurate or not, or whether it pertains to Senshu Ikeda Holdings Group.

(11)	Deferred Tax Assets Risk

If, pursuant to generally accepted accounting principles, Senshu Ikeda Holdings Group records deferred tax assets in its balance sheet, in the event that Senshu Ikeda Holdings later determines that all or some of its deferred tax assets may not be recovered, on the basis of forecasts in respect of its future taxable income, or if the amount included in deferred tax assets is regulated due to changes to the relevant tax regulations in the future, the business results or financial position of Senshu Ikeda Holdings Group may be affected.

(12)	Capital Ratio Risk

Senshu Ikeda Holdings Group must maintain its consolidated capital ratio at a level that exceeds the second standard (4%), pursuant to the “Standards for Bank Holding Companies to Consider the Adequacy of Their Capital Based on Assets and Others Held by Them and Their Subsidiaries Pursuant to Article 52-25 of the Banking Act” (Financial Services Agency Ordinance Announcement No. 20, released 2006).  In addition, Senshu Ikeda Holdings Group’s subsidiary banks must each maintain their respective consolidated and non-consolidated capital ratios at a level that exceeds the domestic standard (4%), pursuant to the “Standards for Banks to Assess Whether Their Adequacy is Appropriate Given Asset Holdings Based on Article 14-2 of the Banking Act” (Financial Services Agency Ordinance Announcement No. 19, released 2006).  If Senshu Ikeda Holdings Group or its subsidiary banks’ respective consolidated capital ratios or non-consolidated capital ratios fall below the levels required, the Group or the relevant subsidiary bank will become subject to several orders from the Commissioner of the Financial Services Agency, including the temporary cessation of all or some business activities.

The following factors may affect the capital ratio of Senshu Ikeda Holdings Group or its subsidiary banks:

- an increase in credit-related expenses as a result of increased write-offs of bad debt;

-  a decrease in share price or increase in market interest rates;

- a reversal of deferred tax assets;

- a change to the standards of, or calculation methods applied to, the capital ratio;

- difficulty in refinancing subordinated debt under the same terms and conditions as it was acquired; and

- the occurrence of events other than those set forth above that are prejudicial to the interests of Senshu Ikeda Holdings Group or its subsidiary banks.

(13)	Information Leakage Risk

Senshu Ikeda Holdings Group possesses large amounts of information pertaining to its customers, and will strive to ensure that such information is rigorously managed through the establishment and maintenance of internal information management systems.  However, if customers’ information, management information or other material information were leaked, lost, falsified, misused or otherwise mishandled, Senshu Ikeda Holdings Group may incur loss of trust or other effects, which could adversely affect the business results and financial position of Senshu Ikeda Holdings Group.

(14)	Competition Risk

Competition in the primary operating base of Senshu Ikeda Holdings Group is expected to intensify, due to the entry into the market of Kinki regional banks, in addition to the large banks and regional financial institutions that are already based in the region, and other factors.  If Senshu Ikeda Holdings Group, affected by such an operating environment, is unable to improve its loans or increase revenue from fees as planned, it may be unable to achieve its business strategies and other goals, and the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(15)	Risk in connection with Retirement Benefits Liabilities

The retirement benefits expenses and liabilities of Senshu Ikeda Holdings Group will be calculated based a discount rate and other assumptions established for the purposes for actuarial accounting.  If any of these assumptions changes, or if the actual fair value of the pension plan assets declines, the business results and financial position of Senshu Ikeda Holdings Group may be adversely affected.

(16)	Risk in connection with Impairment Loss on Fixed Assets

Losses may be incurred in accordance with the application of accounting for impairment in respect of fixed assets owned by Senshu Ikeda Holdings Group as a result of trends in the economic environment, fluctuations in the price of land and other factors, which may affect the business results of Senshu Ikeda Holdings Group.

(17)	Risk in connection with Outside Factors (including Terrorism)

Events such as a large-scale disruption to systems or societal infrastructure due to terrorism or other outside forces or an epidemic (such as a new strain of influenza or other contagious disease) could result in a portion of The Senshu Bank’s business being rendered unable to perform at full capacity.  Such an event may affect the business results and the business execution of The Senshu Bank.

(18)	Risk of Litigation and Other Legal Proceedings

The business activities of Senshu Ikeda Holdings Group are subject to various laws and regulations, including the Company Law, the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the Banking Act.  In addition, its business activities involve agreements governing various transactions.  Senshu Ikeda Holdings will conduct legal risk management and other initiatives to ensure compliance with the various regulations prescribed by laws and regulations and the terms and conditions of such agreements.  However, if it is unable to comply with such regulations or terms as a result of discrepancies in legal interpretation or inadequate legal procedures, the business results or financial position of Senshu Ikeda Holdings may be adversely affected.

5.	【Material Contracts with Respect to Corporate Management 】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there are no material contracts with respect to corporate management.

For information with respect to the Share Transfer Plan, the purpose of the Share Transfer and the terms of the Share Transfer, please refer to “I. Summary of Organizational Restructuring (Tender Offer)” of “Part II. Organizational Restructuring (Tender Offer)”.

6.	【Research and Development Activities】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to research and development activities.

7.	【Analysis of Financial Conditions and Operating Results】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to the analysis of financial conditions and operating results.

III.	Description of Facilities

1.	【Summary of Capital Expenditures】

(1)	Senshu Ikeda Holdings

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to capital expenditures.

(2)	Consolidated Subsidiaries

Information pertaining to the summary of capital expenditures of The Bank of Ikeda and The Senshu Bank, as disclosed in their respective Annual Securities Reports, which were both submitted on June 30, 2009, is as follows.

The Bank of Ikeda

The Bank of Ikeda, Ltd. and its consolidated subsidiaries expended an aggregate of 1,134 million Japanese yen in capital expenditures during the fiscal year ending March 31, 2008 in order to improve convenience for customers as well as to reinforce operating capabilities.

In the banking services department, as a result of performing renovations and updates on branches, the total amount of capital expenditures amounted to 1,134 million Japanese yen.

There were no material capital expenditures in our leasing, credit guarantee, credit card and other service departments.

The Senshu Bank

During the fiscal year ending March 31, 2008, The Senshu Bank, Ltd. and its consolidated subsidiaries expended 138 million Japanese yen in real estate investments primarily aimed at renovations of branch facilities.  In addition, we expended 214 million Japanese yen in asset expenditures aimed at streamlining operations and labor saving.  This resulted in capital expenditures of 353 million Japanese yen.

During the fiscal year ending March 31, 2008, neither The Senshu Bank nor any of its consolidated subsidiaries sold or removed its important facilities.

2.	【Description of Principal Facilities】

(1)	Senshu Ikeda Holdings

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to principal facilities.

(2)	Consolidated Subsidiaries

Information pertaining to the description of principal facilities of The Bank of Ikeda and The Senshu Bank, as disclosed in their respective Annual Securities Reports, which were both submitted on June 30, 2009, is as follows.

The Bank of Ikeda

The status of primary facilities of The Bank of Ikeda and its consolidated subsidiaries as of March 31, 2008 is as follows:

Banking services
As of March 31, 2008
	Company	Name of Branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
The Bank of Ikeda, Ltd.	―	Head office	Ikeda-shi, Osaka-fu	Branch / office	4,654	1,479	713	288	2,480	142 (24)
	―	Ishibashi branch and 3 other locations	Ikeda-shi, Osaka-fu	Branch	818	113	147	56	317	41 (20)

―	Toyonaka branch and 9 other locations	Toyonaka-shi, Osaka-fu	Branch	1,871	462	335	226	1,024	118 (45)
―	Suita branch and 5 other locations	Suita-shi, Osaka-fu	Branch	364	222	353	197	773	68 (23)
―	Minoh branch and 2 other locations	Minoh-shi, Osaka-fu	Branch	1,154	101	162	84	347	36 (20)
―	Settsu branch and 1 other location	Settsu-shi, Osaka-fu	Branch	―	―	151	44	195	24 (4)
―	Saito branch	Ibaraki-shi, Osaka-fu	Branch	1,071	220	146	86	453	8 (2)
―	Tonda branch	Takatsuki-shi, Osaka-fu	Branch	777	150	101	32	284	14 (4)
―	Takayasu branch	Yao-shi, Osaka-fu	Branch	357	79	22	15	117	11 (6)
―	Higashi Osaka branch	Higashi Osaka-shi, Osaka-fu	Branch	―	―	30	23	53	12 (1)
―	Nose branch	Nose-cho, Toyono-gun, Osaka-fu	Branch	(7) 1,093	20	27	31	79	11 (2)
―	Tokiwa-dai branch and 1 other location	Nose-cho, Toyono-gun, Osaka-fu	Branch	1,149	102	76	40	220	15 (8)
―	Osaka branch and 1 other location	Chuo-ku, Osaka-shi	Branch	―	―	75	71	147	13 (4)
―	Osaka Umeda Headquarters	Kitaku, Osaka-shi	Branch / office	(889) 889	―	2,641	493	3,134	128 (21)
―	Umeda branch and 1 other location	Kita-ku, Osaka-shi	Branch	―	―	101	133	234	24 (10)
―	Osaka Nishi branch	Nishi-ku, Osaka-shi	Branch	―	―	12	11	23	19 (1)
―	Awaji branch and 2 other locations	Higashi Yodogawa-ku, Osaka-shi	Branch	344	1	63	60	124	45 (17)
―	Omiya-cho branch	Asahi-ku, Osaka-shi	Branch	555	52	25	13	91	11 (3)
―	Shin-Osaka branch	Yodogawa-ku, Osaka-shi	Branch	―	―	11	27	38	17 (1)
―	Kobe branch	Chuo-ku, Kobe-shi	Branch	―	―	44	13	57	13 (3)
―	Rokko branch	Nada-ku, Kobe-shi	Branch	―	―	70	28	99	13 (6)
―	Nishinomiya Kitaguchi branch and 2 other locations	Nishinomiya-shi, Hyogo-ken	Branch	569	35	86	95	217	30 (12)
―	Mukonoso branch and 2 other locations	Amagasaki-shi, Hyogo-ken	Branch	934	287	278	70	636	29 (10)
―	Kawanishi branch and 5 other locations	Kawanishi-shi, Hyogo-ken	Branch	(10) 1,012	113	229	139	482	79 (47)
―	Itami branch and 1 other location	Itami-shi, Hyogo-ken	Branch	386	28	110	64	203	26 (14)
―	Takarazuka branch and 6 other locations	Takarazuka-shi, Hyogo-ken	Branch	940	399	558	242	1,201	72 (35)
―	Sanda branch and 2 other locations	Sanda-shi, Hyogo-ken	Branch	117	59	328	73	461	28 (12)
―	Nissei-Chuo branch	Inagawa-cho, Kawabe-gun, Hyogo-ken	Branch	―	―	32	31	64	11 (6)
―	Ashiya branch	Ashiya-shi, Hyogo-ken	Branch	(473) 473	―	232	119	352	11 (1)
―	Kyoto branch	Shimogyo-ku, Kyoto-shi	Branch	367	347	30	11	389	7 (1)
―	Tokyo branch	Chiyoda-ku, Tokyo	Branch	―	―	0	9	10	10
―	Information System Center	Sanda-shi, Hyogo-ken	Business operation center	25,846	3,515	3,157	406	7,079	39 (55)
―	Osaka Business Operation center	Chuo-ku, Osaka-shi	Business operation center	(608) 608	―	11	8	20	12 (9)
―	Company housing / dormitories	Ikeda-shi, Osaka-fu	Company housing / dormitories	(2,047) 3,147	459	322	10	791	―
―	Others	Ikeda-shi, Osaka-fu	Storage etc.	(1,097) 3,731	340	192	17	550	―

Leasing Services

	Company	Name of Branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
Domestic Consolidated Subsidiary	Ikeda Bank Lease Co., Ltd.	Head office	Kita-ku, Osaka-shi	Office	―	―	0	5	5	16 (4)

Credit Guarantee Services

	Company	Name of Branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
Domestic Consolidated Subsidiary	Ikegin Guarantee Co., Ltd.	Head office	Suita-shi, Osaka-fu	Office	―	―	12	3	15	13 (5)

Credit Card Services

	Company	Name of Branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
Domestic Consolidated Subsidiary	J. I. Co., Ltd.	Head office	Ikeda-shi, Osaka-fu	Office	―	―	―	0	0	21

Other Services

	Company	Name of Branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
Domestic Consolidated Subsidiary	Ikegin Capital Co., Ltd.	Head office	Kita-ku, Osaka-shi	Office	―	―	―	1	1	5 (3)

(Note 1)	Most of the primary facilities of The Bank of Ikeda are branches and/or business operation centers, and therefore the numbers have been stated collectively under “Banking Services.”

(Note 2)	The number inside ( ) under “Area” of “Land” indicates the area of leased property (included in the total number), and the annual rent is 1,512 million Japanese yen including the building rent fee.

(Note 3)	The number inside ( ) under “Number of Employees” indicates the number of temporary employees (excluded from the total number).

(Note 4)	Under “Other property, plant and equipment,” business equipment constitutes 1,567 million Japanese yen, and others constitutes 1,727 million Japanese yen.

(Note 5)	The 99 ATM service locations of The Bank of Ikeda are included in the numbers above.

Facilities newly constructed and/or renovated during the consolidated accounting period of the first quarter of the fiscal year ending March 31, 2009 are as follows:

	Company	Branch/Others	Location	Detail of Facility	Land (m²)	Area of Building (m²)	Completion date
Domestic Consolidated Subsidiary	Ikegin Guarantee Co., Ltd.	Office	Ikeda-shi, Osaka-fu	Office	―	238.3	June 2008

Facilities disposed during the consolidated accounting period of the first quarter of the fiscal year ending March 31, 2009 are as follows:

	Company	Branch/ Others	Location	Detail of Facility	Land (m²)		Building	Other property, plant and equipment	Total	Number of Employees (persons)
					Area (m²)	Book value (¥ millions)
Domestic Consolidated subsidiary	Ikegin Guarantee Co., Ltd.	Office	Suita-shi, Osaka-fu	Office	― (―)	―	12	0	12	20

(Note) The number inside ( ) under “Land” indicates the area of the leased property (included in the total number).

The Senshu Bank

The status of primary facilities of The Senshu Bank and its consolidated subsidiaries as of March 31, 2008 is as follows:

Banking services (The Senshu Bank)
(As of March 31, 2008)
Name of branch/Others	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
			Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
Head Office	Kishiwada-shi, Osaka-fu	Branch, etc.	2,577	335	375	381	1,029	319
Osaka branch and 1 other location	Chuo-ku, Osaka-shi	Branch	―	―	83	49	132	38
Joto branch	Joto-ku, Osaka-shi	Branch	―	―	26	6	33	25
Showa-cho branch	Abeno-ku, Osaka-shi	Branch	―	―	35	8	44	27
Tezukayama branch and 1 other location	Sumiyoshi-ku, Osaka-shi	Branch	743	64	67	13	144	15
Komagawa-cho branch	Higashi Sumiyoshi-ku, Osaka-shi	Branch	360	66	41	8	116	16
Suminoe branch	Suminoe-ku, Osaka-shi	Branch	―	―	17	8	26	7
Toyonaka branch and 1 other location	Toyonaka-shi, Osaka-fu	Branch	628	260	106	17	385	25
Hirakata Kita branch and 1 other location	Hirakata-shi, Osaka-fu	Branch	―	―	81	16	97	22
Daito branch and 1 other location	Daito-shi, Osaka-fu	Branch	1,048	234	79	18	331	25
Katano branch	Katano-shi, Osaka-fu	Branch	418	290	23	7	321	6
Yao branch	Yao-shi, Osaka-fu	Branch	―	―	9	6	16	18
Higashi Osaka branch	Higashi Osaka-shi, Osaka-fu	Branch	―	―	26	8	34	20
Kongo branch and 1 other location	Tondabayashi-shi, Osaka-fu	Branch	―	―	46	11	58	11
Matsubara branch	Matsubara-shi, Osaka-fu	Branch	(23) 578	34	41	3	79	18
Habikino branch	Habiko-shi, Osaka-fu	Branch	396	28	42	6	78	9
Fujiidera branch	Fujiidera-shi, Osaka-fu	Branch	―	―	15	6	22	22
Sakai branch and 1 other location	Sakai-ku, Sakai-shi	Branch	728	55	145	22	223	42
Hatsushiba branch and 2 other locations	Higashi-ku, Sakai-shi	Branch	1,169	301	129	24	454	32
Otori branch and 3 other locations	Nishi-ku, Sakai-shi	Branch	(103) 2,059	181	322	39	544	40
Izumigaoka branch	Minami-ku, Sakai-shi	Branch	―	―	42	9	52	15
Sakai-shi Station branch and 2 other locations	Kita-ku, Sakai-shi	Branch	495	6	108	25	140	24

Higashiyama branch	Naka-ku, Sakai-shi	Branch	375	61	27	5	95	6
Izumiohtsu branch	Izumiohtsu-shi, Osaka-fu	Branch	898	152	52	12	217	14
Izumi branch and 3 other locations	Izumi-shi, Osaka-fu	Branch	2,511	534	311	45	891	51
Takaishi branch	Takaishi-shi, Osaka-fu	Branch	―	―	19	14	34	20
Tadaoka branch	Tadaoka-cho, Senboku-gun, Osaka-fu	Branch	(320) 320	―	44	10	55	18
Kumeda branch and 2 other locations	Kishiwada-shi, Osaka-fu	Branch	(580) 1,472	423	139	29	593	42
Kaizuka branch and 1 other location	Kaizuka-shi, Osaka-fu	Branch	―	―	81	23	105	29
Izumisano branch and 2 other locations	Izumisano-shi, Osaka-fu	Branch	(466) 1,466	116	169	31	318	45
Sennan branch and 2 other locations	Sennan-shi, Osaka-fu	Branch	1,464	376	179	22	578	26
Kumatori branch	Kumatori-cho, Sennan-gun, Osaka-fu	Branch	642	207	188	9	405	14
Tajiri branch	Tajiri-cho, Sennan-gun, Osaka-fu	Branch	(390) 390	―	72	5	77	6
Misaki-cho branch	Misaki-cho, Sennan-gun, Osaka-fu	Branch	―	―	12	5	17	5
Hannan branch and 1 other location	Hannan-shi, Osaka-fu	Branch	(372) 772	1	151	21	174	28
Tokyo branch	Chiyoda-ku, Tokyo	Branch	―	―	10	3	14	15
Wakayama branch	Wakayama-shi, Wakayama-ken	Branch	―	―	17	10	28	20
Keihan Neyagawa Home Loan Center	Neyagawa-shi, Osaka-fu	Home loan Center	―	―	0	2	3	6
System Center	Izumisano-shi, Osaka-fu	System center	2,896	2,294	1,680	46	4,021	29
Business Operation Center	Sakai-ku, Sakai-shi	Business operation center	1,963	116	250	26	393	43
Tannowa Dormitory and 7 other locations	Misaki-cho, Sennan-gun, Osaka-fu, and other locations	Company housing / dormitories / public health facilities	1,306	163	197	2	363	―
Other facilities: 7 locations	Kaizuka-shi, Osaka-fu, and other locations	Office / storage, etc.	(430) 1,481	274	404	33	712	―

Other Services (Consolidated Subsidiaries)

(As of March 31, 2008)
Company	Location	Detail of Facility	Land		Building	Other property, plant and equipment	Total	Number of Employees (persons)
			Area (m²)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)	Book value (¥ millions)
The Senshu Card Company Limited	Kishiwada-shi, Osaka-fu	Office	―	―	6	2	8	8
Kinki Credit Guarantee Company Limited	Kaizuka-shi, Osaka-fu	Office	―	―	15	9	24	12
Sengin General Leasing Company Limited	Kishiwada-shi, Osaka-fu	Office	―	―	3	8	11	13
Sengin Business Service Company Limited	Sakai-ku, Sakai-shi, and other locations	Office	―	―	0	18	18	23
Senshu Software Service Company Limited	Izumisano-shi, Osaka-fu	Office	―	―	0	2	2	26

(Note 1)	The number inside ( ) under “Area” of “Land” indicates the area of leased property (included in the total number). The annual rent is 898 million Japanese yen including the building rent fee.

(Note 2)	Under “Other property, plant and equipment”, business equipment constitutes 323 million Japanese yen, and others constitutes 783 million Japanese yen.

(Note 3)	The 77 ATM service locations of The Senshu Bank are included in the numbers above.

(Note 4)	Leased land amounting to 0 million Japanese yen (22m²) and its building(s) of 564 million Japanese yen are included in the above chart.

3.	【Plans for New Construction and Disposal of Facilities】

(1)	Senshu Ikeda Holdings

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no information available with respect to plans to construct or dispose of facilities.

(2)	Consolidated Subsidiaries

The Bank of Ikeda

The Bank of Ikeda plans to invest in capital expenditures of The Bank of Ikeda and its consolidated subsidiaries, taking into consideration its strategies on location of its branches, as well as investment ratios toward profits.

The Bank of Ikeda plans to invest 2,406 million Japanese yen for the construction of new important facilities and renovations currently being planned at the fiscal year ending March 31, 2008, and The Bank of Ikeda plans to allocate nearly the entire amount from its own funds.

The status of the construction of new primary facilities as of March 31, 2008 are as follows:

(1) New Constructions and Renovations

Company	Branch/Others	Location	Category	Services (department)	Detail of Facility	Expected investment amount (¥ millions)		Method of Financing	Launch Date	Completion Date
						Total	Amount already paid
The Bank of Ikeda, Ltd.	Head office	Ikeda-shi, Osaka-fu	Renovation, update	Banking services	Office	165	―	Self-financed	March 2008	June 2008
	Others	Ikeda-shi, Osaka-fu	New construction, relocation, renovation, update, etc.	Banking services	Branches, etc.	1,965	―	Self-financed	―	―
	Business Equipment	―	Renovation, update	Banking services	―	266	―	Self-financed, etc.	―	―
Ikegin Guarantee Co., Ltd.	Office	Ikeda-shi, Osaka-fu	Relocation	Credit guarantee services	Office	10	―	Self-financed	May 2008	May 2008
	Total	―	―	―	―	2,406	―	―	―	―

(Note 1)	The required funds listed in the above plans do not include consumption tax or local consumption tax.

(Note 2)	“Others” primarily includes new construction and renovation of branch facilities, and are scheduled to be completed by the end of March 2009.

(2) Disposal

Company	Branch/Others	Location	Services (department)	Detail of Facility	Term-end book value as of the end of FY 2007 (¥ millions)	Scheduled date of demolition
Ikegin Guarantee Co., Ltd.	Office	Suita-shi, Osaka-fu	Credit guarantee services	Office	12	May 2008

The Senshu Bank

Facilities newly constructed and/or demolished by The Senshu Bank and its consolidated subsidiaries during the consolidated accounting period of the first quarter are as follows:

(1) New Constructions and Renovations

Company	Major Businesses	Name of Branch/Others	Location	Category	Detail of Facility	Expected Investment amount (¥ millions)		Method of Financing	Launch Date	Completion Date
						Total	Amount already paid
The Senshu Bank, Ltd.	Banking services	Others (See Note 1)	Kishiwada-shi, and other locations	Renovation	Branches, etc.	448	―	Self-financed	―	―
The Senshu Bank, Ltd.	Banking services	―	―	―	Business equipment, etc.	332	―	Self-financed	―	―

(Note 1)	“Others” includes primarily renovations as well as waterproofing and painting operations of branches, which are scheduled to be completed by March 2009.

(Note 2)	The required funds listed in the above plans do not include consumption tax or local consumption tax. * Primary projects are scheduled to be installed by March 2009.

(2)   Sale
N/A

IV.	Description of Senshu Ikeda Holdings

1.	【Stock Information】

(1)	Total Number of Shares

The number of shares of Senshu Ikeda Holdings as of October 1, 2009 is as follows:

a.	Total number of shares

Class	Authorized Number of Shares
Common Stock	4,250,250,000 shares
First-Class Preferred Stock	111,000,000 shares
Second-Class Preferred Stock	138,750,000 shares
Total	4,500,000,000 shares

b.	Number of issued and outstanding shares

Class	Number of Shares Issued	Name of Stock Exchange where Shares are Listed or authorized Financial Instruments Firms Association where Shares are Registered	Details
Common Stock	940,231,599 shares (Notes 1,2 and 3)	First Section of the Tokyo Stock Exchange First Section of the Osaka Securities Exchange
Full voting rights are attached to all of the shares and none of the shares are subject to restrictions in respect of rights to claim distributions of surplus or other rights.  Standard shares to be issued by Senshu Ikeda Holdings.
Shares of common stock are book-entry shares, and each trading unit consists of 100 shares (Note 4).

First-Class Preferred Stock	111,000,000 shares (Notes 1 and 2)	—	(Note 5)
Second-Class Preferred Stock	115,625,000 shares (Notes 1 and 2)	—	(Note 5)
Total	1,166,856,599 shares	—	—

(Note 1)
“Number of Shares Issued” above is calculated based on (i) the total number of issued and outstanding shares of common stock of The Bank of Ikeda (25,927,437 shares); (ii) the total number of issued and outstanding shares of first-class preferred stock of The Bank of Ikeda (6,000,000 shares); (iii) the total number of issued and outstanding shares of second-class preferred stock of The Bank of Ikeda (6,250,000 shares); and (iv) the total number of issued and outstanding shares of common stock of The Senshu Bank (460,574,015 shares) as of March 31, 2009.  The number of shares of common stock to be issued by Senshu Ikeda Holdings represents the sum of (i) the number set forth in the table above and (ii) the number of shares calculated by multiplying the shares of common stock of The Senshu Bank that are issued to shareholders for the period between April 1, 2009 and August 1, 2009 in exchange for The Senshu Bank’s Series 1 Preferred Stock (fractional shares shall be truncated and disregarded) by one.  However, this number is subject to change if The Bank of Ikeda or The Senshu Bank cancel any of their respective treasury shares, or if the stock acquisition rights attached to The Bank of Ikeda’s bonds with stock acquisition rights are exercised, before Senshu Ikeda Holdings is established.

(Note 2)
Shares of common stock, first-class preferred stock and second-class preferred stock are scheduled to be issued by Senshu Ikeda Holdings in accordance with the Share Transfer to be conducted by The Bank of Ikeda and The Senshu Bank, conditional upon approval of the Commissioner of the Financial Services Agency of Japan and pursuant to (i) the resolutions (pertaining to approval of the Share Transfer Plan and the proposal of a resolution regarding the Share Transfer Plan at the respective general meetings of shareholders) of the respective Boards of Directors of The Bank of Ikeda and The Senshu Bank at the meetings held on May 25, 2009; (ii) the special resolutions (pertaining to approval of the Share Transfer Plan) at the respective general meetings of shareholders of The Bank of Ikeda and The Senshu Bank to be held on June 26, 2009; and (iii) the special resolutions (pertaining to the approval of the Share Transfer Plan) at (x) The Bank of Ikeda Common Stock Shareholders’ Meeting to be held on June 26, 2009, (y) The Bank of Ikeda First-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009, and (z) The Bank of Ikeda Second-Class Preferred Stock Shareholders’ Meeting to be held on June 26, 2009.

(Note 3)	The Bank of Ikeda and The Senshu Bank will apply to list the shares of common stock of Senshu Ikeda Holdings on the Tokyo Stock Exchange and the Osaka Securities Exchange.

(Note 4)	The name and address of the book-entry transfer institution are as follows:
Name:	Japan Securities Depository Center, Inc.
Address:	2-1-1 Nihonbashi-Kayaba-Cho, Chuo-ku, 103-0025 Tokyo, Japan

(Note 5)	The details of the provisions in the Articles of Incorporation of Senshu Ikeda Holdings pertaining to first-class preferred stock and second-class preferred stock are as follows:

(1)	Preferred dividend

a.
When declaring a year-end dividend, Senshu Ikeda Holdings shall distribute retained earnings as a Preferred Dividend, in the following cash amount, to the Preferred Shareholders or the Preferred Registered Pledgees, before distributing such retained earnings to the Common Shareholders or to the Common Registered Pledgees.

First-Class Preferred Stock:	Per share amount calculated by dividing 196 Japanese yen by 18.5

Second-Class Preferred Stock:
Per share amount calculated by dividing 204 Japanese yen by 18.5 (with respect to the Preferred Dividend with March 31, 2010 as a record date, the amount (per share) shall be calculated by dividing 204.5 Japanese yen by 18.5)

b.	Non-cumulative condition

In the event that the amount of distribution of retained earnings to Preferred Shareholders or Preferred Registered Pledgees does not reach the amount of the Preferred Dividend in a certain fiscal year, such deficit amount shall not be cumulated to the next fiscal year or later.

c.	Non-participation condition

Senshu Ikeda Holdings shall not pay a dividend in excess of the Preferred Dividend, to the Preferred Shareholders or Preferred Registered Pledgees;

provided, however, this shall not apply to the distribution of retained earnings which will be conducted in the process of (i) Senshu Ikeda Holdings’ absorption-type split (kyushu bunkatsu) as defined in Article 758, Item 8-b or Article 760, Item 7-b of the Company Law, or (ii) Senshu Ikeda Holdings’ incorporation-type split (shinsetsu bunkatsu) as defined in Article 763, Item 12-b or Article 765, Paragraph 1, Item 8-b of the Company Law.

(2)	Distribution of residual assets

a.
When distributing residual assets, Senshu Ikeda Holdings shall distribute the following cash amount to the Preferred Shareholders or the Preferred Registered Pledgees, before distributing such residual assets to the Common Shareholders or the Common Registered Pledgees.

First-Class Preferred Stock:	Per share amount calculated by dividing 5,000 Japanese yen by 18.5

Second-Class Preferred Stock:	Per share amount calculated by dividing 4,000 Japanese yen by 18.5

b.	Senshu Ikeda Holdings shall not distribute residual assets to the Preferred Shareholders or Preferred Registered Pledgees other than the distributions set forth in the previous paragraph.

(3)	Voting rights

Unless otherwise provided for by laws and regulations, the Preferred Shareholders shall not have voting rights at a general meeting of shareholders;  provided, however, the Preferred Shareholders who hold First-Class Preferred Stock shall have voting rights from the date of establishment of Senshu Ikeda Holdings until the resolution to pay the Preferred Dividend for First-Class Preferred Stock is passed.  However, the Preferred Shareholders shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if a resolution to pay the Preferred Dividend is not placed on the agenda for the meeting or (ii) from the closing of the ordinary general meeting of shareholders if such agenda is not passed at the meeting, until the resolution to pay the Preferred Dividend is passed.

(4)	Combination or split of preferred stock, and rights to receive an allocation of offered shares

a.	Unless otherwise provided for by laws and regulations, Senshu Ikeda Holdings shall not combine or split the Preferred Stock.

b.	Senshu Ikeda Holdings shall not grant the Preferred Shareholders rights to receive any allocation of (i) offered shares or (ii) offered stock acquisition rights.

c.	Senshu Ikeda Holdings shall not conduct a gratis allocation of shares or stock acquisition rights to the Preferred Shareholders.

(5)	Acquisition clause

a.
On or after April 1, 2013 and as of the Acquisition Date of First-Class Preferred Stock (a certain date after the issuance of First-Class Preferred Stock to be determined by the resolution of the meeting of the Board of Directors), Senshu Ikeda Holdings may acquire all or part of the First-Class Preferred Stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of First-Class Preferred Stock by the number of days from the first day of the fiscal year (including the first day) in which the Acquisition Date of First-Class Preferred Stock occurs until one day prior to the Acquisition Date of First-Class Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) and (ii) the amount which is calculated by dividing 5,000 yen by 18.5 per one First-Class Preferred Stock.

b.
On or after April 1, 2014 and as of the Acquisition Date of Second-Class Preferred Stock (a certain date after the issuance of Second-Class Preferred Stock to be determined by the resolution of the meeting of the Board of Directors), Senshu Ikeda Holdings may acquire all or part of the Second-Class Preferred Stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of the Preferred Dividend of Second-Class Preferred Stock by the number of days from the first day of the fiscal year (including the first day) in which the Acquisition Date of Second-Class Preferred Stock occurs until one day prior to the Acquisition Date of Second-Class Preferred Stock (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) add (ii) the amount which is calculated by dividing 4,000 yen by 18.5 per one Second-Class Preferred Stock.

c.	In case of partial acquisition, the shares shall be purchased on a pro-rata basis or by lottery.

(6)	Priority

Order of payment of the Preferred Dividend and residual assets shall be pari passu among each class of Preferred Stock

(7)	Number of shares constituting a trading unit

100 shares

(8)	Provisions of Articles of Incorporation prescribed by Article 322, Paragraph 2 of the Company Law

N/A

(2)	Stock Acquisition Rights

N/A

(3)	Rights Plan

Because Senshu Ikeda Holdings is a newly established company, no relevant information exists with respect to any rights plan.

(4)	Total Number of Issued and Outstanding Shares, Share Capital

Total numbers of issued and outstanding shares, and share capital and other information as of October 1, 2009 are as follows:

Date	Increase/decrease in number of issued and outstanding shares (shares)	Total number of issued and outstanding shares (shares)	Increased/decreased amount of share capital (¥ millions)	Balance of share capital (¥ millions)	Increased/decreased amount of retained earnings (¥ millions)	Balance of retained earnings (¥ millions)
October 1, 2009	1,166,856,599	1,166,856,599	50,000	50,000	12,500	12,500

(5)	Ownership Status

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, no entity or individual holds shares of Senshu Ikeda Holdings.

The ownership status of The Bank of Ikeda and The Senshu Bank as of March 31, 2009, both of which will become wholly-owned subsidiaries of Senshu Ikeda Holdings, are as follows:

The Bank of Ikeda

a.	Common Stock
(as of March 31, 2009)
Description	Shares (100 shares per unit)								Shares Constituting Less Than One Unit (shares)
	National and Local Government	Financial Institutions	Financial Instruments Firms	Other Corporate Entities	Foreign Entities		Individuals or Other	Total
					Other than Individuals	Individuals
Number of Shareholders	―	63	25	935	70	―	5,106	6,199	―
Number of Shares Owned (units)	―	92,204	5,579	129,250	5,954	―	25,563	258,550	72,437
Shareholding Ratio (%)	―	35.66	2.16	49.99	2.30	―	9.89	100.00	―

(Note 1)	There are 37,095 treasury shares, 370 units of which are included in “Individual or Other” and 95 shares of which are included in “Shares Constituting Less Than One Unit”.

(Note 2)	Eight units of shares held by JASDEC are included in “Other Corporate Entities”.

b.	First-Class Preferred Stock
(as of March 31, 2009)
Description	Shares (100 shares per unit)								Shares Constituting Less Than One Unit (shares)
	National and Local Government	Financial Institutions	Financial Instruments Firms	Other Corporate Entities	Foreign Entities		Individuals or Other	Total
					Other than Individuals	Individuals
Number of Shareholders	―	1	―	―	―	―	―	1	―
Number of Shares Owned (units)	―	60,000	―	―	―	―	―	60,000	―
Shareholding Ratio (%)	―	100.00	―	―	―	―	―	100.00	―

c.	Second-class Preferred Stock
(as of March 31, 2009)
Description	Shares (100 shares per unit)								Shares Constituting Less Than One Unit (shares)
	National and Local Government	Financial Institutions	Financial Instruments Firms	Other Corporate Entities	Foreign Entities		Individuals or Other	Total
					Other than Individuals	Individuals
Number of Shareholders	―	1	―	11	―	―	―	1	―
Number of Shares Owned (units)	―	5,000	―	57,500	―	―	―	62,500	―
Shareholding Ratio (%)	―	8.00	―	92.00	―	―	―	100.00	―

The Senshu Bank

a.	Common Stock
(as of March 31, 2009)
Description	Shares (1,000 shares per unit)								Shares Constituting Less Than One Unit (shares)
	National and Local Government	Financial Institutions	Financial Instruments Firms	Other Corporate Entities	Foreign Entities		Individuals or Other	Total
					Other than Individuals	Individuals
Number of Shareholders	―	39	16	864	6	―	4,733	5.658	―
Number of Shares Owned (units)	―	358,492	3,126	69,055	38	―	29,027	459,738	836,015
Shareholding Ratio (%)	―	77.98	0.68	15.02	0.01	―	6.31	100.00	―

(Note 1)	There are 356,906 treasury shares, 356 units of which are included in “Individual or Other” and 906 shares of which are included in “Shares Constituting Less Than One Unit”.

(Note 2)	Twenty-eight units of shares held by JASDEC are included in “Other Corporate Entities” above.

b.	Series 1 Preferred Stock
(as of March 31, 2009)
Description	Shares (1,000 shares per unit)								Shares Constituting Less Than One Unit (shares)
	National and Local Government	Financial Institutions	Financial Instruments Firms	Other Corporate Entities	Foreign Entities		Individuals or Other	Total
					Other than Individuals	Individuals
Number of Shareholders	―	3	―	9	1	―	3	16	―
Number of Shares Owned (units)	―	6,000	―	210	50	―	1,270	7,530	―
Shareholding Ratio (%)	―	79.68	―	2.79	0.66	―	16.87	100.00	―

(Note 1)	There are 1,250,000 treasury shares, 1,250 units of which are included in “Individual or Other”.

(6)	Status of Voting Rights

a.	Issued and Outstanding Shares

Because Senshu Ikeda Holdings has not yet been established as of the date of this Registration Statement, no entity or individual holds shares of Senshu Ikeda Holdings.  Voting rights with respect to issued and outstanding shares of The Bank of Ikeda and The Senshu Bank as of March 31, 2009, are as follows:

The Bank of Ikeda
(as of March 31, 2009)
Description	Number of Shares (shares)	Number of Voting Rights (units)	Details
Non-voting shares	First-Class preferred stock: 6,000,000 Second-Class preferred stock: 6,250,000	―	(Note 1)

Shares with restricted voting rights (treasury shares, etc.)	―	―	―
Shares with restricted voting rights (others)	―	―	―
Shares with full voting rights (treasury shares, etc.)	(Treasury shares) Common stock: 37,000	―	―
Shares with full voting rights (others)	Common stock: 25,818,000 (Note 2)	258,172
Full voting rights are attached to all of the shares and none of the shares are subject to restrictions in respect of rights to claim distributions of surplus or other rights.  Standard shares issued by The Bank of Ikeda.
Shares of common stock are book-entry shares, and each trading unit consists of 100 shares.

Shares constituting less than one unit	Common stock: 72,437 (Note 3)	―	Shares constituting less than one unit (100 shares)
Total number of issued and outstanding shares	38,177,437	―	―
Total number of voting rights of all shareholders	―	258,172	―

(Note 1)	The details of the provisions in the Articles of Incorporation of The Bank of Ikeda pertaining to first-class preferred stock and second-class preferred stock are as follows:

(1)	Preferred dividend

a.
When making a year-end dividend, The Bank of Ikeda shall distribute retained earnings, in the following cash amount, to the shareholders of preferred stock (“The Bank of Ikeda Preferred Stock Shareholders”) or the registered pledgees of preferred stock (“The Bank of Ikeda Preferred Stock Registered Pledgees”) (“The Bank of Ikeda Preferred Dividend”), before distributing such retained earnings to the shareholders of common stock (“The Bank of Ikeda Common Stock Shareholders”) or to registered pledgees of common stock (“The Bank of Ikeda Common Stock Registered Pledgees”).

First-Class Preferred Stock:	196 Japanese yen per share

Second-Class Preferred Stock:	204 Japanese yen per share (With respect to the distribution of retained earnings with March 31, 2010 as a record date, the amount shall be 204.5 Japanese yen per share)

b.	Non-cumulative condition

In the event that the amount of distribution of retained earnings does not reach the amounts set forth above in respect of The Bank of Ikeda Preferred Dividend for first-class preferred stock and second-class preferred stock in a certain fiscal year, such deficit amount shall not be cumulated to the next fiscal year or later.

c.	Non-participation condition

The Bank of Ikeda shall not declare a dividend, in excess of The Bank of Ikeda Preferred Dividend set forth above, to The Bank of Ikeda Preferred Stock Shareholders or The Bank of Ikeda Preferred Stock Registered

Pledgees; provided, however, this shall not apply to the distribution of retained earnings which will be conducted in the process of (i) The Bank of Ikeda’s absorption-type split (kyushu bunkatsu) as defined in Article 758, Item 8-b or Article 760, Item 7-b of the Company Law, or (ii) The Bank of Ikeda’s incorporation-type split (shinsetsu bunkatsu) as defined in Article 763, Item 12-b or Article 765, Paragraph 1, Item 8-b of the Company Law.

(2)	Distribution of residual assets

a.
When distributing residual assets, The Bank of Ikeda shall distribute the following cash amount to The Bank of Ikeda Preferred Stock Shareholders or The Bank of Ikeda Preferred Stock Registered Pledgees, before distributing such residual assets to The Bank of Ikeda Common Stock Shareholders or The Bank of Ikeda Common Stock Registered Pledgees.

First-Class Preferred Stock:	5,000 Japanese yen per share

Second-Class Preferred Stock:	4,000 Japanese yen per share

b.
The Bank of Ikeda shall not distribute residual assets to The Bank of Ikeda Preferred Stock Shareholders or The Bank of Ikeda Preferred Stock Registered Pledgees other than the distributions set forth in the previous paragraph.

(3)	Voting rights

Unless otherwise provided for by laws and regulations, The Bank of Ikeda Preferred Stock Shareholders shall not have voting rights at a general meeting of shareholders; provided, however, such shareholders shall have voting rights (i) from the beginning of an ordinary general meeting of shareholders if a resolution to receive the distribution of The Bank of Ikeda Preferred Dividend is not placed on the agenda for the meeting (only including such meetings with a standard date of March 31, 2010 to determine shareholders with voting rights as to Second-Class Preferred Stock) or (ii) from the closing of the ordinary general meeting of shareholders if such resolution is not passed at the meeting, until the resolution to receive the distribution of The Bank of Ikeda Preferred Dividend is passed.

(4)	Combination or split of preferred stock, and rights to receive an allocation of offered shares

a.	Unless otherwise provided for by laws and regulations, The Bank of Ikeda shall not combine or split its preferred stock.

b.	The Bank of Ikeda shall not grant The Bank of Ikeda Preferred Stock Shareholders rights to receive any allocation of (i) offered shares or (ii) offered stock acquisition rights.

c.	The Bank of Ikeda shall not conduct gratis allocation of shares or stock acquisition rights to The Bank of Ikeda Preferred Stock Shareholders.

(5)	Acquisition Clause

a.
On or after April 1, 2013 and as of a certain date after the issuance of first-class preferred stock to be determined by the resolution of the meeting of the Board of Directors, The Bank of Ikeda may acquire all or part of the first-class preferred stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of The Bank of Ikeda Preferred Dividend in respect of first-class preferred stock by the number of days from the first day of the fiscal year (including the first day) in which The Bank of Ikeda determines to acquire its first-class preferred stock until one day prior to the date The Bank of Ikeda has determined to be the effective date of such acquisition (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) and (ii) 5,000 Japanese yen per share of first-class preferred stock.

b.
On or after April 1, 2014 and as of a certain date after the issuance of second-class preferred stock to be determined by the resolution of the meeting of the Board of Directors, The Bank of Ikeda may acquire all or part of the second-class preferred stock, in exchange for the delivery of cash, which amount shall represent the sum of (i) the amount calculated, on a pro-rata basis, by dividing the amount of The Bank of Ikeda Preferred Dividend in respect of second-class preferred stock by the number of days from the first day of the fiscal year (including the first day) in which The Bank of Ikeda determines to acquire its Second-Class Preferred Stock until one day prior to the date The Bank of Ikeda has determined to be the effective date of such acquisition (including one day prior to such date) (calculated to the thousandth place and rounded off to the nearest hundredth) add (ii) 4,000 Japanese yen per share of second-class preferred stock.

c.	In case of a partial acquisition, the shares shall be purchased on a pro-rata basis or by lottery.

(6)	Priority

The order of payment of The Bank of Ikeda Preferred Dividend and the distribution of residual assets shall be pari passu among each class of preferred stock

(7)	Number of shares constituting a trading unit

100 shares

(8)	Provisions of Articles of Incorporation prescribed by Article 322, Paragraph 2 of the Company Law.

N/A

(Note 2)
800 shares held in the name of JASDEC are included in the “Number of Shares” column above in respect of “Shares with full voting rights (others)”.  Eight units of voting rights in respect of such shares held in the name of JASDEC are not included in the “Number of Voting Rights” column in respect of “Shares with full voting rights (others)”.

(Note 3)	Ninety-five shares of treasury stock held by The Bank of Ikeda are included in “Shares Constituting Less Than One Unit”.

(Note 4)	The information set forth above is current as of March 31, 2009 and is subject to change before the date on which Senshu Ikeda Holdings is established.

The Senshu Bank
(March 31, 2009)
Description	Number of Shares (shares)	Number of Voting Rights (units)	Details
Non-voting shares	Series 1 preferred stock 7,530,000	―	(Note 1)
Shares with restricted voting rights (treasury shares, etc.)	―	―	―
Shares with restricted voting rights (others)	―	―	―
Shares with full voting rights (treasury shares, etc.)	Common stock: 760,000	―	―
Shares with full voting rights (others)	Common stock: 458,978,000	458,978
Full voting rights are attached to all of the shares and none of the shares are subject to restrictions in respect of rights to claim distributions of surplus or other rights.  Standard shares issued by The Senshu Bank.
Each trading unit consists of 1,000 shares.

Shares constituting less than one unit	Common stock: 836,015	―	―
Total number of issued and outstanding shares	468,104,015	―	―
Total number of voting rights of all shareholders	―	458,978	―

(Note 1)
Detailed information pertaining to the Series 1 Preferred Stock of The Senshu Bank is set forth below.  A trading unit of the shares of The Senshu Bank comprises 1,000 shares.  There are no relevant provisions in the Articles of Incorporation of The Senshu Bank for the purposes of Article 322, Paragraph 2 of the Company Law.

(1)	Preferred dividend

The Senshu Bank shall pay a preferred dividend (“The Senshu Bank Preferred Dividend”) to the shareholders of its preferred stock (“The Senshu Bank Preferred Stock Shareholders”). The details of The Senshu Bank Preferred Dividend are as follows:

a.	Preferred dividend

On March 31, The Senshu Bank shall pay The Senshu Bank Preferred Dividend to The Senshu Bank Preferred Stock Shareholders as of March 31 of that year, before shareholders of common stock (“The Senshu Bank Common Stock Shareholders”), in the amount of 10 Japanese yen per share of preferred stock; provided, however, that if an interim preferred dividend is paid during such fiscal year, the amount of the interim preferred dividend shall be deducted from the amount set forth above.

b.	Non-participation condition

The Senshu Bank shall not pay a dividend, in excess of The Senshu Bank Preferred Dividend described above, to The Senshu Bank Preferred Stock Shareholders.

c.	Non-cumulative condition

In the event that the amount of distribution of retained earnings to The Senshu Bank Preferred Stock Shareholders does not reach the amount set forth above in respect of The Senshu Bank Preferred Dividend in a certain fiscal year, such deficit amount shall not be cumulated to the next fiscal year or later.

d.	Interim preferred dividend

When paying an interim dividend to The Senshu Bank Preferred Stock Shareholders, The Senshu Bank shall pay such interim preferred dividend on September 30 each year to The Senshu Bank Preferred Stock Shareholders before The Senshu Bank Common Stock Shareholders, in the amount of 5 Japanese yen per share of preferred stock.

e.	Initial preferred dividend and interim preferred dividend

The Senshu Bank shall not pay an interim preferred dividend with a record date of September 30, 1999. The Senshu Bank shall pay a preferred dividend with a record date of March 31, 2000 in the amount of 9.21 Japanese per share of preferred stock.

(2)	Cancellation

The Senshu Bank may, at any time, purchase and cancel its shares of preferred stock, using the profit that would have been distributed to shareholders as the purchase price for such shares of preferred stock.

(3)	Distribution of residual assets

When distributing residual assets, The Senshu Bank shall distribute 1,000 Japanese yen per share of preferred stock to The Senshu Bank Preferred Stock Shareholders, before distributing such residual assets to The Senshu Bank Common Stock Shareholders.

The Senshu Bank shall not distribute residual assets to The Senshu Bank Preferred Stock Shareholders other than the distribution of 1,000 Japanese yen per share of preferred stock set forth above.

(4)	Conversion to common stock

The preferred stock may be converted into common stock.  The details of such conversion are as follows:

a.	Conversion period

The Senshu Bank Preferred Stock Shareholders may request such shares of preferred stock be converted into common stock between August 1, 2001 and July 31, 2009; provided, however, that conversion may not be requested during the period between the day following the record date to determine shareholders who are eligible to exercise rights at a general meeting of shareholders of The Senshu Bank and the closing of the general meeting of shareholders to which such record date applies.

b.	Conversion price

The initial conversion price shall be 387 Japanese yen (the conversion price current as of the date on which the Registration Statement is submitted is 308.10 Japanese yen.

c.	Revisions to conversion price

If the conversion price effective as of August 1 in each year between August 1, 1999 and July 31, 2009 (each of which, a “Conversion Price Revision Date”) exceeds the market value of the shares of The Senshu Bank on such date, the conversion price shall be revised to the same amount as such market value from the Conversion Price Revision Date; provided, however, that if the market value on such Conversion Price Revision Date is less than 310 Japanese yen (subject to the adjustments set forth in “d.” below) (the “Minimum Conversion Price”), the conversion price shall be revised to the same value as the Minimum Conversion Price. The term “Market value” as used above shall refer to the average (calculated to two decimal places and rounded off to the second decimal place) of the closing prices (including indicative prices) of the common stock of The Senshu Bank on the Osaka Securities Exchange over a period of 30 trading days (excluding those days on which there is no closing price), commencing 45 days prior to the Conversion Price Revision Date.

d.	Adjustments to conversion price

(1)
If, after The Senshu Bank issues preferred stock, the conditions set forth in “(i)”, “(ii)” or “(iii)” below apply to the conversion price (including the Minimum Conversion Price), such conversion price shall be adjusted in accordance with the following formula (the “Conversion Price Adjustment Formula”).

				Number of shares of common stock already issued	＋	Number of newly-issued shares of common stock	x	Subscription price per share
Adjusted conversion price	＝	Pre-adjustment conversion price	x			Market value per share
Number of shares of common stock already issued + number of newly-issued shares of common stock

Provided, however, that if the conversion price rendered by the formula set forth above is less than twice the face value of the common stock of The Senshu Bank, the adjusted conversion price shall be the same amount as twice the face value of the common stock of The Senshu Bank.

(i)
If The Senshu Bank issues common stock at a subscription price that is less than the market value used in the formula set forth above, the adjusted conversion price shall apply from the day following the subscription due date, or from the day following the shareholder allocation date, if such a date is provided for in a tender offering.

(ii)	If The Senshu Bank issues common stock through a share split, the adjusted conversion price shall apply (x) from the day following the shareholder allocation date, if such a date is provided for in the stock split; or, if no such shareholder allocation date is provided for, (y) from the day following the final day of the certain period set forth in Article 219, Paragraph 1 of the Company Law, to which Article 220 applies.

Provided, however, that where the Board of Directors resolves to issue shares of common stock through a stock split in respect of a portion of shares, conditional upon the fact that the distributable income will be incorporated into capital, and the day preceding the day on which the general meeting of shareholders at which the resolution pertaining to the incorporation of the relevant distributable income into capital is passed closes is deemed to be the shareholder allocation date for the purposes of such stock split, the adjusted conversion price shall apply from the day following the day on which such general meeting closes.

(iii)	If securities in respect of which rights to convert such securities into common stock, or rights to receive an allocation of stock acquisition rights may be exercised are issued at a price that is less than the market value used in the formula set forth above, the entire value of the relevant securities shall be deemed to have been converted, or all of the rights to receive allocation of stock acquisition rights shall be deemed to have been exercised, as of the date of issue of such securities or the closing of the shareholder allocation date, if such a date is provided for in the offering, and the adjusted conversion price shall apply from the day following such date of issue or from the day following such shareholder allocation date.

(2)
In addition to the conditions set forth in “(i)”, “(ii)” and (iii)” above, if adjustment to the conversion price (including the Minimum Conversion Price) becomes necessary as a result of a decrease in capital, merger of common stock or other factors, The Senshu Bank shall revise the conversion price to such amount as determined reasonable by the Board of Directors.

(3)
The market value per share used in the Conversion Price Adjustment Formula shall be the average (calculated to two decimal places and rounded off to the second decimal place) of the closing prices (including indicative prices) of the common stock of The Senshu Bank on the Osaka Securities Exchange over a period of 30 trading days (excluding those days on which there is no closing price), commencing 45 days prior to the date on which the adjusted conversion price becomes applicable; provided, however, that in the case of the exception described in “(1) (ii)” above, the shareholder allocation date shall be used as the reference date for the calculation of such market value).

(4)
The pre-adjustment conversion price used in the Conversion Price Adjustment Formula shall be the conversion price effective as of the day preceding the day on which the adjusted conversion price becomes applicable.  In addition, the number of shares of common stock already issued used in the Conversion Price Adjustment Formula shall be the number of issued and outstanding shares of common stock of The Senshu Bank as of either (x) the shareholder allocation date, if such a date is provided for; or, in the absence of a shareholder allocation date, (y) one of the days set forth below:

①	in the case of a stock split, the final day of the certain period set forth in Article 219, Paragraph 1 of the Company Law, to which Article 220 applies; or

②	for all other transactions, the day exactly one month prior to the day on which the adjusted conversion price becomes applicable.

(5)	Figures rendered by the Conversion Price Adjustment Formula shall be calculated to two decimal places and rounded off to the second decimal place.

(6)
If the difference between the adjusted conversion price calculated in accordance with the Conversion Price Adjustment Formula and the pre-adjustment conversion price is no more than 1 Japanese yen, the Senshu Bank will not adjust the conversion price; provided, however, that if circumstances arise thereafter which necessitate the adjustment of the conversion price, the amount represented by deducting the relevant amount of difference from the pre-adjustment conversion price shall be used in the calculations in accordance with the Conversion Price Adjustment Formula, instead of the pre-adjustment conversion price which would otherwise have been used.

e.	Number of shares of common stock to be issued pursuant to conversion

The number of shares of common stock to be issued pursuant to conversion of preferred stock shall be as follows:

Number of shares of common stock to be issued pursuant to conversion	=	Aggregate issue price of preferred stock in respect of which a shareholder of preferred stock has submitted a request for conversion
Conversion price

If fractional shares arise in the calculation of the number of shares to be issued, such fractional shares shall be truncated and disregarded.

f.	Details of shares to be issued pursuant to conversion

Shares of common stock of The Senshu Bank, Ltd.

g.	Office at which requests for conversion may be submitted

Handling office of shareholders’ registry administrator:

Mitsubishi UFJ Trust and Banking Corporation
Osaka Corporate Agency Division
1-1-5, Dojimahama, Kita-ku, Osaka

(*)
The administrator of the shareholders’ registry for of The Senshu Bank was previously Daiko Clearing Services Corporation.  UFJ Trust Bank Limited became the shareholders’ registry administrator on December 10, 1999.  Furthermore, UFJ Trust Bank Limited merged with Mitsubishi Trust and Banking Corporation on October 1, 2005, becoming Mitsubishi UFJ Trust and Banking Corporation.

(*)
The handling office of the shareholders’ registry administrator has been abolished in accordance with the transfer to the paperless stock system in Japan on January 1, 2009.  Shareholders wishing to request that the shares of preferred stock that he or she holds be converted into common stock should submit such requests through the securities firms with which he or she has an account, and the securities firm shall notify the shareholders’ registry administrator.

h.	Effectiveness of conversion

A request to convert shares of preferred stock into common stock shall become effective once such request is received at the handling office of the shareholders’ registry administrator.

(Note)	The method by which a conversion request becomes effective has changed in accordance with the transfer to a paperless stock system in Japan on January 5, 2009.

(5)	Wholesale conversion to common stock

The preferred stock of The Senshu Bank in respect of which a request for conversion to common stock has not been made as of July 31, 2009 shall be converted into shares of common stock as of August 1, 2009.  The number of shares of common stock to be issued upon conversion shall be calculated by dividing the issue price equivalent of one share of preferred stock by the average (calculated to two decimal places and rounded off to the second decimal place) of the closing prices (including indicative prices) of the common stock of The Senshu Bank on the Osaka Securities Exchange over a period of 30 trading days (excluding those days on which there is no closing price), commencing 45 days prior to August 1, 2009; provided, however, that if the average of the closing prices of the common stock is less than 350 Japanese yen, the number of shares of common stock to be issued upon conversion shall be calculated by dividing the issue price equivalent of one share of preferred stock by 350 Japanese yen.  If fractional shares arise in the calculations set forth above, such fractional shares shall be handled in accordance with the provisions of the Company Law applicable to combinations of stock.

(6)	Voting rights

Unless otherwise provided for by laws and regulations, The Senshu Bank Preferred Stock Shareholders shall not have voting rights at general meetings of shareholders of The Senshu Bank.

(7)	Combination or split of preferred stock, and rights to receive an allocation of offered shares

Unless otherwise provided for by laws and regulations, The Senshu Bank shall not combine or split the preferred stock.

The Senshu Bank shall not grant The Senshu Bank Preferred Stock Shareholders rights to receive any allocation of (i) offered shares or (ii) offered stock acquisition rights.  The Senshu Bank shall not conduct a gratis allocation of shares or stock acquisition rights to The Senshu Bank Preferred Stock Shareholders.

(Note 2)	28,000 shares held in the name of JASDEC are included in the number of common stock set forth above in respect of “Shares with full voting rights (others)”.

In addition, 28 units of voting rights in respect of such shares held in the name of JASDEC are included in the “Number of Voting Rights” column.

The information set forth above is current as of March 31, 2009 and is subject to change before the date of incorporation of Senshu Ikeda Holdings.

b.	Treasury Shares

Because Senshu Ikeda Holdings will be established through the Share Transfer, Senshu Ikeda Holdings will not hold treasury shares as of October 1, 2009, the Effective Date of Share Transfer.

(7)	Stock Option Plan

N/A

2.	【Acquisition of Own Shares】

【Class of Shares 】

N/A

(1)	Status of Acquisition of Own Shares based on a Resolution of a General Meeting of Shareholders

N/A

(2)	Status of Acquisition of Own Shares based on a Resolution of a Meeting of the Board of Directors

N/A

(3)	Status of Acquisition of Own Shares not based on Resolutions of a General Meeting of Shareholders or a Meeting of the Board of Directors

N/A

(4)	Status of Disposition and Retention of Treasury Shares

N/A

3.	【Dividend Policy】

The dividend policy of Senshu Ikeda Holdings has not yet been determined.

The organizational bodies responsible for the determination of distributions of surplus by Senshu Ikeda Holdings shall be the general meeting of shareholders in respect of the year-end dividend and the Board of Directors in respect of the interim dividend.

Senshu Ikeda Holdings’ authority to pay interim dividends is set forth in its Articles of Incorporation, pursuant to Article 454, Paragraph 5 of the Company Law.

4.	【Share Price Information】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there is no share price information available for Senshu Ikeda Holdings.  Historical share prices of The Bank of Ikeda and The Senshu Bank, both of which will become wholly-owned subsidiaries of Senshu Ikeda Holdings, are as follows:

(1)	Highest/Lowest Share Price for the Most Recent 5 Fiscal Years

The Bank of Ikeda

Term		83rd Term	84th Term	85th Term	86th Term	87th Term
Fiscal Year End		March 2005	March 2006	March 2007	March 2008	March 2009
Share Price	High	5,620	7,150	6,120	5,770	4,600
(Japanese yen)	Low	5,030	5,240	5,170	2,485	2,300

(Note)	The highest and lowest prices above are as quoted on the first section of the Tokyo Stock Exchange.

The Senshu Bank

Term		85th Term	86th Term	87th Term	88th Term	89th Term
Fiscal Year End		March 2005	March 2006	March 2007	March 2008	March 2009
Share Price	High	318	580	430	325	244
(Japanese yen)	Low	233	260	284	210	150

(Note)	The highest and lowest prices above are as quoted on the first section of the Osaka Securities Exchange.

(2)	Highest/Lowest Monthly Share Price for the Most Recent 6 Months

The Bank of Ikeda

Month		Dec. 2008	Jan. 2009	Feb. 2009	Mar. 2009	Apr. 2009	May 2009
Share Price	High	4,550	4,450	4,270	4,600	4,400	4,070
(Japanese yen)	Low	3,820	3,700	3,600	3,640	3,600	3,720

(Note)	The highest and lowest prices above are as quoted on the first section of the Tokyo Stock Exchange.

The Senshu Bank

Month		Dec. 2008	Jan. 2009	Feb. 2009	Mar. 2009	Apr. 2009	May 2009
Share Price	High	199	209	210	213	213	265
(Japanese yen)	Low	162	181	178	178	195	201

(Note)	The highest and lowest prices above are as quoted on the first section of the Osaka Securities Exchange.

5.	【Directors, Auditors and Executive Officers Information】

Directors, Corporate Auditors and Executive Officers of Senshu Ikeda Holdings as of October 1, 2009 (scheduled) are as follows:

Title (Note 1)	Name	Date of Birth	Employment History		Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Representative Director and Chairman	Norimasa Yoshida	April 8, 1944	Apr. 1968	Joined Sanwa Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	(Note 3)	(1) Common stock: - (2) Common stock: 59,000 (3) Common stock: 59,000
			Jun. 1995	Director, General Manager of Operation and Branch Department
			Mar. 1998	Managing Director, General Manger of Operation and Branch Department
			Apr. 1998	Managing Director
			Jun. 1999	Senior Managing Director
			Apr. 2000	Director
			Apr. 2000	Advisor of The Senshu Bank
			Jun. 2000	Deputy President, Director, General Manager of Market Trading Headquarters
			Jun. 2001	President and Director (current)
Representative Director, President and CEO	Moritaka Hattori	May 5, 1943	Apr. 1966	Joined The Bank of Ikeda	(Note 3)	(1) Common stock: 3,600 (2) Common stock: - (3) Common stock: 66,600
			Mar. 1991	General Manager of Business Planning Division of Business Headquarters
			Jun. 1991	Director
			Nov. 1996	Managing Director
			Jan. 1998	Senior Managing Director
			Jan. 1999	Deputy President
			Jan. 2001	President
			Jun. 2003	President and Chief Executive Officer
			Nov. 2005	President and Chief Executive Officer, Head of Compliance Committee, in charge of the Protection of Personal Information (current)
Director	Shoichi Ogawa	May 16, 1945	Apr. 1968	Joined Bank of Japan	(Note 3)	(1) Common stock: 1,500 (2) Common stock: - (3) Common stock: 27,750
			May 1990	Senior Examiner
			Jun. 1995	Joined The Bank of Ikeda as Director
			Oct. 1995	Managing Director
			May 2000	Senior Managing Director
			Jun. 2003	Senior Managing Director and Senior Executive Officer
			Jun. 2005	Deputy President and Senior Executive Officer
			Apr. 2009	Deputy President and Senior Executive Officer, General Manager of General Affairs Headquarters, Head of Risk Management Group, Head of Operational Risk Management Committee (current)

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Director	Takashi Toyonaga	April 12, 1947	Apr. 1972	Joined Sanwa Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	(Note 3)	(1) Common stock: - (2) Common stock: 13,000 (3) Common stock: 13,000
			Oct. 1999	Branch Manager of Kawaramachi Branch, in charge of Corporate Sales Division
			Apr. 2000	Advisor of The Senshu Bank
			Jun. 2000	Managing Director
			Jun. 2001	Managing Director, General Manager of Market Trading Headquarters
			May 2003	Senior Managing Director and Senior Executive Officer, General Manager of Market Trading Headquarters
			May 2005	Senior Managing Director and Senior Executive Officer
			Jun. 2008	Deputy President, Director
			May 2009	Deputy President, Director, Management of Market Trading Headquarters (current)
Director	Noboru Komiya	December 8, 1944	Apr. 1967	Joined Industrial Bank of Japan, Limited	(Note 3)	(1) Common stock: 1,300 (2) Common stock: - (3) Common stock: 24,050
			Mar. 1993	Deputy General Manager of Project Engineering Department
			Apr. 1993	Joined The Bank of Ikeda
			Oct. 1993	General Manager of International Division
			Jun. 1994	Director
			Oct. 1995	Managing Director
			May 2000	Senior Managing Director
			Jun. 2003	Senior Managing Director and Senior Executive Officer
			Oct. 2007	Senior Managing Director and Senior Executive Officer, General Manager of Private Banking Division and Head of ALM Committee
Director	Kiyotsugu Ito	July 26, 1945	Apr. 1969	Joined The Senshu Bank	(Note 2)	(1) Common stock: - (2) Common stock: 32,469 (3) Common stock: 32,469
			Jun. 1997	Managing Director of Loan Management Division
			Jun. 1999	Director, General Manager of Human Resources Division
			Nov. 1999	Director, General Manager of Management Planning Division
			Apr. 2000	Director, General Manager of Human Resources Division
			Jun. 2000	Managing Director, General Manager of Human Resources Division
			Oct. 2000	Managing Director
			May 2003	Managing Director and Managing Executive Officer
			May 2005	Senior Managing Director and Senior Managing Executive Officer (current)

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Director	Kazuhiro Masao	November 19, 1947	Apr. 1971	Joined The Bank of Ikeda	(Note 3)	(1) Common stock: 1,823 (2) Common stock: - (3) Common stock: 33,725
			Feb. 1999	General Manger of CS Promotion Division
			Jun. 1999	Executive Officer
			Jun. 2000	Director
			Mar. 2004	Managing Director
			Jun. 2005	Senior Managing Director and Senior Executive Officer (current)
Director	Akihide Takigawa	December 23, 1949	Apr. 1973	Joined Sanwa Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	(Note 3)	(1) Common stock: - (2) Common stock: 12,000 (3) Common stock: 12,000
			Jan. 2002	General Manager of Credit Division No. 3 of UFJ Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
			Apr. 2003	Deputy General Manager of Sales Division of The Senshu Bank
			May 2003	Managing Executive Officer, Deputy General Manger of Sales Division
			May 2005	Managing Executive Officer, General Manger of Sales Division
			Jun. 2005	Managing Director and Managing Executive Officer, General Manager of Sales Division
			Feb. 2008	Managing Director and Managing Executive Officer, in charge of special assignment (current)
Director	Hirohisa Fujita	November 1, 1952	Apr. 1976	Joined The Bank of Ikeda	(Note 3)	(1) Common stock: 2,252 (2) Common stock: - (3) Common stock: 41,662
			May 1998	General Manager of System Division
			May 2000	Executive Officer
			Jun. 2003	Director
			Jun. 2005	Managing Director
			Apr. 2008	Managing Director, General Manager of Market Trading Headquarters and IC Card System Project Manager (current)

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Director	Kazuyuki Kataoka	May 19, 1952	Apr. 1976	Joined Sanwa Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	(Note 3)	(1) Common stock: - (2) Common stock: - (3) Common stock: -
			May 2004	(Attached to) General Manager of Corporate Division (Osaka)
			Sep. 2004	Executive Officer, Assistant to Head of Corporate Company, in charge of West Japan area
			Jun. 2005	Executive Office and Branch Manager of UFJ Central Lease Osaka Branch
			Jun. 2006	Managing Executive Officer and Branch Manger of UFJ Central Lease Osaka Branch
			Apr. 2007	Managing Executive Officer and Deputy Chief of West Japan Business Company of Mitsubishi UFJ Lease
			Apr. 2008	Managing Executive Officer, in charge of West Japan Business Company
			Apr. 2009	Managing Executive Officer, in charge of West Japan Business Company and General Manager of West Japan Operations Division
			Jun. 2009	Advisor of The Senshu Bank (current)
Director (outside) (Note 4)	Nobuo Kuroyanagi	December 18, 1941	Apr. 1965	Joined The Mitsubishi Bank (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	(Note 3)	(1) Common stock: - (2) Common stock: - (3) Common stock: -
			Jun. 1992	Director
			Apr. 1996	Director of The Bank of Tokyo- Mitsubishi (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
			Jun. 1996	Managing Director
			Jun. 2001	Managing Executive Officer
			Jun. 2002	Deputy President
			Jun. 2003	Director of The Tokyo-Mitsubishi Financial Group (currently Mitsubishi UFJ Financial Group, Inc.)
			Jun. 2004	Director and President of The Tokyo-Mitsubishi Financial Group President of The Bank of Tokyo-Mitsubishi (currently The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
			Oct. 2005	Director and President of Mitsubishi UFJ Financial Group (current)
			Jan. 2006	President of The Bank of Tokyo- Mitsubishi UFJ, Ltd.
			Apr. 2008	Director and Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (current)
(representative of other companies) Director and President of Mitsubishi UFJ Financial Group Director and Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Corporate Auditor	Katsutoshi Horii	June 25, 1944	Apr. 1967	Joined The Bank of Ikeda	(Note 5)	(1) Common stock: 2,035 (2) Common stock: - (3) Common stock: 37,647
			Mar. 1995	General Manager of Related Business Management Division
			Jun. 1995	Corporate Auditor
			Jun. 1997	Director
			Jun. 1998	Managing Director
			May 2000	Senior Managing Director
			Jun. 2003	Senior Managing Director and Senior Executive Officer
			Jun. 2004	Deputy President and Senior Executive Officer
			Jun. 2005	Corporate Auditor (current)
Corporate Auditor	Motoyasu Tsuji	September 25, 1949	Apr. 1973	Joined The Senshu Bank	(Note 5)	(1) Common stock: - (2) Common stock: 16,000 (3) Common stock: 16,000
			Oct. 2000	Kaizuka Block Controlling Branch Manager, and Kaizuka Branch Manager
			May 2003	Executive Officer, Head Office Block Controlling Manager, and General Manager of Sales Headquarter
			May 2005	Executive Officer, General Manager of Credit Division
			Jun. 2007	Executive Officer
			Jun. 2007	Auditor (current)
Corporate Auditor (Outside) (Note 6)	Toshiaki Imanaka	May 15, 1935	Apr. 1962	Registered as attorney-at-law (Osaka Bar Association)	(Note 5)	(1) Common stock: 100 (2) Common stock: - (3) Common stock: 1,850
			Apr. 1965	Opened Kansai Law & Patent Office
			Apr. 1976	Part-time professor of Osaka City University
			Apr. 1982	Deputy Chairman of Osaka Bar Association
			Jul. 1993	Board chairman of the Panel of judges for troubles on construction works in Osaka
			May 1998	Chairman of the board of Judicial System Inquiry in Japan Federation of Bar Associations
			Apr. 2000	Board chairman of the board of Ashiya building Inspection (current)
			Oct. 2002	Associated Research Fellow at the Konan University Research Institute for Advanced Legal Education and Training
			Jun. 2003	Corporate Auditor of The Bank of Ikeda (current)
			Apr. 2004	Outside Corporate Auditor of Daiichibo Co., Ltd.
			Apr. 2004	Professor of Konan University Law School
			Sep. 2007	Doctor of Juridical Science, Kansei University

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Corporate Auditor (Outside) (Note 6)	Toshiaki Sasaki	February 23, 1941	Apr. 1963	Joined Koki Mutual Bank	(Note 5)	(1) Common stock: - (2) Common stock: 99,000 (3) Common stock: 99,000
			May 1975	Joined Osaka Bank (currently The Kinki Osaka Bank)
			Jun. 1985	Member of the Board of Senshu Gakuen
			Oct. 1988	Deputy General Manager of Planning Division of Osaka Bank (currently The Kinki Osaka Bank)
			Oct. 1989	Deputy General Manager of Investigation Division
			Mar. 1990	Chief Manager of Head Office
			Jun. 1990	Auditor of The Senshu Bank
			Sep. 1990	Executive Director of Senshu Gakuen
			Aug. 1998	Chairman of Senshu Gakuen (current)
(representative of other companies) Chairman of Senshu Gakuen
Substitute Auditor	Kazumasa Kuboi	March 25, 1938	Apr. 1962	Registered as attorney-at-law (Osaka Bar Association)	(Note 5)	(1) Common stock: - (2) Common stock: - (3) Common stock: -
			Oct. 1976	Managing Partner of Kuboi & Partners Law Office (current)
			Apr. 1980	Deputy Chairman of Osaka Bar Association
			Jun. 1992	Member of Justice Ministry's Legislative Council, Civil Law Subcommittee
			Jul. 1996	Chairman of Ono Scholarship Foundation (current)
			Apr. 1998	Chairman of Osaka Bar Association
			Apr. 1998	Auditor (kanji) of Osaka Bar Association (current)
			Apr. 2000	President of Japan Federation of Bar Associations
			Jun. 2003	Chairman of Benseiren (nihon bengoshi seiji renmei)
			Jun. 2003	Auditor of Totori Bank (current)
			Apr. 2004	Special advisory professor of Kansai University school of law
			Jun. 2006	Substitute Auditor of The Senshu Bank (current)
(representative of other companies) Managing Partner of Kuboi & Partners Law Office Chairman of Ono Scholarship Foundation

Title (Note 1)	Name	Date of Birth	Employment History	Term of Office	(1) Number of Shares of The Bank of Ikeda Owned (2) Number of Shares of The Senshu Bank Owned (3) Number of Shares of Senshu Ikeda Holdings to be Allocated (Note 2)
Substitute Auditor	Taro Ohashi	August 31, 1939	Apr. 1962	Joined Keihanshin Kyuko Railway Co. (changed its trade name to Hankyu Corporation on April 1, 1973, Hankyu Holdings on April 1, 2005, and Hanshin Hankyu Holdings on October 1, 2006)	(Note 5)	(1) Common stock: 500 (2) Common stock: - (3) Common stock: 9,250
			Jun. 1990	Director
			Jun. 1992	Managing Director
			Jun. 1995	Senior Managing Director
			Jun. 1998	Representative Director, Senior Managing Director
			Jun. 1999	Representative Director and President
			May 2003	Auditor of Toho Co., Ltd. (current)
			Jun. 2003	Representative Director and Chairman of Hankyu Corporation
			Apr. 2004	Auditor of Tokyo Rakutenchi Co., Ltd.
Apr. 2005
Advisor of Hankyu Corporation (current)
* Hankyu Corporation conducted a corporate split on April 1, 2005 and all of its businesses including railroad operation business were transferred to Hankyu Corporation Spin-Off Preparation Inc. (which trade name was changed to Hankyu Corporation as of the same date) and changed its trade name to Hankyu Holdings.
* Hankyu Holdings changed its trade name to Hanshin Hankyu Holdings on October 1, 2006.

			Jun. 2006	Chairman of Senri International School (current)
			Apr. 2007	Director of Tokyo Rakutenchi Co., Ltd. (current)
			Jun. 2007	Corporate Auditor of The Bank of Ikeda (current)
(representative of other companies) Chairman of Senri International School
Total						(1) 13,110 shares (2) 231,469 shares (3) 474,004 shares

(Note 1)	Titles in the above list are those which have been decided as of the date of this Registration Statement.

(Note 2)
“Number of Shares of The Bank of Ikeda/The Senshu Bank Owned” in the above list has been presented based on the ownership status of shares of The Bank of Ikeda and The Senshu Bank as of March 31, 2009.  “Number of Shares of Senshu Ikeda Holdings to be Allocated” has been determined pursuant to such ownership status, and taking into consideration the Share Transfer Ratio at the time of the Share Transfer.  Therefore, the “Number of Shares of The Bank of Ikeda/The Senshu Bank Owned” and the “Number of Share of Senshu Ikeda Holdings to be Allocated” is subject to change until immediately prior to the date of incorporation of Senshu Ikeda Holdings.

(Note 3)
The terms of office of directors are from the date of incorporation of Senshu Ikeda Holdings on October 1, 2009 until the close of the ordinary general meeting of shareholders of Senshu Ikeda Holdings for the fiscal year ending March 31, 2010.

(Note 4)	Among directors, Nobuo Kuroyanagi is an outside director as defined in Article 2, Section 15 of the Company Law.

(Note 5)
The terms of office of corporate auditors are from the date of incorporation of Senshu Ikeda Holdings on October 1, 2009 until the close of the ordinary general meeting of shareholders of Senshu Ikeda Holdings for the fiscal year ending March 31, 2013.

(Note 6)	Among corporate auditors, Toshiaki Imanaka and Toshiaki Sasaki are outside corporate auditors as defined in Article 2, Section 16 of the Company Law.

6.	【Corporate Governance】

(1)	Corporate Governance

a.
In addition to general meetings of shareholders and directors, Senshu Ikeda Holdings shall establish or appoint a board of directors, corporate auditors, a board of corporate auditors and an accounting auditor.

b.
Toshiaki Imanaka, an outside corporate auditor of Senshu Ikeda Holdings, serves as an outside corporate auditor of The Bank of Ikeda, which will become a wholly-owned subsidiary of Senshu Ikeda Holdings through the Share Transfer.  Toshiaki Sasaki, an outside corporate auditor of Senshu Ikeda Holdings, serves as an outside auditor of The Senshu Bank, which will become a wholly-owned subsidiary of Senshu Ikeda Holdings through the Share Transfer.

However, no other interest, including a personnel relationship, capital relationship or transactional relationship, exists between the two outside corporate auditors and Senshu Ikeda Holdings. Furthermore, no interest, including a personnel relationship, capital relationship or transactional relationship, exists between Nobuo Kuroyanagi, an outside director, and Senshu Ikeda Holdings.

c.
Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, compensation for directors and corporate auditors shall be determined pursuant to the resolutions of the general meeting of shareholders; provided, however, that compensation for directors and corporate auditors of Senshu Ikeda Holdings during the period from the date of its incorporation until the close of the first ordinary general meeting of shareholders will be set forth in the Articles of Incorporation.  The relevant provisions in the Articles of Incorporation shall stipulate that the maximum amount of remuneration directors may receive shall be 30 million Japanese yen in the aggregate, and the maximum amount of remuneration corporate auditors may receive shall be 6 million Japanese yen in the aggregate.

d.
The Articles of Incorporation of Senshu Ikeda Holdings will state that the number of directors of Senshu Ikeda Holdings shall be no more than fifteen (15).  The Articles of Incorporation will also provide that a resolution to elect directors shall be made at a meeting at which the shareholders holding one-third (1/3) or more of the voting rights of the total voting rights are present, and shall be adopted by a majority of votes thereof.  Furthermore, the Articles of Incorporation stipulate that cumulative voting shall not be used with respect to resolutions to elect directors.  The terms of office of directors shall expire at the close of the ordinary general meeting of shareholders for the final business year ending within one year following a director's appointment.

e.
The Articles of Incorporation of Senshu Ikeda Holdings will state that the number of corporate auditors of Senshu Ikeda Holdings shall be no more than six (6).  The terms of office of corporate auditors shall expire at the close of the ordinary general meeting of shareholders for the final business year ending within four years following a corporate auditor's appointment.

f.	The accounting auditor of Senshu Ikeda Holdings is scheduled to be Ernst & Young ShinNihon LLC.

g.
The Articles of Incorporation of Senshu Ikeda Holdings will stipulate that, pursuant to the provisions of Article 427, Paragraph 1 of the Company Law, Senshu Ikeda Holdings may enter into agreements with its outside directors and outside corporate auditors limiting their liabilities in respect of damages incurred as a result of non-compliance of duties of such outside director or outside corporate auditor; provided, however, that the maximum amount of liability pursuant to such agreements shall be those amounts set forth in the relevant laws and regulations.  The objective of these provisions will be to ensure that outside directors and outside corporate auditors fully play their expected roles.

h.
The Articles of Incorporation of Senshu Ikeda Holdings will stipulate that ordinary resolutions shall be adopted at general meetings of shareholders by a majority of the votes cast by shareholders who are present and entitled to exercise their voting rights.

i.
The Articles of Incorporation of Senshu Ikeda Holdings will stipulate that special resolutions of the shareholders set forth in Article 309, Paragraph 2 of the Company Law shall be made at a meeting at which the shareholders holding one-third or more of the total voting rights of the shareholders who are entitled to exercise their voting rights are present, and shall be adopted by a majority constituting at least two-thirds (2/3) thereof.  The objective of this provision will be to smoothly operate general meetings of shareholders by reducing the quorum required for a special resolution to be adopted at the shareholders’ meeting.

j.
The Articles of Incorporation of Senshu Ikeda Holdings will stipulate that ordinary resolutions at a meeting of shareholders consisting of shareholders of a certain class of shares shall be adopted by a majority of the votes cast by shareholders who are present and entitled to exercise their voting rights.

k.	The Articles of Incorporation of Senshu Ikeda Holdings will stipulate that special resolutions at a meeting of shareholders consisting of shareholders of a certain class of shares, as set forth in Article 324, Paragraph 2 of the Company Law, shall be made at a meeting at which the shareholders holding one-third or more of the total voting rights of the shareholders who are entitled to exercise their voting rights are present, and shall be adopted by a majority constituting at least two-thirds (2/3) thereof. The objective of this provision will be to smoothly operate meetings of shareholders consisting of shareholders of a certain class of shares by reducing the quorum required for a special resolution to be adopted at such shareholders’ meeting.

l.
In order to facilitate flexible capital policies and execution, the Articles of Incorporation of Senshu Ikeda Holdings will stipulate that Senshu Ikeda Holdings may acquire its treasury stock by a resolution of a meeting of its Board of Directors based on the provisions in Article 165, Paragraph 2 of the Company Law.

m.
In order to facilitate the flexible return of profit to its shareholders, the Articles of Incorporation will stipulate that Senshu Ikeda Holdings shall, by a resolution of a meeting of the Board of Directors, be entitled to pay an interim dividend, pursuant to the provisions of Article 454, Paragraph 5 of the Company Law, with a record date of September 30 of each year.

n.	Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, matters other than those set forth above have not yet been determined.

(2)	Details of Remuneration of Corporate Auditors

The details of remuneration to be paid to corporate auditors of Senshu Ikeda Holdings have not yet been determined.

V.	Financial Condition

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, it has not completed a fiscal term and therefore, there is no information available with respect to financial condition.

VI.	Summary of Shareholder Services of Senshu Ikeda Holdings

Summary of shareholder services provided by Senshu Ikeda Holdings is as follows:

	Fiscal Year	From April 1 to March 31
	Ordinary General Meeting of Shareholders	Within 3 months from the day following the final day of the fiscal year
	Record Dates	March 31
	Record Date for Dividends	September 30, March 31
	Number of Shares Constituting One Unit	100 shares
Purchase / Additional Purchase of Shares Constituting Less Than a Whole Unit	Handling Office	(Special Account) Osaka Corporate Agency division of Mitsubishi UFJ Trust and Banking Corporation 1-1-5, Dojimahama, Kita-ku, Osaka
	Shareholders’ Registry Administrator	(Special Account) Mitsubishi UFJ Trust and Banking Corporation 1-4-5, Marunouchi, Chiyoda-ku, Tokyo
	Liaison Offices	-
	Fee for Purchase / Additional Purchase	Not yet determined
Method of Public Notice
Senshu Ikeda Holdings will make its public notices electronically; provided, however, that it will provide notice in the Sankei Shimbun in the event that it is unable to use the electronic method due to an accident or other compelling reasons.
URL for public notice: Not yet determined

	Special Benefits to Shareholders	Not yet determined

(Note 1)
As set forth above in “1. Newly-Issued Shares” of “I. Offering Conditions” of “Part I. Securities Information”, Senshu Ikeda Holdings will apply to list its common stock on the Tokyo Stock Exchange and the Osaka Securities Exchange.  Senshu Ikeda Holdings’ common stock is scheduled to be listed on the respective first sections of the Tokyo Stock Exchange and the Osaka Securities Exchange from October 1, 2009.

(Note 2)	Shareholders of Senshu Ikeda Holdings may not exercise any rights with respect to shares constituting less than one unit, other than the following:

(i)	those rights stipulated in each item of Article 189, Paragraph 2 of the Company Law;

(ii)	the right to make a request pursuant to Article 166, Paragraph 1 of the Company Law;

(iii)	the right to receive an allocation of offered shares and offered stock acquisition rights; and

(iv)
the right to request that Senshu Ikeda Holdings sell to such shareholder the number of shares that will constitute one unit of shares when added to the number of shares constituting less than one unit of shares already held by such shareholder.

VII.	Reference Information of Senshu Ikeda Holdings

1.	【Information on Parent Company, etc. of Senshu Ikeda Holdings】

Senshu Ikeda Holdings does not have a parent company, as defined in Article 24-7, Paragraph 1 of the Financial Instruments and Exchange Law.

2.	【Other Reference Information】

N/A

Part IV.	Special Information

I.	Recent Financial Statements of Senshu Ikeda Holdings and its Linked Subsidiaries

1.	【Balance Sheet】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, it has not completed a fiscal term and, therefore, there is no information available with respect to balance sheets.

2.	【Statement of Income】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, it has not completed a fiscal term and, therefore, there is no information available with respect to statement of income.

3.	【Statement of Changes in Net Assets】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, it has not completed a fiscal term and, therefore, there is no information available with respect to statement of changes in net assets.

4.	【Statement of Cash Flows】

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, it has not completed a fiscal term and, therefore, there is no information available with respect to statement of cash flows.

Part V.  Information on Companies Subject to Organizational Restructuring

I.	Companies which are subject to Organizational Restructuring and Ongoing Disclosure Requirements

(1)	Documents submitted by the companies subject to organizational restructuring

a.	Annual Securities Report (Yukashoken houkokusho) and Exhibits

The Bank of Ikeda

86th Term (from April 1, 2007 to March 31, 2008) as filed with the Kanto Local Finance Bureau on June 30, 2008.

The Senshu Bank

88th Term (from April 1, 2007 to March 31, 2008) as filed with the Kanto Local Finance Bureau on June 30, 2008.

b.	Quarterly Securities Report (Shihanki houkokusho) or Semi-annual Securities Report (hanki houkokusho)

The Bank of Ikeda

First quarter of the 87th Term (from April 1, 2008 to June 30, 2008) as filed with the Kanto Local Finance Bureau on August 13, 2008.

Second quarter of the 87th Term (from July 1, 2008 to September 30, 2008) as filed with the Kanto Local Finance Bureau on November 28, 2008.

Third quarter of the 87th Term (from October 1, 2008 to December 31, 2008) as filed with the Kanto Local Finance Bureau on February 10, 2009.

The Senshu Bank

First quarter of the 89th Term (from April 1, 2008 to June 30, 2008) as filed with the Kanto Local Finance Bureau on August 14, 2008.

Second quarter of the 89th Term (from July 1, 2008 to September 30, 2008) as filed with the Kanto Local Finance Bureau on November 28, 2008.

Third quarter of the 89th Term (from October 1, 2008 to December 31, 2008) as filed with the Kanto Local Finance Bureau on February 13, 2009.

c.	Extraordinary Report (Rinji houkokusho)

The Bank of Ikeda

After the filing of the Annual Securities Report in “a.” above and prior to the date of submission of this Registration Statement (June 10, 2009), The Bank of Ikeda filed the following:

(i)
an Extraordinary Report to the Kanto Local Finance Bureau on February 2, 2009, pursuant to Article 24-5, Paragraph 4 of the Financial Instruments Firms and Article 19, Paragraph 1 and Article 19, Paragraph 2, Section 2 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.;

(ii)	an Extraordinary Report to the Kanto Local Finance Bureau on May 15, 2009, pursuant to Article 24-5, Paragraph 4 of the Financial Instruments Firms and Article 19, Paragraph 2, Section 4 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.; and

(iii)	an Extraordinary Report to the Kanto Local Finance Bureau on May 25, 2009, pursuant to Article 24-5, Paragraph 4 of the Financial Instruments Firms and Article 19, Section 2, Section 6-3 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.

The Senshu Bank

After the filing of the Annual Securities Report in “a.” above and prior to the date of submission of this Registration Statement (June 10, 2009), The Senshu Bank filed an Extraordinary Report with the Kanto Local Finance Bureau on May 25, 2009, pursuant to Article 19, Paragraph 2, Section 6-3 of the Cabinet Office Ordinance on Disclosure of Corporate Information, etc.

d.	Amendment Report (Teisei houkokusho)

The Bank of Ikeda

An Amendment Report (an amendment report pertaining to the Extraordinary Report in “c. (i)” above) to the Kanto Local Finance Bureau on February 12, 2009.

An Amendment Report (an amendment report pertaining to the Extraordinary Report in “c. (i)” above) to the Kanto Local Finance Bureau on March 16, 2009.

An Amendment Report (an amendment report pertaining to the Extraordinary Report in “c. (i)” above) to the Kanto Local Finance Bureau on March 27, 2009.

The Senshu Bank

N/A

(2)	Location at which a copy of the above documents are available to the public

The Bank of Ikeda

The Bank of Ikeda, Ltd.  (Head Office)
(2-1-11, Jonan, Ikeda, Osaka)

The Bank of Ikeda, Ltd. (Tokyo Branch)
2-2-1, Marunouchi, Chiyoda-ku, Tokyo

The Bank of Ikeda, Ltd. (Kobe Branch)
71, Kyomachi, Chuo-ku, Kobe

Tokyo Stock Exchange Group, Inc.
(2-1, Kabutocho, Nihonbashi, Chuo-ku, Tokyo)

Osaka Securities Exchange Co., Ltd.
(1-8-16, Kitahama, Chuo-ku, Osaka)

(Note)
Although the Tokyo Branch of The Bank of Ikeda is not a location at which a copy of the relevant documents are available for the purposes of the Financial Instruments Firms, documents have been made available at such branch for the convenience of shareholders.

The Senshu Bank

The Senshu Bank, Ltd.
(26-15, Miyamoto-cho, Kishiwada, Osaka)

The Senshu Bank, Ltd. (Tokyo Branch)
1-8-5, Kajicho, Chiyoda-ku, Tokyo

The Senshu Bank, Ltd. (Wakayama Branch)
5-1-3, Misonocho, Wakayama

Osaka Securities Exchange Co., Ltd.
(1-8-16, Kitahama, Chuo-ku, Osaka)

(Note)
Although the Tokyo and Wakayama Branches of The Senshu Bank are not locations at which a copy of the relevant documents are available for the purposes of the Financial Instruments Firms, documents have been made available at such branches for the convenience of shareholders.

Part VI.	Stock Information

I.	Transfer of Shares, etc. by Specially Interested Parties

N/A

II.	Summary of Third Party Allocation of New Shares, etc.

1.	Issuance of Shares, etc. by Third Party Allocation of New Shares, etc.

N/A

2.	Information on Acquirers

N/A

3.	Status of Transfer of Shares, etc. of Acquirers

N/A

III.	Shareholder Information

Because Senshu Ikeda Holdings has not been established as of the date of this Registration Statement, there are no shareholders.  Shareholder information as of the end of March 31, 2009 of The Bank of Ikeda and The Senshu Bank, which are both to become wholly-owned subsidiaries of Senshu Ikeda Holdings is as follows:

The Bank of Ikeda

a.	Number of shares held:

(as of March 31, 2009)
Name	Address	Number of Shares Owned (thousands)	Percentage of Outstanding Shares
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	6,889	18.04
Japan Trustee Services Bank, Ltd.	1-8-11, Harumi, Chuo-ku, Tokyo	1,918	5.02
OC FINANCE CORPORATION	2-15-2, Konan, Minato-ku, Tokyo	1,750	4.58
Daikin Industries, Ltd.	Umeda Center Building, 2-4-12, Nakazaki-Nishi, Kita-ku, Osaka	1,731	4.53
Hankyu Hanshin Holdings, Inc.	1-1, Sakaemachi, Ikeda, Osaka	1,145	3.00
ITAMI SANGYO CO., LTD.	5-5-10, Chuo, Itami, Hyogo	964	2.52
Mizuho Corporate Bank, Ltd.	1-3-3, Marunouchi, Chiyoda-ku, Tokyo	910	2.38
Obayashi Corporation	4-33, Kitahama-Higashi, Chuo-ku, Osaka	789	2.06
ROHTO Pharmaceutical Co., Ltd.	1-8-1, Tatsumi Nishi, Ikuno-ku, Osaka	719	1.88
The Master Trust Bank of Japan, Ltd.	2-11-3, Hamamatsucho, Minato-ku, Tokyo	673	1.76
Total	―	17,494	45.82

(Note 1)	The 1,918 thousand shares held by Japan Trustee Services Bank, Ltd. are held as part of its trust services.

Of such shares:
(i)
79 thousand shares are trust assets of a retirement benefits trust for Daiken Corporation, which is managed by Japan Trustee Services Bank, Ltd.  Daiken Corporation retains the right to direct the exercise of the voting rights in respect of such shares.

(ii)
25 thousand shares are trust assets of a retirement benefits trust for The Fuji Fire and Marine Insurance Company, Limited, which is managed by Japan Trustee Services Bank, Ltd.  The Fuji Fire and Marine Insurance Company, Limited retains the right to direct the exercise of the voting rights in respect of such shares.

(iii)
15 thousand shares are trust assets of a retirement benefits trust for Tosoh Corporation, which is managed by Japan Trustee Services Bank, Ltd.  Tosoh Corporation retains the right to direct the exercise of the voting rights in respect of such shares.

(Note 2)	The 673 thousand shares held by The Master Trust Bank of Japan, Ltd. are held as part of its trust services.

Of such shares, 453 thousand shares are trust assets of a retirement benefits trust for Nissay Dowa General Insurance Co., Ltd., which is managed by The Master Trust Bank of Japan, Ltd.  Nissay Dowa General Insurance Co., Ltd. retains the right to direct the exercise of the voting rights in respect of such shares.

b.	Number of voting rights held:

(as of March 31, 2009)
Name	Address	Number of Voting Rights Owned	Percentage of Total Voting Rights
Japan Trustee Services Bank, Ltd.	1-8-11, Harumi, Chuo-ku, Tokyo	19,189	7.43
Mizuho Corporate Bank, Ltd.	1-3-3, Marunouchi, Chiyoda-ku, Tokyo	9,108	3.52
Hankyu Hanshin Holdings, Inc.	1-1, Sakaemachi, Ikeda, Osaka	8,956	3.46
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	8,897	3.44
Obayashi Corporation	4-33, Kitahama-Higashi, Chuo-ku, Osaka	7,899	3.05
The Master Trust Bank of Japan, Ltd.	2-11-3, Hamamatsucho, Minato-ku, Tokyo	6,736	2.60
Tokio Marine & Nichido Fire Insurance Co., Ltd.	1-2-1, Marunouchi, Chiyoda-ku, Tokyo	5,391	2.08
Daikin Industries, Ltd.	Umeda Center Building, 2-4-12, Nakazaki-Nishi, Kita-ku, Osaka	4,816	1.86
ITAMI SANGYO CO., LTD.	5-5-10, Chuo, Itami, Hyogo	4,648	1.80
Shinko Securities Co., Ltd.	2-4-1, Yaesu, Chuo-ku, Tokyo	3,796	1.47
Total	―	79,436	30.76

(Note 1)	The 19,189 voting rights held by Japan Trustee Services Bank, Ltd. are in respect of shares held as part of its trust services.
Of such voting rights:
(i)
797 voting rights are trust assets of a retirement benefits trust for Daiken Corporation, which is managed by Japan Trustee Services Bank, Ltd.  Daiken Corporation retains the right to direct the exercise of such voting rights.

(ii)	250 voting rights are trust assets of a retirement benefits trust for The Fuji Fire and Marine Insurance Company, Limited, which is managed by Japan Trustee Services Bank,

Ltd.  The Fuji Fire and Marine Insurance Company, Limited retains the right to direct the exercise of such voting rights.

(iii)
154 voting rights are trust assets of a retirement benefits trust for Tosoh Corporation, which is managed by Japan Trustee Services Bank, Ltd.  Tosoh Corporation retains the right to direct the exercise of such voting rights.

(Note 2)	The 6,736 voting rights held by The Master Trust Bank of Japan, Ltd. are held as part of its trust services.

Of such voting rights, 4,535 voting rights are trust assets of a retirement benefits trust for Nissay Dowa General Insurance Co., Ltd., which is managed by The Master Trust Bank of Japan, Ltd.  Nissay Dowa General Insurance Co., Ltd. retains the right to direct the exercise of such voting rights.

(Note 3)	Shinko Securities Co., Ltd. merged with Mizuho Securities Co., Ltd. on May 7, 2009. The name of the company formed through such merger is Mizuho Securities Co., Ltd.

The Senshu Bank

a.	Number of shares held:

(as of March 31, 2009)
Name	Address	Number of Shares Owned (thousands)	Percentage of Outstanding Shares
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	314,817	67.25
NIPPONKOA Insurance Co., Ltd.	3-7-3, Kasumigaseki, Chiyoda-ku, Tokyo	9,284	1.98
The Senshu Bank Employee Accumulation Stock Plan (Senshu Ginkou Shokuin Mochikabukai)	26-15, Miyamoto-cho, Kishiwada, Osaka	5,912	1.26
Mizuho Corporate Bank, Ltd.	1-3-3, Marunouchi, Chiyoda-ku, Tokyo	4,827	1.03
(Standing proxy: Trust & Custody Services Bank, Ltd.)	(1-8-12, Harumi, Chuo-ku, Tokyo)
Nankai Electric Railway Co., Ltd.	5-1-60, Namba, Chuo-ku, Osaka	4,351	0.92
Japan Trustee Services Bank, Ltd. (Trust account 4)	1-8-11, Harumi, Chuo-ku, Tokyo	4,087	0.87
Tokio Marine & Nichido Fire Insurance Co., Ltd.	1-2-1, Marunouchi, Chiyoda-ku, Tokyo	4,086	0.87
Sanshin Co., Ltd.	1-6-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo	3,993	0.85
Nippon Life Insurance Company	1-6-6, Marunouchi, Chiyoda-ku, Tokyo	3,891	0.83
Japan Asia Investment Co., Ltd.	2-13-5, Nagatacho, Chiyoda-ku, Tokyo	3,045	0.65
Total	―	358,296	76.54

b.	Number of voting rights held:

(as of March 31, 2009)
Name	Address	Number of Voting Rights Owned	Percentage of Total Voting Rights
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	309,817	67.50
NIPPONKOA Insurance Co., Ltd.	3-7-3, Kasumigaseki, Chiyoda-ku, Tokyo	9,284	2.02
The Senshu Bank Employee Accumulation Stock Plan (Senshu Ginkou Shokuin Mochikabukai)	26-15, Miyamoto-cho, Kishiwada, Osaka	5,912	1.28
Mizuho Corporate Bank, Ltd.	1-3-3, Marunouchi, Chiyoda-ku, Tokyo	4,827	1.05
(Standing proxy: Trust & Custody Services Bank, Ltd.)	(1-8-12, Harumi, Chuo-ku, Tokyo)
Nankai Electric Railway Co., Ltd.	5-1-60, Namba, Chuo-ku, Osaka	4,351	0.94
Japan Trustee Services Bank, Ltd. (Trust account 4)	1-8-11, Harumi, Chuo-ku, Tokyo	4,087	0.89
Tokio Marine & Nichido Fire Insurance Co., Ltd.	1-2-1, Marunouchi, Chiyoda-ku, Tokyo	4,086	0.89
Sanshin Co., Ltd.	1-6-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo	3,993	0.86
Nippon Life Insurance Company	1-6-6, Marunouchi, Chiyoda-ku, Tokyo	3,891	0.84
Japan Asia Investment Co., Ltd.	2-13-5, Nagatacho, Chiyoda-ku, Tokyo	3,045	0.66
Total	―	353,293	76.97

Because Senshu Ikeda Holdings will be established on October 1, 2009 pursuant to share transfer procedures set forth in the Company Law, it has not completed a fiscal term as of the date of this Registration Statement and, therefore, has not received any auditor’s reports.

(End of Securities Registration Statement)